Exhibit 4.1

REALOGY GROUP LLC,
REALOGY CO-ISSUER CORP.,
THE GUARANTOR PARTIES HERETO

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

INDENTURE

Dated as of June 2, 2021

0.25% Exchangeable Senior Notes due 2026

TABLE OF CONTENTS
Page

Article 1. Definitions; Rules of Construction	1
Section 1.01. Definitions.	1
Section 1.02. Other Definitions.	15
Section 1.03. Rules of Construction.	17
Article 2. The Notes	17
Section 2.01. Form, Dating and Denominations.	17
Section 2.02. Execution, Authentication and Delivery.	17
Section 2.03. Initial Notes and Additional Notes.	19
Section 2.04. Method of Payment.	19
Section 2.05. Accrual of Interest; Defaulted Amounts; When Payment Date is Not a Business Day.	20
Section 2.06. Registrar, Paying Agent and Exchange Agent.	21
Section 2.07. Paying Agent and Exchange Agent to Hold Property in Trust.	21
Section 2.08. Holder Lists.	22
Section 2.09. Legends.	22
Section 2.10. Transfers and Exchanges; Certain Transfer Restrictions.	23
Section 2.11. Exchange and Cancellation of Notes to Be Exchanged or to Be Repurchased Pursuant to a Repurchase Upon Fundamental Change or Redemption.	28
Section 2.12. Removal of Transfer Restrictions.	29
Section 2.13. Replacement Notes.	29
Section 2.14. Registered Holders; Certain Rights with Respect to Global Notes.	30
Section 2.15. Cancellation.	30
Section 2.16. Notes Held by the Company or its Affiliates.	29
Section 2.17. Temporary Notes.	30
Section 2.18. Outstanding Notes.	30
Section 2.19. Repurchases by the Company.	31
Section 2.20. CUSIP and ISIN Numbers.	32
Article 3. Covenants	32
Section 3.01. Payment on Notes.	32
Section 3.02. Exchange Act Reports.	32
Section 3.03. Rule 144A Information.	33
Section 3.04. Additional Interest.	33
Section 3.05. Compliance and Default Certificates.	34
Section 3.06. Stay, Extension and Usury Laws.	34
Section 3.07. Acquisition of Notes by the Company and its Affiliates.	35
Article 4. Repurchase and Redemption	35
Section 4.01. No Sinking Fund.	35

Section 12.16. Withholding Taxes.	103
Section 12.17. Foreign Account Tax Compliance Act (FATCA)	103
Exhibits
Exhibit A: Form of Note    A-1
Exhibit B-1: Form of Restricted Note Legend    B1-1
Exhibit B-2: Form of Global Note Legend    B2-1
Exhibit B-3: Form of Affiliate Resale Legend    B3-1

    INDENTURE, dated as of June 2, 2021, among Realogy Group LLC, a Delaware limited liability company, as issuer (the “Company”), Realogy Co-Issuer Corp., a Florida corporation, as co-issuer (the “Co-Issuer”), the Guarantor parties signatory hereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

    Each party to this Indenture agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined below) of the Issuers’ 0.25% Exchangeable Senior Notes due 2026 (the “Notes”).

Article 1.DEFINITIONS; RULES OF CONSTRUCTION
Section 1.01. Definitions.
    “Additional Interest” means any interest that accrues on any Note pursuant to Section 3.04.

    “Affiliate” has the meaning set forth in Rule 144.

    “Affiliate Resale Legend” means a legend substantially in the form set forth in Exhibit B-3.

    “Apple Ridge Documents” means the Purchase Agreement, dated as of April 25, 2000, as amended, by and between Cartus Corporation and Cartus Financial Corporation (the “Apple Ridge Purchase Agreement”), the Receivables Purchase Agreement, dated as of April 25, 2000, as amended, by and between Cartus Financial Corporation and Apple Ridge Services Corporation (the “Receivables Purchase Agreement”), the Master Indenture, dated as of April 25, 2000, as amended, by and between Apple Ridge Funding LLC and U.S. Bank National Association, the Transfer and Servicing Agreement, dated as of April 25, 2000, as amended, by and among Apple Ridge Services Corporation, Cartus Corporation, Cartus Financial Corporation, Apple Ridge Funding LLC and U.S. Bank National Association (the “Transfer and Servicing Agreement”), the Performance Guaranty, dated as of May 12, 2006, as amended, by Realogy Corporation in favor of Apple Ridge Funding, LLC and Cartus Financial Corporation, the Eighth Omnibus Amendment, dated as of September 11, 2013, by and among Cartus Corporation, Cartus Financial Corporation, Apple Ridge Services Corporation, Apple Ridge Funding LLC, Realogy Corporation, U.S. Bank National Association, Crédit Agricole Corporate and Investment Bank and the other managing agents party thereto, the Ninth Omnibus Amendment, dated as of June 11, 2015, by and among Cartus Corporation, Cartus Financial Corporation, Apple Ridge Services Corporation, Apple Ridge Funding LLC, the Issuer, U.S. Bank National Association, Crédit Agricole Corporate and Investment Bank and the other managing agents party thereto, the Tenth Omnibus Amendment, dated as of June 9, 2017, by and among Cartus Corporation, Cartus Financial Corporation, Apple Ridge Services Corporation, Apple Ridge Funding LLC, the Issuer, U.S. Bank National Association, Crédit Agricole Corporate and Investment Bank and the other managing agents party thereto, the Eleventh Omnibus Amendment, dated as of June 8, 2018, by and among Cartus Corporation, Cartus Financial Corporation, Apple Ridge Services Corporation, Apple Ridge Funding LLC, the Issuer, U.S. Bank National Association, Crédit Agricole Corporate and

Investment Bank and the other managing agents party thereto, the Twelfth Omnibus Amendment, dated as of June 7, 2019, by and among Cartus Corporation, Cartus Financial Corporation, Apple Ridge Services Corporation, Apple Ridge Funding LLC, the Issuer, U.S. Bank National Association, Crédit Agricole Corporate and Investment Bank and the other managing agents party thereto, the Thirteenth Omnibus Amendment, dated as of December 6, 2019, by and among Cartus Corporation, Cartus Financial Corporation, Apple Ridge Services Corporation, Apple Ridge Funding LLC, the Issuer, U.S. Bank National Association, Crédit Agricole Corporate and Investment Bank and the other managing agents party thereto, the Fourteenth Omnibus Amendment and Payoff and Reallocation Agreement, dated as of June 4, 2020, by and among Cartus Corporation, Cartus Financial Corporation, Apple Ridge Services Corporation, Apple Ridge Funding LLC, the Issuer, U.S. Bank National Association, Crédit Agricole Corporate and Investment Bank and the other managing agents party thereto, the Fifteenth Omnibus Amendment, dated as of August 5, 2020, by and among Cartus Corporation, Cartus Financial Corporation, Apple Ridge Services Corporation, Apple Ridge Funding LLC, the Issuer, U.S. Bank National Association, Crédit Agricole Corporate and Investment Bank and the other managing agents party thereto, the Note Purchase Agreement, dated as of December 14, 2011, as amended, by and among Apple Ridge Funding LLC, Cartus Corporation, the purchasers and the managing agents from time to time parties thereto, and Crédit Agricole Corporate and Investment Bank, the Series 2011-1 Indenture Supplement, dated as of December 16, 2011, by and between Apple Ridge Funding LLC and U.S. Bank National Association, the Instrument of Resignation, Appointment and Acceptance, dated as of December 16, 2011, by and among The Bank of New York Mellon, as resigning indenture trustee, paying agent, authentication agent, and transfer agent and registrar, U.S. Bank National Association, as replacement indenture trustee, paying agent, authentication agent, and transfer agent and registrar, Cartus Corporation, Cartus Financial Corporation and Apple Ridge Service Corporation, and each other agreement or other document contemplated by or entered into in connection with and/or in replacement of the foregoing, each as amended, restated, refinanced, modified or supplemented on or prior to the Issue Date.

“Authorized Denomination” means, with respect to a Note, a minimum principal amount thereof equal to $1,000 or a principal amount that is any integral multiple of $1,000 in excess thereof.

    “Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state or non-U.S. law for the relief of debtors.

    “Bid Solicitation Agent” means the Person who is required to obtain bids for the Trading Price in accordance with Section 5.01(C)(i)(2) and the definition of “Trading Price.” The initial Bid Solicitation Agent on the Issue Date will be the Company; provided, however, that the Company may appoint any other Person (including any of the Company’s Subsidiaries) to be the Bid Solicitation Agent at any time after the Issue Date without prior notice to Holders.

    “Board of Directors” means the board of directors of the Company or the Parent Guarantor, as the context requires, or a committee of such board duly authorized to act on behalf of such board.

    “Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

    “Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into or exchangeable for such equity.

    “Close of Business” means 5:00 p.m., New York City time.

    “Co-Issuer” means the Person named as such in the first paragraph of this Indenture and, subject to Article 6, its successors and assigns.

“Common Stock” means the Common Stock, $0.01 par value per share, of the Parent Guarantor, subject to Section 5.09.

    “Company” means the Person named as such in the first paragraph of this Indenture and, subject to Article 6, its successors and assigns.

    “Company Order” means a written request or order signed on behalf of the Company by one (1) of its Officers and delivered to the Trustee.

    “Corporate Trust Office” means the designated office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 500 Ross Street, 12th Floor, Pittsburgh, Pennsylvania 15262, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

    “Covered Debt Securities” means (A) the Existing Senior Notes; and (B) any unsecured indebtedness for borrowed money of the Company in the form of notes or convertible or exchangeable notes (other than the Notes).

    “Daily Exchange Value” means, with respect to any VWAP Trading Day, one-thirtieth (1/30th) of the product of (A) the Exchange Rate on such VWAP Trading Day; and (B) the Daily VWAP per share of Common Stock on such VWAP Trading Day.

    “Daily Measurement Value” means $1,000 divided by thirty (30).

“Daily Net Settlement Amount” means, for each of the thirty (30) consecutive VWAP Trading Days during the relevant Observation Period:

(i) if the Company has elected (or is deemed to have elected) a Cash Percentage of 0%, a number of shares of Common Stock equal to (i) the difference between the Daily Exchange Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such VWAP Trading Day;

(ii) if the Company elects a Cash Percentage of 100%, cash in an amount equal to the difference between the Daily Exchange Value and the Daily Measurement Value; or

(iii) if the Company elects a Cash Percentage of less than 100%, (i) cash equal to the product of (x) the difference between the Daily Exchange Value and the Daily Measurement Value and (y) the Cash Percentage, plus (ii) a number of shares of Common Stock equal to the product of (x) (A) the difference between the Daily Exchange Value and the Daily Measurement Value, divided by (B) the Daily VWAP for such VWAP Trading Day and (y) 100% minus the Cash Percentage.

    “Daily Settlement Amount,” for each of the thirty (30) consecutive VWAP Trading Days during the relevant Observation Period, shall consist of:

    (i) cash equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Exchange Value on such VWAP Trading Day; and

    (ii) if the Daily Exchange Value on such VWAP Trading Day exceeds the Daily Measurement Value, the Daily Net Settlement Amount.

    “Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “RLGY <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

    “Default” means any event that is (or, after notice, passage of time or both, would be) an Event of Default.

    “Depositary” means The Depository Trust Company or its successor.

    “Depositary Participant” means any member of, or participant in, the Depositary.

    “Depositary Procedures” means, with respect to any Exchange, transfer, exchange or other transaction involving a Global Note or any beneficial interest therein, the rules and procedures of the Depositary applicable to such Exchange, transfer, exchange or transaction.

    “Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.
    “Exchange” means, with respect to any Note, the exchange of such note pursuant to Article 5, into Exchange Consideration. The terms “Exchanged” and “Exchangeable” have meanings correlative to the foregoing.

    “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

    “Exchange Date” means, with respect to a Note, the first Business Day on which the requirements set forth in Section 5.02(A) to Exchange such Note are satisfied.

    “Exchange Price” means, as of any time, an amount equal to (A) one thousand dollars ($1,000) divided by (B) the Exchange Rate in effect at such time.

    “Exchange Rate” initially means 40.8397 shares of Common Stock per $1,000 principal amount of Notes; provided, however, that the Exchange Rate is subject to adjustment pursuant to Article 5; provided, further, that whenever this Indenture refers to the Exchange Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Exchange Rate immediately after the Close of Business on such date.

“Exchange Share” means any share of Common Stock issued or issuable upon Exchange of any Note.

    “Exempted Fundamental Change” means any Fundamental Change with respect to which, in accordance with Section 4.02(I), the Company does not offer to repurchase any Notes.

“Existing Senior Notes” means the Company’s 7.625% Senior Secured Second Lien Notes due 2025, 4.875% Notes due 2023 (the “4.875% Notes”), the 9.375% Senior Notes due 2027 (the “9.375% Notes”) and the 5.750% Senior Notes due 2029 (the “5.750% Notes”) outstanding as of the Issue Date.
“Existing Senior Unsecured Notes Indentures” means, collectively, the indentures governing the 4.875% Notes, the 9.375% Notes and the 5.750% Notes.
    “Free Trade Date” means, with respect to any Note, the date that is one (1) year after the Last Original Issue Date of such Note.

    “Fundamental Change” means any of the following events:
(A)    a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) (other than (i) the Company; (ii) any Guarantor; (iii) any of the Company’s or any Guarantor’s respective Wholly Owned Subsidiaries; or (ii) any employee benefit plans of the Company, any Guarantor or any of the Company’s or any Guarantor’s respective Wholly Owned Subsidiaries) files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of the Common Stock representing more than fifty percent (50%) of the voting power of all of the Company’s Common Stock;

(B)    the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Parent Guarantor and its Subsidiaries, taken as a whole, to any Person, other than solely to one or more of the Parent Guarantor’s Wholly Owned Subsidiaries; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of the Parent Guarantor pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Parent Guarantor’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (B);

(C)    the Parent Guarantor’s stockholders approve any plan or proposal for the liquidation or dissolution of the Parent Guarantor; or

(D)    the Common Stock ceases to be listed on any of The New York Stock Exchange, The Nasdaq Capital Market, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors);

provided, however, that a transaction or event described in clause (A) or (B) above will not constitute a Fundamental Change if at least ninety percent (90%) of the consideration received or to be received by the holders of Common Stock (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event, consists of shares of common stock or other corporate common equity interests listed (or depositary receipts representing shares of common stock or other corporate common equity interests, which depositary receipts are listed) on any of The New York Stock Exchange, The Nasdaq Capital Market, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a Common Stock Change Event whose Reference Property consists of such consideration.

    For the avoidance of doubt, references in this definition to the Parent Guarantor, the Common Stock and the Parent Guarantor’s “common equity” will be subject to (x) Section 9.04, (y) Section 9.07 and (z) Section 5.09(A)(1)(III).

    For the purposes of this definition, (x) any transaction or event described in both clause (A) and in clause (B)(i) or (ii) above (without regard to the proviso in clause (B)) will be deemed to occur solely pursuant to clause (B) above (subject to such proviso); and (y) whether a Person is a “beneficial owner,” whether shares are “beneficially owned,” and percentage beneficial ownership, will be determined in accordance with Rule 13d-3 under the Exchange Act.

    “Fundamental Change Repurchase Date” means the date fixed for the repurchase of any Notes by the Company pursuant to a Repurchase Upon Fundamental Change.

    “Fundamental Change Repurchase Notice” means a notice (including a notice substantially in the form of the “Fundamental Change Repurchase Notice” set forth in Exhibit A) containing the information, or otherwise complying with the requirements, set forth in Section 4.02(F)(i) and Section 4.02(F)(ii).

    “Fundamental Change Repurchase Price” means the cash price payable by the Company to repurchase any Note upon its Repurchase Upon Fundamental Change, calculated pursuant to Section 4.02(D).

    “Global Note” means a Note that is represented by a certificate substantially in the form set forth in Exhibit A, registered in the name of the Depositary or its nominee, duly executed by the Issuers and authenticated by the Trustee, and deposited with the Trustee, as custodian for the Depositary.

    “Global Note Legend” means a legend substantially in the form set forth in Exhibit B-2.

    “Guarantee” means the guarantee by each Guarantor of the Issuers’ obligations under this Indenture (as it relates to the Notes) and the Notes pursuant to Article 9.

    “Guarantors” mean the Parent Guarantor and the Subsidiary Guarantors.

    “Holder” means a person in whose name a Note is registered on the Registrar’s books.

“Holdings” means Realogy Holdings Corp., a Delaware corporation and the indirect parent of the Issuer.

    “Holdings Guarantee” means the guarantee of the obligations of the Issuers under this Indenture and the Notes by Holdings in accordance with the provisions of this Indenture.

“Holdings Pari Passu Indebtedness” means with respect to Holdings, (i) the guarantee of Holdings of the obligations of the Issuers under their Existing Senior Unsecured Notes Indentures in accordance with the provisions of the Existing Senior Unsecured Notes Indentures and (ii) any indebtedness that is not Holdings Senior Indebtedness or Holdings Subordinated Indebtedness.
“Holdings Representative” means the trustee, agent or representative (if any) for an issue of Holdings Senior Indebtedness; provided that if, and for so long as, such Holdings Senior Indebtedness lacks such a Holdings Representative, then the Holdings Representative for such Holdings Senior Indebtedness shall at all times constitute the holder or holders of a majority in outstanding principal amount of obligations under such Holdings Senior Indebtedness.
“Holdings Senior Indebtedness” means with respect to Holdings any future indebtedness of Holdings that is designated by Holdings as Holdings Senior Indebtedness.
“Holdings Subordinated Indebtedness” means with respect to Holdings, any indebtedness of Holdings, guarantee of Holdings or obligation of Holdings that specifically provides that such indebtedness of Holdings, guarantee of Holdings or obligation of Holdings is to rank junior in right of payment to the Holdings Guarantee.
“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.
    “Initial Purchasers” means J.P. Morgan Securities LLC, BofA Securities, Inc., Goldman Sachs & Co. LLC, Barclays Capital Inc., BMO Capital Markets Corp., Credit Agricole Securities (USA) Inc. and Citizens Capital Markets, Inc.

“Interest Payment Date” means, with respect to a Note, each June 15 and December 15 of each year, commencing on December 15, 2021 (or commencing on such other date specified in the certificate representing such Note). For the avoidance of doubt, the Maturity Date is an Interest Payment Date.

    “Issue Date” means June 2, 2021.

    “Issuers” mean the Company and the Co-Issuer.

    “Last Original Issue Date” means (A) with respect to any Notes issued pursuant to the Purchase Agreement (including any Notes issued pursuant to the exercise of the Shoe Option by the Initial Purchasers), and any Notes issued in exchange therefor or in substitution thereof, the later of (i) the Issue Date and (ii) the last date any Notes are originally issued pursuant to the exercise of the Shoe Option; and (B) with respect to any Notes issued pursuant to Section 2.03(B), and any Notes issued in exchange therefor or in substitution thereof, either (i) the later of (x) the date such Notes are originally issued and (y) the last date any Notes are originally issued as part of the same offering pursuant to the exercise of an option granted to the initial purchaser(s) of such Notes to purchase additional Notes; or (ii) such other date as is specified in an Officer’s Certificate delivered to the Trustee before the original issuance of such Notes.

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from a nationally recognized independent investment banking firm selected by the Company, which may include any of the Initial Purchasers. Neither the Trustee nor the Exchange Agent will have any duty to determine the Last Reported Sale Price.

    “Make-Whole Fundamental Change” means (A) a Fundamental Change (determined after giving effect to the proviso immediately after clause (D) of the definition thereof, but without regard to the proviso to clause (B)(ii) of such definition); or (B) the sending of a Redemption Notice pursuant to Section 4.03(F); provided, however, that, subject to Section 4.03(I), the sending of a Redemption Notice will constitute a Make-Whole Fundamental Change only with respect to the Notes called for Redemption pursuant to such Redemption Notice and not with respect to any other Notes.

    “Make-Whole Fundamental Change Effective Date” means (A) with respect to a Make-Whole Fundamental Change pursuant to clause (A) of the definition thereof, the date on which such Make-Whole Fundamental Change occurs or becomes effective; and (B) with respect to a Make-Whole Fundamental Change pursuant to clause (B) of the definition thereof, the applicable Redemption Notice Date.
“Make-Whole Fundamental Change Exchange Period” has the following meaning:
    (A)    in the case of a Make-Whole Fundamental Change pursuant to clause (A) of the definition thereof, the period from, and including, the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change to, and including, the thirty fifth (35th) Trading Day after such Make-Whole Fundamental Change Effective Date (or, if such Make-Whole Fundamental Change also constitutes a Fundamental Change (other than an Exempted Fundamental Change), to, but excluding, the related Fundamental Change Repurchase Date); and

    (B)    in the case of a Make-Whole Fundamental Change pursuant to clause (B) of the definition thereof, the period from, and including, the Redemption Notice Date for the related Redemption to, and including, the second (2nd) Business Day immediately before the related Redemption Date;

provided, however, that if the Exchange Date for the Exchange of a Note that has been called (or deemed, pursuant to Section 4.03(I), to be called) for Redemption occurs during the Make-Whole

Fundamental Change Exchange Period for both a Make-Whole Fundamental Change occurring pursuant to clause (A) of the definition of “Make-Whole Fundamental Change” and a Make-Whole Fundamental Change resulting from such Redemption pursuant to clause (B) of such definition, then, notwithstanding anything to the contrary in Section 5.07, solely for purposes of such Exchange, (x) such Exchange Date will be deemed to occur solely during the Make-Whole Fundamental Change Exchange Period for the Make-Whole Fundamental Change with the earlier Make-Whole Fundamental Change Effective Date; and (y) the Make-Whole Fundamental Change with the later Make-Whole Fundamental Change Effective Date will be deemed not to have occurred.

    “Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

    “Maturity Date” means June 15, 2026.

    “Note Agent” means any Registrar, Paying Agent or Exchange Agent.

    “Notes” means the 0.25% Exchangeable Senior Notes due 2026 issued by the Issuers pursuant to this Indenture.

    “Observation Period” means, with respect to any Note surrendered for Exchange, (A) subject to clause (B) below, if the relevant Exchange Date occurs prior to March 15, 2026, the thirty (30) consecutive VWAP Trading Day period beginning on, and including, the second (2nd) VWAP Trading Day after such Exchange Date; (B) if the relevant Exchange Date occurs on or after the date the Company has sent a Redemption Notice calling all or any Notes for Redemption pursuant to Section 4.03(F) and prior to the relevant Redemption Date, the thirty (30) consecutive VWAP Trading Days beginning on, and including, the thirty-first (31st) Scheduled Trading Day immediately preceding such Redemption Date; and (C) subject to clause (B) above, if the relevant Exchange Date occurs during the period from, and including, March 15, 2026 to the Close of Business on the second Scheduled Trading Day immediately preceding June 15, 2026, the thirty (30) consecutive VWAP Trading Days beginning on, and including, the thirty-first (31st) Scheduled Trading Day immediately preceding June 15, 2026.

    “Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of the Company. “Officer” of the Co-Issuer or any Guarantor has a correlative meaning.

    “Officer’s Certificate” means a certificate that is signed on behalf of the Company by one (1) of its Officers and that meets the requirements of Section 12.03. “Officer’s Certificate” of the Co-Issuer or any Guarantor has a correlative meaning.

    “Open of Business” means 9:00 a.m., New York City time.

    “Opinion of Counsel” means an opinion, from legal counsel (including an employee of, or counsel to, the Company or any of its Subsidiaries) reasonably acceptable to the Trustee, that meets the requirements of Section 12.03, subject to customary qualifications and exclusions.

    “Parent Guarantor” means Realogy Holdings Corp. and, subject to 9.04 and 9.07, its successors and assigns.

    “Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Indenture.

    “Physical Note” means a Note (other than a Global Note) that is represented by a certificate substantially in the form set forth in Exhibit A, registered in the name of the Holder of such Note and duly executed by the Issuers and authenticated by the Trustee.

    “Purchase Agreement” means that certain Purchase Agreement, dated May 27, 2021, among the Issuers, the Guarantors and the Initial Purchasers.

“Redemption” means the repurchase of any Note by the Company pursuant to Section 4.03.

    “Redemption Date” means the date fixed, pursuant to Section 4.03(D), for the settlement of the repurchase of any Notes by the Company pursuant to a Redemption.

    “Redemption Notice Date” means, with respect to a Redemption, the date on which the Company sends the Redemption Notice for such Redemption pursuant to Section 4.03(F).

    “Redemption Price” means the cash price payable by the Company to redeem any Note upon its Redemption, calculated pursuant to Section 4.03(E).

    “Regular Record Date” has the following meaning with respect to an Interest Payment Date: (A) if such Interest Payment Date occurs on June 15, the immediately preceding June 1; (whether or not a Business Day) and (B) if such Interest Payment Date occurs on December 15, the immediately preceding December 1 (whether or not a Business Day).

    “Repurchase Upon Fundamental Change” means the repurchase of any Note by the Company pursuant to Section 4.02.

    “Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, senior associate, associate, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

    “Restricted Note Legend” means a legend substantially in the form set forth in Exhibit B-1.

    “Restricted Stock Legend” means, with respect to any Exchange Share, a legend substantially to the effect that the offer and sale of such Exchange Share have not been registered under the Securities Act and that such Exchange Share cannot be sold or otherwise transferred except pursuant to a transaction that is registered under the Securities Act or that is exempt from, or not subject to, the registration requirements of the Securities Act.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

    “Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “Scheduled Trading Day” means a Business Day.

    “SEC” means the U.S. Securities and Exchange Commission.

    “Securities Act” means the U.S. Securities Act of 1933, as amended.

    “Security” means any Note or Exchange Share.

    “Shoe Option” means the Initial Purchasers’ option to purchase up to fifty-two million five hundred thousand dollars ($52,500,000) aggregate principal amount of additional Notes as provided for in the Purchase Agreement.

    “Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that constitutes a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of such Person; provided, however, that, if a Subsidiary meets the criteria of clause (1)(iii), but not clause (1)(i) or (1)(ii), of the definition of “significant subsidiary” in Rule 1-02(w) (or, if applicable, the respective successor clauses to the aforementioned clauses), then such Subsidiary will be deemed not to be a Significant Subsidiary unless such Subsidiary’s income from continuing operations before income taxes, exclusive of amounts attributable to any non-controlling interests, for the last completed fiscal year before the date of determination exceeds one hundred million dollars ($100,000,000).

    “Special Interest” means any interest that accrues on any Note pursuant to Section 7.03.

    “Stock Price” has the following meaning for any Make-Whole Fundamental Change: (A) if the holders of Common Stock receive only cash in consideration for their shares of Common Stock in such Make-Whole Fundamental Change and such Make-Whole Fundamental Change is pursuant to clause (B) of the definition of “Fundamental Change,” then the Stock Price is the amount of cash paid per share of Common Stock in such Make-Whole Fundamental Change; and (B) in all other cases, the Stock Price is the average of the Last Reported Sale Prices per share of Common Stock for the five (5) consecutive Trading Days ending on, and including, the Trading Day immediately before the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change.

    “Subsidiary” means, with respect to any Person, (A) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (B) any partnership or limited liability company where (i) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (ii) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

    “Subsidiary Guarantors” means each of the Company’s Subsidiaries that guarantees the Notes as of the Issue Date and each other Subsidiary of the Company that becomes a Subsidiary Guarantor by executing an amended or supplemental indenture pursuant to Sections 8.01(B), 9.03 or 9.04(B)(i).

    “Trading Day” means any day on which (A) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (B) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

    “Trading Price” of the Notes on any Trading Day means the average of the secondary market bid quotations, expressed as a cash amount per $1,000 principal amount of Notes, obtained by the Bid Solicitation Agent for one million dollars ($1,000,000) (or such lesser amount as may then be outstanding) in principal amount of Notes at approximately 3:30 p.m., New York City time, on such Trading Day from three (3) nationally recognized independent securities dealers selected by the Company, which may include any of the Initial Purchasers; provided, however, that, if three (3) such bids cannot reasonably be obtained by the Bid Solicitation Agent but two (2) such bids are obtained, then the average of the two (2) bids will be used, and if only one (1) such bid can reasonably be obtained by the Bid Solicitation Agent, then that one (1) bid will be used. If, on any Trading Day, (A) the Bid Solicitation Agent cannot reasonably obtain at least one (1) bid for one million dollars ($1,000,000) (or such lesser amount as may then be outstanding) in principal amount of Notes from a nationally recognized independent securities dealer; (B) the Company is not acting as the Bid Solicitation Agent and the Company fails to instruct the Bid Solicitation Agent to obtain bids when required; or (C) the Bid Solicitation Agent fails to solicit bids when required, then, in each case, the Trading Price per $1,000 principal amount of Notes on such Trading Day will be deemed to be less than ninety eight percent (98%) of the product of the Last Reported Sale Price per share of Common Stock on such Trading Day and the Exchange Rate on such Trading Day.

    “Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer-Restricted Security upon the earliest to occur of the following events:

    (A)    such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer;

    (B)    such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security” (as defined in Rule 144); and

    (C)    such Security is eligible for resale, by a Person that is not an Affiliate of the Company and that has not been an Affiliate of the Company during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice.

    The Trustee is under no obligation to determine whether any Security is a Transfer-Restricted Security and may conclusively rely on an Officer’s Certificate with respect thereto.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended.

“Trustee” means the Person named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means such successor.

    “Underlying Issuer” means the Parent Guarantor; provided, however, that from and after the occurrence of a Common Stock Change Event whose Reference Property includes any securities, the “Underlying Issuer” will refer to the issuer of such securities.

“VWAP Market Disruption Event” means, with respect to any date, (A) the failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed, or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then traded, to open for trading during its regular trading session on such date; or (B) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

    “VWAP Trading Day” means a day on which (A) there is no VWAP Market Disruption Event; and (B) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

    “Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person, determined by reference to the definition of “Subsidiary” above but with each reference therein to “more than fifty percent (50%)” deemed to be replaced with “one hundred percent (100%) for purposes of this definition; provided, however, that directors’ qualifying shares will be disregarded for purposes of determining whether any Person is a Wholly Owned Subsidiary of another Person.

Section 1.02.    Other Definitions.

Term	Defined in Section

“Additional Shares”    5.07(A)
“Apple Ridge Purchase Agreement”    1.01; Definition of
Apple Ridge Documents
“ARF”    9.09(B)(i)

“ARSC”    9.09(A)
“Applicable Law”    12.17
“Business Combination Event”    6.01(A)
“Cartus”    9.09(A)
“Cash Percentage”    5.03(A)
“CFC”    9.09(A)
“Co-Issuer Business Combination Event”    6.02(A)
“Co-Issuer Successor Company”    6.02(A)(i)
“Common Stock Change Event”    5.09(A)
“Default Interest”    2.05(B)
“Defaulted Amount”    2.05(B)
“Event of Default”    7.01(A)
“Exchange Agent”    2.06(A)
“Exchange Consideration”    5.03(B)
“Exchange Obligation”     5.03(B)(i)
“Expiration Date”    5.05(A)(v)
“Expiration Time”    5.05(A)(v)
“Fundamental Change Notice”    4.02(E)
“Fundamental Change Repurchase Right”    4.02(A)
“Guaranteed Obligations”    9.01(A)
“Holdings Guarantee Blockage Notice”    9.08(C)
“Holdings Guarantee Payment Blockage Period”    9.08(C)
“Holdings Non-Payment Default”    9.08(C)
“Holdings Payment Default”    9.08(C)
“Holdings Permitted Junior Securities”    9.08(B)(ii)
“Indenture Trustee”    9.09(B)(i)
“Initial Notes”    2.03(A)
“Measurement Period”    5.01(C)(i)(2)
“Parent Guarantor Business Combination Event”    9.04(B)(i)
“Pay its Holdings Guarantee”    9.08(C)
“Paying Agent”    2.06(A)
“Pool Assets”    9.09(B)(ii)
“Receivables Purchase Agreement”    1.01; Definition of
Apple Ridge Documents
“Redemption Notice”    4.03(F)
“Reference Property”    5.09(A)
“Reference Property Unit”    5.09(A)
“Register”    2.06(B)
“Registrar”    2.06(A)
“Reporting Event of Default”    7.03(A)
“Specified Courts”    12.07
“Spin-Off”    5.05(A)(iii)(2)
“Spin-Off Valuation Period”    5.05(A)(iii)(2)
“Stated Interest”    2.05(A)

“Subsidiary Guarantor Business Combination Event”    9.04(A)(i)
“Successor Entity”    6.01(A)(i)
“Successor Parent Guarantor Entity”    9.04(B)(i)(1)(b)
“Successor Person”    5.09(A)
“Successor Subsidiary Guarantor Entity”    9.04(A)(i)(1)(b)
“Tender/Exchange Offer Valuation Period”    5.05(A)(v)
“Trading Price Condition”    5.01(C)(i)(2)
“Transfer and Servicing Agreement”    1.01; Definition of
Apple Ridge Documents

Section 1.03.    Rules of Construction.
For purposes of this Indenture:
(A)“or” is not exclusive;
(B)“including” means “including without limitation”;
(C)“will” expresses a command;
(D)the “average” of a set of numerical values refers to the arithmetic average of such numerical values;
(E)a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;
(F)words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;
(G)“herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture, unless the context requires otherwise;
(H)references to currency mean the lawful currency of the United States of America, unless the context requires otherwise;
(I)the exhibits, schedules and other attachments to this Indenture are deemed to form part of this Indenture; and
(J)the term “interest,” when used with respect to a Note, includes any Additional Interest and Special Interest or Default Interest, in each case to the extent the same is payable on the Notes, unless the context requires otherwise.

Article 2.THE NOTES
Section 2.01.    Form, Dating and Denominations.
    The Notes and the Trustee’s certificate of authentication will be substantially in the form set forth in Exhibit A. The Notes will bear the legends required by Section 2.09 and may bear notations, legends or endorsements required by law, stock exchange rule or usage or the Depositary. Each Note will be dated as of the date of its authentication.

    Except to the extent otherwise provided in a Company Order delivered to the Trustee in connection with the issuance and authentication thereof, the Notes will be issued initially in the form of one or more Global Notes. Global Notes may be exchanged for Physical Notes, and Physical Notes may be exchanged for Global Notes, only as provided in Section 2.10.

    The Notes will be issuable only in registered form without interest coupons and only in Authorized Denominations.

    Each certificate representing a Note will bear a unique registration number that is not affixed to any other certificate representing another outstanding Note.

    The terms contained in the Notes constitute part of this Indenture, and, to the extent applicable, the Issuers, Guarantors and the Trustee, by their execution and delivery of this Indenture, agree to such terms and to be bound thereby; provided, however, that, to the extent that any provision of any Note conflicts with the provisions of this Indenture, the provisions of this Indenture will control for purposes of this Indenture and such Note.

Section 2.02.    Execution, Authentication and Delivery.
(A)Due Execution by the Issuers. At least one (1) duly authorized Officer will sign the Notes on behalf of each Issuer by manual, electronic or facsimile signature. A Note’s validity will not be affected by the failure of any Officer whose signature is on any Note to hold, at the time such Note is authenticated, the same or any other office at such Issuer.
(B)Authentication by the Trustee and Delivery.
(i)No Note will be valid until it is authenticated by the Trustee. A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually or electronically signs the certificate of authentication of such Note.
(ii)The Trustee will cause an authorized signatory of the Trustee (or a duly appointed authenticating agent) to manually or electronically sign the certificate of authentication of a Note only if (1) the Issuers deliver such Note to the Trustee; (2) such Note is executed by the Issuers in accordance with Section 2.02(A); and (3) the Company delivers a Company Order to the Trustee that (a) requests the Trustee to authenticate such Note; and (b) sets forth the name of the Holder of such Note and the date as of which such

Note is to be authenticated. If such Company Order also requests the Trustee to deliver such Note to any Holder or to the Depositary, then the Trustee will promptly deliver such Note in accordance with such Company Order.
(iii)The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. A duly appointed authenticating agent may authenticate Notes whenever the Trustee may do so under this Indenture, and a Note authenticated as provided in this Indenture by such an agent will be deemed, for purposes of this Indenture, to be authenticated by the Trustee. Each duly appointed authenticating agent will have the same rights to deal with the Company as the Trustee would have if it were performing the duties that the authentication agent was validly appointed to undertake.
Section 2.03.    Initial Notes and Additional Notes.
(A)Initial Notes. On the Issue Date, there will be originally issued four hundred and two million five hundred thousand dollars ($402,500,000) aggregate principal amount of Notes, subject to the provisions of this Indenture (including Section 2.02). Notes issued pursuant to this Section 2.03(A), and any Notes issued in exchange therefor or in substitution thereof, are referred to in this Indenture as the “Initial Notes.”
(B)Additional Notes. Without the consent of any Holder, the Issuers may, subject to the provisions of this Indenture (including Section 2.02), originally issue additional Notes with the same terms as the Initial Notes (except, to the extent applicable, with respect to the date as of which interest begins to accrue on such additional Notes and the first Interest Payment Date), which additional Notes will, subject to the foregoing, be considered to be part of the same series of, and rank equally and ratably with all other, Notes issued under this Indenture; provided, however, that if any such additional Notes (and any Notes that are resold after such Notes have been purchased or otherwise acquired by the Company, the Parent Guarantor or the Company’s Subsidiaries) are not fungible with other Notes issued under this Indenture for purposes of federal income tax or federal securities laws or, if applicable, the Depositary Procedures, then such additional Notes will be identified by a separate CUSIP number or by no CUSIP number.
Section 2.04.    Method of Payment.
(A)Global Notes. The Issuers will pay, or cause the Paying Agent to pay, the principal (whether due upon maturity on the Maturity Date, Redemption on a Redemption Date or repurchase on a Fundamental Change Repurchase Date or otherwise) of, interest on, and the cash Exchange Consideration for, any Global Note to the Depositary by wire transfer of immediately available funds no later than the time the same is due as provided in this Indenture.
(B)Physical Notes. The Issuers will pay, or cause the Paying Agent to pay, the principal (whether due upon maturity on the Maturity Date, Redemption on a Redemption Date or repurchase on a Fundamental Change Repurchase Date or otherwise) of, interest on, and the cash Exchange Consideration for, any Physical Note no later than the time the same is due as provided in this Indenture as follows: (i) if the principal amount of such Physical Note is at least five million dollars ($5,000,000) (or such lower amount as the Company may choose in its sole and absolute discretion) and the Holder of such Physical Note entitled to such payment has delivered to the Paying Agent or the Trustee, no later than the time set forth in the immediately following sentence, a written request that the Issuers make such payment by wire transfer to an account of such Holder within the United States, by wire transfer of immediately available funds to such account; and (ii) in all other cases, by check mailed to the address of the Holder of such Physical Note entitled to such payment as set forth in the Register. To be timely, such written request must be so delivered no later than the Close of Business on the following date: (x) with respect to the payment of any interest due on an Interest Payment Date, the immediately preceding Regular Record Date; (y) with respect to the cash Exchange Consideration, the relevant Exchange Date; and (z) with respect to any other payment, the date that is fifteen (15) calendar days immediately before the date such payment is due.
Section 2.05.    Accrual of Interest; Defaulted Amounts; When Payment Date is Not a Business Day.
(A)Accrual of Interest. Each Note will accrue interest at a rate per annum equal to 0.25% (the “Stated Interest”), plus any Additional Interest and Special Interest that may accrue pursuant to Sections 3.04 and 7.03, respectively. Stated Interest on each Note will (i) accrue from, and including, the most recent date to which Stated Interest has been paid or duly provided for (or, if no Stated Interest has theretofore been paid or duly provided for, the date set forth in the certificate representing such Note as the date from, and including, which Stated Interest will begin to accrue in such circumstance) to, but excluding, the date of payment of such Stated Interest; and (ii) be, subject to Sections 4.02(D), 4.03(E) and 5.02(D) (but without duplication of any payment of interest), payable semi-annually in arrears on each Interest Payment Date, beginning on the first Interest Payment Date set forth in the certificate representing such Note, to the Holder of such Note as of the Close of Business on the immediately preceding Regular Record Date. Stated Interest, and, if applicable, Additional Interest and Special Interest, on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.
(B)Defaulted Amounts. If the Issuers fail to pay any amount (a “Defaulted Amount”) payable on a Note on or before the due date therefor as provided in this Indenture, then, regardless of whether such failure constitutes an Event of Default, (i) such Defaulted Amount will forthwith cease to be payable to the Holder of such Note otherwise entitled to such payment; (ii) to the extent lawful, interest (“Default Interest”) will accrue on such Defaulted Amount at a rate per annum equal to the rate per annum at which Stated Interest accrues, from, and including, such due date to, but excluding, the date of payment of such Defaulted Amount and Default Interest; (iii) such Defaulted Amount and Default Interest will be paid on a payment date selected by the Company to the Holder of such Note as of the Close of Business on a special record date selected by the Company, provided that such special record date must be no more than fifteen (15), nor less than ten (10), calendar days before such payment date; and (iv) at least fifteen (15) calendar days before such special record date, the Company will send notice to the Trustee and the Holders that states such special record date, such payment date and the amount of such Defaulted Amount and Default Interest to be paid on such payment date.

(C)Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on a Note as provided in this Indenture is not a Business Day, then, notwithstanding anything to the contrary in this Indenture or the Notes, such payment may be made on the immediately following Business Day and no interest will accrue on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.”
Section 2.06.    Registrar, Paying Agent and Exchange Agent.
(A)Generally. The Company will maintain (i) an office or agency in the continental United States where Notes may be presented for registration of transfer or for exchange (the “Registrar”); (ii) an office or agency in the continental United States where Notes may be presented for payment (the “Paying Agent”); and (iii) an office or agency in the continental United States where Notes may be presented for Exchange (the “Exchange Agent”). If the Company fails to maintain a Registrar, Paying Agent or Exchange Agent, then the Trustee will act as such. For the avoidance of doubt, the Company or any of its Subsidiaries may act as Registrar, Paying Agent or Exchange Agent.
(B)Duties of the Registrar. The Registrar will keep a record (the “Register”) of the names and addresses of the Holders, the Notes held by each Holder and the transfer, exchange, repurchase, Redemption and Exchange of Notes. Absent manifest error, the entries in the Register will be conclusive and the Issuers and the Trustee may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly.
(C)Co-Agents; Company’s Right to Appoint Successor Registrars, Paying Agents and Exchange Agents. The Company may appoint one or more co-Registrars, co-Paying Agents and co-Exchange Agents, each of whom will be deemed to be a Registrar, Paying Agent or Exchange Agent, as applicable, under this Indenture. Subject to Section 2.06(A), the Company may change any Registrar, Paying Agent or Exchange Agent (including appointing itself or any of its Subsidiaries to act in such capacity) without notice to any Holder. The Company will notify the Trustee (and, upon request, any Holder) of the name and address of each Note Agent, if any, not a party to this Indenture and will enter into an appropriate agency agreement with each such Note Agent, which agreement will implement the provisions of this Indenture that relate to such Note Agent.
(D)Initial Appointments. The Issuers appoint the Trustee as the initial Paying Agent, the initial Registrar and the initial Exchange Agent.
Section 2.07.    Paying Agent and Exchange Agent to Hold Property in Trust.
    The Company will require each Paying Agent or Exchange Agent that is not the Trustee to agree in writing that such Note Agent will (A) hold in trust for the benefit of Holders or the Trustee all money and other property held by such Note Agent for payment or delivery due on the Notes; and (B) notify the Trustee of any default by the Issuers in making any such payment or delivery. The Company, at any time, may, and the Trustee, while any Default continues, may, require a Paying Agent or Exchange Agent to pay or deliver, as applicable, all money and other property held by it to the Trustee, after which payment or delivery, as applicable, such Note Agent (if not the Company or any of its Subsidiaries) will have no further liability for such money or property. If the Company or any of its Subsidiaries acts as Paying Agent or Exchange Agent, then (A) it will segregate and hold in a separate trust fund for the benefit of the Holders or the Trustee all money and other property held by it as Paying Agent or Exchange Agent; and (B) references in this Indenture or the Notes to the Paying Agent or Exchange Agent holding cash or other property, or to the delivery of cash or other property to the Paying Agent or Exchange Agent, in each case for payment or delivery to any Holders and the Trustee or with respect to the Notes, will be deemed to refer to cash or other property so segregated and held separately, or to the segregation and separate holding of such cash or other property, respectively. Upon the occurrence of any event pursuant to clause (x) or (xi) of Section 7.01(A) with respect to the Company (or with respect to any Subsidiary of the Company acting as Paying Agent or Exchange Agent), the Trustee will serve as the Paying Agent or Exchange Agent, as applicable, for the Notes.

Section 2.08.    Holder Lists.
    If the Trustee is not the Registrar, then the Company will furnish to the Trustee, no later than seven (7) Business Days before each Interest Payment Date, and at such other times as the Trustee may request, a list, in such form and as of such date or time as the Trustee may reasonably require, of the names and addresses of the Holders.

Section 2.09.    Legends.
(A)Global Note Legend. Each Global Note will bear the Global Note Legend (or any similar legend, not inconsistent with this Indenture, required by the Depositary for such Global Note).
(B)Affiliate Resale Legend. Each Note will bear the Affiliate Resale Legend.
(C)Restricted Note Legend. Subject to Section 2.12,
(i)each Note that is a Transfer-Restricted Security will bear the Restricted Note Legend; and
(ii)if a Note is issued in exchange for, in substitution of, or to effect a partial Exchange of, another Note (such other Note being referred to as the “old Note” for purposes of this Section 2.09(C)(ii)), including pursuant to Section 2.10(B), 2.10(C), 2.11 or 2.13, then such Note will bear the Restricted Note Legend if such old Note bore the Restricted Note Legend at the time of such exchange or substitution, or on the related Exchange Date with respect to such Exchange, as applicable; provided, however, that such Note need not bear the Restricted Note Legend if such Note does not constitute a Transfer-Restricted Security immediately after such exchange or substitution, or as of such Exchange Date, as applicable.

(D)Other Legends. A Note may bear any other legend or text, not inconsistent with this Indenture, as may be required by applicable law or by any securities exchange or automated quotation system on which such Note is traded or quoted.
(E)Acknowledgment and Agreement by the Holders. A Holder’s acceptance of any Note bearing any legend required by this Section 2.09 will constitute such Holder’s acknowledgment of, and agreement to comply with, the restrictions set forth in such legend.
(F)Restricted Stock Legend.
(i)Each Exchange Share will bear the Restricted Stock Legend if the Note upon the Exchange of which such Exchange Share was issued was (or would have been had it not been Exchanged) a Transfer-Restricted Security at the time such Exchange Share was issued; provided, however, that such Exchange Share need not bear the Restricted Stock Legend if the Company determines, in its reasonable discretion, that such Exchange Share need not bear the Restricted Stock Legend.
(ii)Notwithstanding anything to the contrary in this Section 2.09(F), an Exchange Share need not bear a Restricted Stock Legend if such Exchange Share is issued in an uncertificated form that does not permit affixing legends thereto, provided the Company takes measures (including the assignment thereto of a “restricted” CUSIP number) that it reasonably deems appropriate to enforce the transfer restrictions referred to in the Restricted Stock Legend.
Section 2.10.    Transfers and Exchanges; Certain Transfer Restrictions.
(A)Provisions Applicable to All Transfers and Exchanges.
(i)Generally. Subject to this Section 2.10, Physical Notes and beneficial interests in Global Notes may be transferred or exchanged from time to time and the Registrar will record each such transfer or exchange in the Register.
(ii)Transferred and Exchanged Notes Remain Valid Obligations of the Company. Each Note issued upon transfer or exchange of any other Note (such other Note being referred to as the “old Note” for purposes of this Section 2.10(A)(ii)) or portion thereof in accordance with this Indenture will be the valid obligation of the Issuers, evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as such old Note or portion thereof, as applicable.
(iii)No Services Charge; Transfer Taxes. The Issuers, the Guarantors, the Trustee and the Note Agents will not impose any service charge on any Holder for any transfer, exchange or Exchange of Notes, but the Issuers, the Guarantors, the Trustee, the Registrar and the Exchange Agent may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or Exchange of Notes, other than exchanges pursuant to Section 2.11, 2.17 or 8.05 not involving any transfer.

(iv)Transfers and Exchanges Must Be in Authorized Denominations. Notwithstanding anything to the contrary in this Indenture or the Notes, a Note may not be transferred or exchanged in part unless the portion to be so transferred or exchanged is in an Authorized Denomination.
(v)Trustee’s Disclaimer. The Trustee will have no obligation or duty to monitor, determine or inquire as to compliance with any transfer restrictions imposed under this Indenture or applicable law with respect to any Security (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Note), other than to require the delivery of such certificates or other documentation or evidence as expressly required by this Indenture and to examine the same to determine substantial compliance as to form with the requirements of this Indenture.
(vi)Legends. Each Note issued upon transfer of, or in exchange for, another Note will bear each legend, if any, required by Section 2.09.
(vii)Settlement of Transfers and Exchanges. Upon satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Note, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second (2nd) Business Day after the date of such satisfaction.
(viii)Interpretation. For the avoidance of doubt, and subject to the terms of this Indenture, as used in this Section 2.10, an “exchange” of a Global Note or a Physical Note includes (x) an exchange effected for the sole purpose of removing any Restricted Note Legend affixed to such Global Note or Physical Note; and (y) if such Global Note or Physical Note is identified by a “restricted” CUSIP number, an exchange effected for the sole purpose of causing such Global Note or Physical Note to be identified by an “unrestricted” CUSIP number.
(B)Transfers and Exchanges of Global Notes.
(i)Certain Restrictions. Subject to the immediately following sentence, no Global Note may be transferred or exchanged in whole except (x) by the Depositary to a nominee of the Depositary; (y) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary; or (z) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. No Global Note (or any portion thereof) may be transferred to, or exchanged for, a Physical Note; provided, however, that a Global Note will be exchanged, pursuant to customary procedures, for one or more Physical Notes if:
(1)(x) the Depositary notifies the Company or the Trustee that the Depositary is unwilling or unable to continue as depositary for such Global Note or (y) the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act and, in each case, the Company fails to appoint a successor Depositary within ninety (90) days of such notice or cessation;

(2)an Event of Default has occurred and is continuing and the Company, the Trustee or the Registrar has received a written request from the Depositary, or from a holder of a beneficial interest in such Global Note, to exchange such Global Note or beneficial interest, as applicable, for one or more Physical Notes; or
(3)the Company, in its sole discretion, permits the exchange of any beneficial interest in such Global Note for one or more Physical Notes at the request of the owner of such beneficial interest.
(ii)Effecting Transfers and Exchanges. Upon satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Global Note (or any portion thereof):
(1)the Trustee will reflect any resulting decrease of the principal amount of such Global Note by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note (and, if such notation results in such Global Note having a principal amount of zero, then the Company may (but is not required to) instruct the Trustee to cancel such Global Note pursuant to Section 2.15);
(2)if required to effect such transfer or exchange, then the Trustee will reflect any resulting increase of the principal amount of any other Global Note by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such other Global Note;
(3)if required to effect such transfer or exchange, then the Issuers will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a new Global Note bearing each legend, if any, required by Section 2.09; and
(4)if such Global Note (or such portion thereof), or any beneficial interest therein, is to be exchanged for one or more Physical Notes, then the Issuers will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Global Note to be so exchanged; (y) are registered in such name(s) as the Depositary specifies (or as otherwise determined pursuant to customary procedures); and (z) bear each legend, if any, required by Section 2.09.
(iii)Compliance with Depositary Procedures. Each transfer or exchange of a beneficial interest in any Global Note will be made in accordance with the Depositary Procedures. Neither the Trustee nor any Note Agent shall have any responsibility for any actions taken or not taken by the Depositary.
(C)Transfers and Exchanges of Physical Notes.

(i)Requirements for Transfers and Exchanges. Subject to this Section 2.10, a Holder of a Physical Note may (x) transfer such Physical Note (or any portion thereof in an Authorized Denomination) to one or more other Person(s); (y) exchange such Physical Note (or any portion thereof in an Authorized Denomination) for one or more other Physical Notes in Authorized Denominations having an aggregate principal amount equal to the aggregate principal amount of the Physical Note (or portion thereof) to be so exchanged; and (z) if then permitted by the Depositary Procedures, transfer such Physical Note (or any portion thereof in an Authorized Denomination) in exchange for a beneficial interest in one or more Global Notes; provided, however, that, to effect any such transfer or exchange, such Holder must:
(1)surrender such Physical Note to be transferred or exchanged to the office of the Registrar, together with any endorsements or transfer instruments reasonably required by the Company, the Trustee or the Registrar; and
(2)deliver such certificates, documentation or evidence as may be required pursuant to Section 2.10(D).
(ii)Effecting Transfers and Exchanges. Upon the satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Physical Note (such Physical Note being referred to as the “old Physical Note” for purposes of this Section 2.10(C)(ii)) of a Holder (or any portion of such old Physical Note in an Authorized Denomination):
(1)such old Physical Note will be promptly cancelled pursuant to Section 2.15;
(2)if such old Physical Note is to be so transferred or exchanged only in part, then the Issuers will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such old Physical Note not to be so transferred or exchanged; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 2.09;
(3)in the case of a transfer:
(a)to the Depositary or a nominee thereof that will hold its interest in such old Physical Note (or such portion thereof) to be so transferred in the form of one or more Global Notes, the Trustee will reflect an increase of the principal amount of one or more existing Global Notes by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note(s), which increase(s) are in Authorized Denominations and aggregate to the principal amount to be so transferred, and which Global Note(s) bear each legend, if any, required by Section 2.09; provided, however, that if such transfer cannot be so effected by notation on one or more existing Global Notes (whether because no Global

Notes bearing each legend, if any, required by Section 2.09 then exist, because any such increase will result in any Global Note having an aggregate principal amount exceeding the maximum aggregate principal amount permitted by the Depositary or otherwise), then the Issuers will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Global Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount that is to be so transferred but that is not effected by notation as provided above; and (y) bear each legend, if any, required by Section 2.09; and
(b)to a transferee that will hold its interest in such old Physical Note (or such portion thereof) to be so transferred in the form of one or more Physical Notes, the Issuers will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so transferred; (y) are registered in the name of such transferee; and (z) bear each legend, if any, required by Section 2.09; and
(4)in the case of an exchange, the Issuers will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so exchanged; (y) are registered in the name of the Person to whom such old Physical Note was registered; and (z) bear each legend, if any, required by Section 2.09.
(D)Requirement to Deliver Documentation and Other Evidence. If a Holder of any Note that is identified by a “restricted” CUSIP number or that bears a Restricted Note Legend or is a Transfer-Restricted Security requests to:
(i)cause such Note to be identified by an “unrestricted” CUSIP number;
(ii)remove such Restricted Note Legend; or
(iii)register the transfer of such Note to the name of another Person, then the Company, the Trustee and the Registrar may refuse to effect such identification, removal or transfer, as applicable, unless there is delivered to the Company, the Trustee and the Registrar such certificates or other documentation or evidence as the Company, the Trustee and the Registrar may reasonably require to determine that such identification, removal or transfer, as applicable, complies with the Securities Act and other applicable securities laws; provided, however, that no such certificates, documentation or evidence need be so delivered on and after the Free Trade Date with respect to such Note unless the Company determines, in its reasonable discretion, that such Note is not eligible to be offered, sold or otherwise transferred pursuant to

Rule 144 or otherwise without any requirements as to volume, manner of sale, availability of current public information or notice under the Securities Act.

(E)Transfers of Notes Subject to Redemption, Repurchase or Exchange. Notwithstanding anything to the contrary in this Indenture or the Notes, the Issuers, the Guarantors, the Trustee and the Registrar will not be required to register the transfer of or exchange any Note that (i) has been surrendered for Exchange, except to the extent that any portion of such Note is not subject to Exchange; (ii) is subject to a Fundamental Change Repurchase Notice validly delivered, and not withdrawn, pursuant to Section 4.02(F), except to the extent that any portion of such Note is not subject to such notice or the Company fails to pay the applicable Fundamental Change Repurchase Price when due; or (iii) has been selected for Redemption pursuant to a Redemption Notice, except to the extent that any portion of such Note is not subject to Redemption or the Company fails to pay the applicable Redemption Price when due.
Section 2.11.    Exchange and Cancellation of Notes to Be Exchanged or to Be Repurchased Pursuant to a Repurchase Upon Fundamental Change or Redemption.
(A)Partial Exchanges of Physical Notes and Partial Repurchases of Physical Notes Pursuant to a Repurchase Upon Fundamental Change or Redemption. If only a portion of a Physical Note of a Holder is to be Exchanged pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change or Redemption, then, as soon as reasonably practicable after such Physical Note is surrendered for such Exchange or repurchase, as applicable, the Company will cause such Physical Note to be exchanged, pursuant and subject to Section 2.10(C), for (i) one or more Physical Notes that are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Note that is not to be so Exchanged or repurchased, as applicable, and deliver such Physical Note(s) to such Holder; and (ii) a Physical Note having a principal amount equal to the principal amount to be so Exchanged or repurchased, as applicable, which Physical Note will be Exchanged or repurchased, as applicable, pursuant to the terms of this Indenture; provided, however, that the Physical Note referred to in this clause (ii) need not be issued at any time after which such principal amount subject to such Exchange or repurchase, as applicable, is deemed to cease to be outstanding pursuant to Section 2.18.
(B)Cancellation of Notes that Are Exchanged and Notes that Are Repurchased Pursuant to a Repurchase Upon Fundamental Change or Redemption.
(i)Physical Notes. If a Physical Note (or any portion thereof that has not theretofore been exchanged pursuant to Section 2.11(A)) of a Holder is to be Exchanged pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change or Redemption, then, promptly after the later of the time such Physical Note (or such portion) is deemed to cease to be outstanding pursuant to Section 2.18 and the time such Physical Note is surrendered for such Exchange or repurchase, as applicable, (1) such Physical Note will be cancelled pursuant to Section 2.15; and (2) in the case of a partial Exchange or repurchase, as applicable, the Issuers will issue, execute and deliver to such Holder, and the

Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Note that is not to be so Exchanged or repurchased, as applicable; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 2.09.
(ii)Global Notes. If a Global Note (or any portion thereof) is to be Exchanged pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change or Redemption, then, promptly after the time such Note (or such portion) is deemed to cease to be outstanding pursuant to Section 2.18, the Trustee will reflect a decrease of the principal amount of such Global Note in an amount equal to the principal amount of such Global Note to be so Exchanged or repurchased, as applicable, by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note (and, if the principal amount of such Global Note is zero following such notation, cancel such Global Note pursuant to Section 2.15).
Section 2.12.    Removal of Transfer Restrictions.
    Without limiting the generality of any other provision of this Indenture (including Section 3.04), the Restricted Note Legend affixed to any Note will be deemed, pursuant to this Section 2.12 and the footnote to such Restricted Note Legend, to be removed therefrom upon the Company’s delivery to the Trustee of notice, signed on behalf of the Company by one (1) of its Officers, to such effect (accompanied by an Officer’s Certificate and an Opinion of Counsel complying with the requirements of Sections 12.02 and 12.03). If such Note bears a “restricted” CUSIP or ISIN number at the time of such delivery, then, upon such delivery, such Note will be deemed, pursuant to this Section 2.12 and the footnotes to the CUSIP and ISIN numbers set forth on the face of the certificate representing such Note, to thereafter bear the “unrestricted” CUSIP and ISIN numbers identified in such footnotes; provided, however, that if such Note is a Global Note and the Depositary thereof requires a mandatory exchange or other procedure to cause such Global Note to be identified by “unrestricted” CUSIP and ISIN numbers in the facilities of such Depositary, then (i) the Company will effect such exchange or procedure as soon as reasonably practicable; and (ii) for purposes of Section 3.04, such Global Note will not be deemed to be identified by “unrestricted” CUSIP and ISIN numbers until such time as such exchange or procedure is effected.

Section 2.13.    Replacement Notes.
    If a Holder of any Note claims that such Note has been mutilated, lost, destroyed or wrongfully taken, then the Issuers will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a replacement Note upon surrender to the Trustee of such mutilated Note, or upon delivery to the Trustee of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Trustee and the Company. In the case of a lost, destroyed or wrongfully taken Note, the Company and the Trustee may require the Holder thereof to provide such security or indemnity that is satisfactory to the Company and the

Trustee to protect the Company and the Trustee from any loss that any of them may suffer if such Note is replaced. The Company may charge for its and the Trustee’s expenses in replacing a Note.

    Every replacement Note issued pursuant to this Section 2.13 will be an additional obligation of the Issuers and will be entitled to all of the benefits of this Indenture equally and ratably with all other Notes issued under this Indenture, whether or not the lost, destroyed or wrongfully taken Note will at any time be enforceable by anyone.

Section 2.14.    Registered Holders; Certain Rights with Respect to Global Notes.
    Only the Holder of a Note will have rights under this Indenture as the owner of such Note. Without limiting the generality of the foregoing, Depositary Participants will have no rights as such under this Indenture with respect to any Global Note held on their behalf by the Depositary or its nominee, or by the Trustee as its custodian, and the Issuers, the Guarantors, the Trustee and the Note Agents, and their respective agents, may treat the Depositary as the absolute owner of such Global Note for all purposes whatsoever; provided, however, that (A) the Holder of any Global Note may grant proxies and otherwise authorize any Person, including Depositary Participants and Persons that hold interests in Notes through Depositary Participants, to take any action that such Holder is entitled to take with respect to such Global Note under this Indenture or the Notes; and (B) the Company and the Trustee, and their respective agents, may give effect to any written certification, proxy or other authorization furnished by the Depositary.

Section 2.15.    Cancellation.
    The Company may at any time deliver Notes to the Trustee for cancellation. The Registrar, the Paying Agent and the Exchange Agent will forward to the Trustee each Note duly surrendered to them for transfer, exchange, payment or Exchange. The Trustee will promptly cancel all Notes so surrendered to it in accordance with its customary procedures. Without limiting the generality of Section 2.03(B), the Issuers may not originally issue new Notes to replace Notes that it has paid or that have been cancelled upon transfer, exchange, payment or Exchange.

Section 2.16.    Notes Held by the Company or its Affiliates.
    Without limiting the generality of Section 2.18, in determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any of its Affiliates will be deemed not to be outstanding; provided, however, that, for purposes of determining whether the Trustee is protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.

2.17    Temporary Notes.
    Until definitive Notes are ready for delivery, the Issuers may issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, temporary Notes.

Temporary Notes will be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. The Issuers will promptly prepare, issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, definitive Notes in exchange for temporary Notes. Until so exchanged, each temporary Note will in all respects be entitled to the same benefits under this Indenture as definitive Notes.

Section 2.18.    Outstanding Notes.
(A)Generally. The Notes that are outstanding at any time will be deemed to be those Notes that, at such time, have been duly executed and authenticated, excluding those Notes (or portions thereof) that have theretofore been (i) cancelled by the Trustee or delivered to the Trustee for cancellation in accordance with Section 2.15; (ii) assigned a principal amount of zero by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of any a Global Note representing such Note; (iii) paid in full (including upon Exchange) in accordance with this Indenture; or (iv) deemed to cease to be outstanding to the extent provided in, and subject to, clause (B), (C) or (D) of this Section 2.18.
(B)Replaced Notes. If a Note is replaced pursuant to Section 2.13, then such Note will cease to be outstanding at the time of its replacement, unless the Trustee and the Company receive proof reasonably satisfactory to them that such Note is held by a “bona fide purchaser” under applicable law.
(C)Maturing Notes and Notes Called for Redemption or Subject to Repurchase. If, on a Redemption Date, a Fundamental Change Repurchase Date or the Maturity Date, the Paying Agent holds money sufficient to pay the aggregate Redemption Price, Fundamental Change Repurchase Price or principal amount, respectively, together, in each case, with the aggregate interest, in each case due on such date, then (unless there occurs a Default in the payment of any such amount) (i) the Notes (or portions thereof) to be redeemed or repurchased, or that mature, on such date will be deemed, as of such date, to cease to be outstanding, except to the extent provided in Section 4.02(D), 4.03(E) or 5.02(D); and (ii) the rights of the Holders of such Notes (or such portions thereof), as such, will terminate with respect to such Notes (or such portions thereof), other than the right to receive the Redemption Price, Fundamental Change Repurchase Price or principal amount, as applicable, of, and accrued and unpaid interest on, such Notes (or such portions thereof), in each case as provided in this Indenture.
(D)Notes to Be Exchanged. At the Close of Business on the Exchange Date for any Note (or any portion thereof) to be Exchanged, such Note (or such portion) will (unless there occurs a Default in the delivery of the Exchange Consideration or interest due, pursuant to Section 5.03(B) or Section 5.02(D), upon such Exchange) be deemed to cease to be outstanding, except to the extent provided in Section 5.02(D) or Section 5.08.
(E)Cessation of Accrual of Interest. Except as provided in Section 4.02(D), 4.03(E) or 5.02(D), interest will cease to accrue on each Note from, and including, the date that such Note is deemed, pursuant to this Section 2.18, to cease to be outstanding, unless there occurs a default in the payment or delivery of any cash or other property due on such Note.

Section 2.19.    Repurchases by the Company.
    Without limiting the generality of Section 2.15, the Company, the Parent Guarantor or their respective Subsidiaries may, from time to time, repurchase Notes in the open market or otherwise, whether through private or public tender or exchange offers, cash-settled swaps or other cash-settled derivatives without delivering prior notice to Holders.

Section 2.20.    CUSIP and ISIN Numbers.
    The Company may use one or more CUSIP or ISIN numbers to identify any of the Notes, and, if so, the Company and the Trustee will use such CUSIP or ISIN number(s) in notices to Holders; provided, however, that (i) the Trustee makes no representation as to the correctness or accuracy of any such CUSIP or ISIN number; and (ii) the effectiveness of any such notice will not be affected by any defect in, or omission of, any such CUSIP or ISIN number. The Company will promptly notify the Trustee of any change in the CUSIP or ISIN number(s) identifying any Notes.

Article 3. COVENANTS
Section 3.01.    Payment on Notes.
(A)Generally. The Issuers will pay or cause to be paid all the principal of, the Fundamental Change Repurchase Price and Redemption Price for, interest on, and other amounts due with respect to, the Notes on the dates and in the manner set forth in this Indenture.
(B)Deposit of Funds. Before 11:00 A.M., New York City time, on each Redemption Date, Fundamental Change Repurchase Date or Interest Payment Date, and on the Maturity Date or any other date on which any cash amount is due on the Notes, the Company will deposit, or will cause there to be deposited, with the Paying Agent cash, in funds immediately available on such date, sufficient to pay the cash amount due on the applicable Notes on such date. The Paying Agent will return to the Company, as soon as practicable, any money not required for such purpose.
Section 3.02.    Exchange Act Reports.
(A)Generally. The Parent Guarantor will send to the Holders and the Trustee copies of all reports that the Parent Guarantor is required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act within fifteen (15) calendar days after the date that the Parent Guarantor is required to file the same (after giving effect to all applicable grace periods under the Exchange Act); provided, however, that the Parent Guarantor need not send to the Holders and the Trustee any material for which the Parent Guarantor has received, or is seeking in good faith and has not been denied, confidential treatment by the SEC. Any report that the Parent Guarantor files with the SEC through the EDGAR system (or any successor thereto) will be deemed to be sent to the Holders and the Trustee at the time such report is so filed via the EDGAR system (or such successor).

(B)Trustee’s Disclaimer. The Trustee need not determine whether the Parent Guarantor has filed any material via the EDGAR system (or such successor). The sending or filing of reports, information and documents pursuant to Section 3.02(A) is for informational purposes only and the Trustee’s receipt of such will not be deemed to constitute actual or constructive notice or knowledge of any information contained, or determinable from information contained, therein, including the Issuers’ or any Guarantor’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
Section 3.03.    Rule 144A Information.
    At any time the Parent Guarantor is not subject to Section 13 or 15(d) of the Exchange Act, the Parent Guarantor will, so long as any of the Notes or any shares of Common Stock issuable upon Exchange thereof will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and will, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Notes or shares of Common Stock issuable upon Exchange of such Notes the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares of Common Stock pursuant to Rule 144A. The Parent Guarantor will take such further action as any Holder or beneficial owner of such Notes or shares of Common Stock may reasonably request to the extent from time to time required to enable such Holder or beneficial owner to sell such Notes or shares of Common Stock in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.

Section 3.04.    Additional Interest.
(A)Accrual of Additional Interest.
(i)If, at any time during the six (6) month period beginning on, and including, the date that is six (6) months after the Last Original Issue Date of any Note, (1) the Parent Guarantor fails to timely file any document or report that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K); or (2) such Note is not otherwise freely tradable by Holders other than the Company’s Affiliates or Holders that were Affiliates of the Company at any time during the three (3) months immediately preceding (as a result of restrictions pursuant to U.S. federal securities laws or the terms of this Indenture or the Notes), then Additional Interest will accrue on such Note for each day during such period on which such failure is continuing or such Note is not freely tradable. Such Additional Interest shall accrue on the Notes at a rate equal to 0.50% per annum of the principal amount of the Notes outstanding for each day during such period described in the preceding sentence.
(ii)If, and for so long as, the Restricted Note Legend on the Notes has not been removed, the Notes are assigned a restricted CUSIP number or the Notes are not otherwise freely tradable as described in Section 3.04(A)(i) by Holders other than the Company’s Affiliates or Holders that were Affiliates of the Company at any time during the three (3)

months immediately preceding (without restrictions pursuant to U.S. federal securities law or the terms of this Indenture or the Notes) as of the 385th day after the Last Original Issue Date, the Company shall pay Additional Interest on the Notes at a rate equal to 0.50% per annum of the principal amount of Notes outstanding until the Restricted Note Legend has been removed, the Notes are assigned an unrestricted CUSIP number and the Notes are freely tradable as described in Section 3.04(A)(i) by Holders other than the Company’s Affiliates (or Holders that were Affiliates of the Company at any time during the three (3) months preceding).
(B)Payment of Additional Interest. Additional Interest shall be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes and shall be in addition to any Additional Interest that may accrue, at the Company’s election, pursuant to Section 7.03. In no event, however, shall Additional Interest accrue on any day (taking into consideration any Additional Interest payable as described in Section 3.04(A) or Section 7.03) at an annual rate accruing in excess of 0.50%, in the aggregate.
(C)Notice of Accrual of Additional Interest; Trustee’s Disclaimer. The Company will send notice to the Holder of each Note, and to the Trustee, of the commencement and termination of any period in which Additional Interest accrues on such Note. In addition, if Additional Interest accrues on any Note, then, no later than five (5) Business Days before each date on which such Additional Interest is to be paid, the Company will deliver an Officer’s Certificate to the Trustee and the Paying Agent stating (i) that the Company is obligated to pay Additional Interest on such Note on such date of payment; and (ii) the amount of such Additional Interest that is payable on such date of payment. The Trustee will have no duty to determine whether any Additional Interest is payable or the amount thereof.
(D)Exclusive Remedy. The accrual of Additional Interest will be the exclusive remedy available to Holders for the failure by the Company to comply with its obligations under this Section 3.04.
Section 3.05.    Compliance and Default Certificates.
(A)Annual Compliance Certificate. Within one hundred and twenty (120) days after December 31, 2021 and each fiscal year of the Company ending thereafter, the Company will deliver an Officer’s Certificate to the Trustee stating (i) that the signatory thereto has supervised a review of the activities of the Company and its Subsidiaries during such fiscal year with a view towards determining whether any Default or Event of Default has occurred; and (ii) whether, to such signatory’s knowledge, a Default or Event of Default has occurred or is continuing (and, if so, describing all such Defaults or Events of Default and what action the Company is taking or proposes to take with respect thereto).
(B)Default Certificate. If a Default or Event of Default occurs, then the Company will, within thirty (30) days after its first occurrence, deliver an Officer’s Certificate to the Trustee describing the same and what action the Company is taking or proposes to take with respect thereto.

Section 3.06.    Stay, Extension and Usury Laws.
    To the extent that it may lawfully do so, each Issuer (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Indenture; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee by this Indenture, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 3.07.    Acquisition of Notes by the Company and its Affiliates.
    Without limiting the generality of Section 2.18, Notes that the Company, the Parent Guarantor or any of their respective Subsidiaries have purchased or otherwise acquired will be deemed to remain outstanding (except to the extent provided in Section 2.16) until such time as such Notes are delivered to the Trustee for cancellation.

Article 4. REPURCHASE AND REDEMPTION
Section 4.01.    No Sinking Fund.
    No sinking fund is required to be provided for the Notes.

Section 4.02.    Right of Holders to Require the Company to Repurchase Notes upon a Fundamental Change.
(A)Right of Holders to Require the Company to Repurchase Notes Upon a Fundamental Change. Subject to the other terms of this Section 4.02, if a Fundamental Change occurs, then each Holder will have the right (the “Fundamental Change Repurchase Right”) to require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price.
(B)Repurchase Prohibited in Certain Circumstances. If the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or before the Fundamental Change Repurchase Date for a Repurchase Upon Fundamental Change (including as a result of the payment of the related Fundamental Change Repurchase Price, and any related interest pursuant to the proviso to Section 4.02(D), on such Fundamental Change Repurchase Date), then (i) the Company may not repurchase any Notes pursuant to this Section 4.02; and (ii) the Company will cause any Notes theretofore surrendered for such Repurchase Upon Fundamental Change to be returned to the Holders thereof (or, if applicable with respect to Global Notes, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Notes in accordance with the Depositary Procedures).

(C)Fundamental Change Repurchase Date. The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of the Company’s choosing that is no more than thirty five (35), nor less than twenty (20), Business Days after the date the Company sends the related Fundamental Change Notice pursuant to Section 4.02(E). The Fundamental Change Repurchase Date shall be subject to postponement in order to allow the Company to comply with applicable law as a result of changes to such applicable law occurring after the Issue Date.
(D)Fundamental Change Repurchase Price. The Fundamental Change Repurchase Price for any Note to be repurchased upon a Repurchase Upon Fundamental Change following a Fundamental Change is an amount in cash equal to the principal amount of such Note plus accrued and unpaid interest on such Note to, but excluding, the Fundamental Change Repurchase Date for such Fundamental Change; provided, however, that if such Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Repurchase Upon Fundamental Change, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Fundamental Change Repurchase Date is before such Interest Payment Date); and (ii) the Fundamental Change Repurchase Price will not include accrued and unpaid interest on such Note to, but excluding, such Fundamental Change Repurchase Date. For the avoidance of doubt, if an Interest Payment Date is not a Business Day within the meaning of Section 2.05(C) and such Fundamental Change Repurchase Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but excluding, such Interest Payment Date will be paid, in accordance with Section 2.05(C), on the next Business Day to Holders as of the Close of Business on the immediately preceding Regular Record Date; and (y) the Fundamental Change Repurchase Price will include interest on Notes to be repurchased from, and including, such Interest Payment Date.
(E)Fundamental Change Notice. On or before the twentieth (20th) calendar day after the effective date of a Fundamental Change, the Company will send to each Holder, the Trustee and the Paying Agent a notice of such Fundamental Change (a “Fundamental Change Notice”).
    Such Fundamental Change Notice must state:
(i)briefly, the events causing such Fundamental Change;
(ii)the effective date of such Fundamental Change;
(iii)the procedures that a Holder must follow to require the Company to repurchase its Notes pursuant to this Section 4.02, including the deadline for exercising the Fundamental Change Repurchase Right and the procedures for submitting and withdrawing a Fundamental Change Repurchase Notice;
(iv)the Fundamental Change Repurchase Date for such Fundamental Change;

(v)the Fundamental Change Repurchase Price per $1,000 principal amount of Notes for such Fundamental Change (and, if such Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to Section 4.02(D));
(vi)the name and address of the Paying Agent and the Exchange Agent;
(vii)the Exchange Rate in effect on the date of such Fundamental Change Notice and a description and quantification of any adjustments to the Exchange Rate that may result from such Fundamental Change (including pursuant to Section 5.07);
(viii)that Notes for which a Fundamental Change Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Paying Agent for the Holder thereof to be entitled to receive the Fundamental Change Repurchase Price;
(ix)that Notes (or any portion thereof) that are subject to a Fundamental Change Repurchase Notice that has been duly tendered may be Exchanged only if such Fundamental Change Repurchase Notice is withdrawn in accordance with this Indenture; and
(x)the CUSIP and ISIN numbers, if any, of the Notes.
    Neither the failure to deliver a Fundamental Change Notice nor any defect in a Fundamental Change Notice will limit the Fundamental Change Repurchase Right of any Holder or otherwise affect the validity of any proceedings relating to any Repurchase Upon Fundamental Change.

(F)Procedures to Exercise the Fundamental Change Repurchase Right.
(i)Delivery of Fundamental Change Repurchase Notice and Notes to Be Repurchased. To exercise its Fundamental Change Repurchase Right for a Note following a Fundamental Change, the Holder thereof must deliver to the Paying Agent:
(1)before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date (or such later time as may be required by law), a duly completed, written Fundamental Change Repurchase Notice with respect to such Note; and
(2)such Note, duly endorsed for transfer (if such Note is a Physical Note) or by book-entry transfer (if such Note is a Global Note).
The Paying Agent will promptly deliver to the Company a copy of each Fundamental Change Repurchase Notice that it receives.

(ii)Contents of Fundamental Change Repurchase Notices. Each Fundamental Change Repurchase Notice with respect to a Note must state:
(1)if such Note is a Physical Note, the certificate number of such Note;
(2)the principal amount of such Note to be repurchased, which must be an Authorized Denomination; and
(3)that such Holder is exercising its Fundamental Change Repurchase Right with respect to such principal amount of such Note;
provided, however, that if such Note is a Global Note, then such Fundamental Change Repurchase Notice must comply with the Depositary Procedures (and any such Fundamental Change Repurchase Notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.02(F)).

(iii)Withdrawal of Fundamental Change Repurchase Notice. A Holder that has delivered a Fundamental Change Repurchase Notice with respect to a Note may withdraw such Fundamental Change Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent at any time before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date. Such withdrawal notice must state:
(1)if such Note is a Physical Note, the certificate number of such Note;
(2)the principal amount of such Note to be withdrawn, which must be an Authorized Denomination; and
(3)the principal amount of such Note, if any, that remains subject to such Fundamental Change Repurchase Notice, which must be an Authorized Denomination;
provided, however, that if such Note is a Global Note, then such withdrawal notice must comply with the Depositary Procedures (and any such withdrawal notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.02(F)).

Upon receipt of any such withdrawal notice with respect to a Note (or any portion thereof), the Paying Agent will (x) promptly deliver a copy of such withdrawal notice to the Company; and (y) if such Note is surrendered to the Paying Agent, cause such Note (or such portion thereof in accordance with Section 2.11, treating such Note as having been then surrendered for partial repurchase in the amount set forth in such withdrawal notice as remaining subject to repurchase) to be returned to the Holder thereof (or, if applicable with respect to any Global Note, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Note in accordance with the Depositary Procedures).

(G)Payment of the Fundamental Change Repurchase Price. Without limiting the Company’s obligation to deposit the Fundamental Change Repurchase Price within the time proscribed by Section 3.01(B), the Company will cause the Fundamental Change Repurchase Price for a Note (or portion thereof) to be repurchased pursuant to a Repurchase Upon Fundamental Change to be paid to the Holder thereof on or before the later of (i) the applicable Fundamental Change Repurchase Date; and (ii) the date (x) such Note is delivered to the Paying Agent (in the case of a Physical Note) or (y) the Depositary Procedures relating to the repurchase, and the delivery to the Paying Agent, of such Holder’s beneficial interest in such Note to be repurchased are complied with (in the case of a Global Note). For the avoidance of doubt, interest payable pursuant to the proviso to Section 4.02(D) on any Note to be repurchased pursuant to a Repurchase Upon Fundamental Change must be paid pursuant to such proviso regardless of whether such Note is delivered or such Depositary Procedures are complied with pursuant to the first sentence of this Section 4.02(G).
(H)Third Party May Conduct Repurchase Offer In Lieu of the Company. Notwithstanding anything to the contrary in this Section 4.02, the Company will be deemed to satisfy its obligations under this Section 4.02 if (i) one or more third parties conduct any Repurchase Upon Fundamental Change and related offer to repurchase Notes otherwise required by this Section 4.02 in a manner that would have satisfied the requirements of this Section 4.02 if conducted directly by the Company; and (ii) an owner of a beneficial interest in any Note repurchased by such third party or parties will not receive a lesser amount (as a result of withholding or similar taxes) than such owner would have received had the Company repurchased such Note.
(I)No Requirement to Conduct an Offer to Repurchase Notes if the Fundamental Change Results in the Notes Becoming Exchangeable into an Amount of Cash Exceeding the Fundamental Change Repurchase Price. Notwithstanding anything to the contrary in this Section 4.02, the Company will not be required to send a Fundamental Change Notice pursuant to Section 4.02(E), or offer to repurchase or repurchase any Notes pursuant to this Section 4.02, in connection with a Fundamental Change occurring pursuant to clause (B)(ii) (or pursuant to clause (A) that also constitutes a Fundamental Change occurring pursuant to clause (B)(ii)) of the definition thereof, if (i) such Fundamental Change constitutes a Common Stock Change Event whose Reference Property consists entirely of cash in U.S. dollars; (ii) immediately after such Fundamental Change, the Notes become Exchangeable, pursuant to Section 5.09(A) and, if applicable, Section 5.07, into consideration that consists solely of U.S. dollars in an amount per $1,000 aggregate principal amount of Notes that equals or exceeds the Fundamental Change Repurchase Price per $1,000 aggregate principal amount of Notes (calculated assuming that the same includes accrued and unpaid interest to, but excluding, the latest possible Fundamental Change Repurchase Date for such Fundamental Change); and (iii) the Company timely sends the notice relating to such Fundamental Change required pursuant to Section 5.01(C)(i)(3)(b) and includes, in such notice, a statement that the Company is relying on this Section 4.02(I).
(J)Compliance with Applicable Securities Laws. To the extent applicable, the Company will comply, in all material respects, with all federal and state securities laws in connection with a Repurchase Upon Fundamental Change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such Repurchase Upon Fundamental Change in the manner set forth in this Indenture; provided, however, that, to the extent that the Company’s obligations pursuant to this Section 4.02 conflict with any law or regulation that is applicable to the Company and enacted after the Issue Date, the Company’s compliance with such law or regulation will not be considered to be a Default of such obligations.
(K)Repurchase in Part. Subject to the terms of this Section 4.02, Notes may be repurchased pursuant to a Repurchase Upon Fundamental Change in part, but only in Authorized Denominations. Provisions of this Section 4.02 applying to the repurchase of a Note in whole will equally apply to the repurchase of a permitted portion of a Note.

Section 4.03.    Right of the Company to Redeem the Notes.
(A)No Right to Redeem Before June 20, 2024. The Company may not redeem the Notes at its option at any time before June 20, 2024.
(B)Right to Redeem the Notes on or After June 20, 2024. Subject to the terms of this Section 4.03 (including, for the avoidance of doubt, Section 4.03(J)), the Company has the right, at its election, to redeem all, or any portion in an Authorized Denomination, of the Notes, at any time, and from time to time, on a Redemption Date on or after June 20, 2024 and on or before the thirtieth (30th) Scheduled Trading Day immediately before the Maturity Date, for a cash purchase price equal to the Redemption Price, but only if the Last Reported Sale Price per share of Common Stock exceeds one hundred and thirty percent (130%) of the Exchange Price on (x) each of at least twenty (20) Trading Days (whether or not consecutive) during the thirty (30) consecutive Trading Days ending on, and including, the Trading Day immediately before the Redemption Notice Date for such Redemption; and (y) the Trading Day immediately before such Redemption Notice Date. For the avoidance of doubt, the calling of any Notes for Redemption will constitute a Make-Whole Fundamental Change with respect to such Notes pursuant to clause (B) of the definition thereof.
(C)Redemption Prohibited in Certain Circumstances. If the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or before the Redemption Date (including as a result of the payment of the related Redemption Price, and any related interest pursuant to the proviso to Section 4.03(E), on such Redemption Date), then (i) the Company may not call for Redemption or otherwise redeem any Notes pursuant to this Section 4.03; and (ii) the Company will cause any Notes theretofore surrendered for such Redemption to be returned to the Holders thereof (or, if applicable with respect to Global Notes, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interests in such Notes in accordance with the Depositary Procedures).
(D)Redemption Date. The Redemption Date for any Redemption will be a Business Day of the Company’s choosing that is no more than fifty-five (55), nor less than thirty-five (35), Scheduled Trading Days after the Redemption Notice Date for such Redemption.

(E)Redemption Price. The Redemption Price for any Note called for Redemption is an amount in cash equal to the principal amount of such Note plus accrued and unpaid interest on such Note to, but excluding, the Redemption Date for such Redemption; provided, however, that if such Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Redemption, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Redemption Date is before such Interest Payment Date); and (ii) the Redemption Price will not include accrued and unpaid interest on such Note to, but excluding, such Redemption Date. For the avoidance of doubt, if an Interest Payment Date is not a Business Day within the meaning of Section 2.05(C) and such Redemption Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but excluding, such Interest Payment Date will be paid, in accordance with Section 2.05(C), on the next Business Day to Holders as of the Close of Business on the immediately preceding Regular Record Date; and (y) the Redemption Price will include interest on Notes to be redeemed from, and including, such Interest Payment Date.
(F)Redemption Notice. To call any Notes for Redemption, the Company must send to each Holder of such Notes, the Trustee and the Paying Agent a written notice of such Redemption (a “Redemption Notice”).
    Such Redemption Notice must state:
(i)that such Notes have been called for Redemption, briefly describing the Company’s Redemption right under this Indenture;
(ii)the Redemption Date for such Redemption;
(iii)the Redemption Price per $1,000 principal amount of Notes for such Redemption (and, if the Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to Section 4.03(E));
(iv)the name and address of the Paying Agent and the Exchange Agent;
(v)that Notes called for Redemption may be Exchanged at any time before the Close of Business on the second (2nd) Business Day immediately before the Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full);
(vi)the Exchange Rate in effect on the Redemption Notice Date for such Redemption and a description and quantification of any adjustments to the Exchange Rate that may result from such Redemption (including pursuant to Section 5.07);

(vii)the forms and amounts of consideration that will apply to all Exchanges of Notes with an Exchange Date that occurs on or after such Redemption Notice Date and on or before the second (2nd) Business Day before such Redemption Date; and
(viii)the CUSIP and ISIN numbers, if any, of the Notes.
    On or before the Redemption Notice Date, the Company will send a copy of such Redemption Notice to the Trustee and the Paying Agent. At the Issuers’ request, the Trustee shall give such Redemption Notice in the Issuers’ name and at the Issuers’ expense; provided that the Issuers shall have delivered to the Trustee, at least five Business Days before such Redemption Notice is required to be sent or caused to be sent to Holders pursuant to this Section 4.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such Redemption Notice and setting forth the information to be stated in such Redemption Notice as provided in the preceding paragraph.

(G)Selection and Exchange of Notes to Be Redeemed in Part.
(i)If less than all Notes then outstanding are called for Redemption, then the Notes to be redeemed will be selected as follows: (1) in the case of Global Notes, in accordance with the Depositary Procedures; and (2) in the case of Physical Notes, by the Trustee, by lot; and
(ii)If only a portion of a Note is subject to Redemption and such Note is Exchanged in part, then the Exchanged portion of such Note will be deemed to be from the portion of such Note that was subject to Redemption.
(H)Payment of the Redemption Price. Without limiting the Company’s obligation to deposit the Redemption Price by the time proscribed by Section 3.01(B), the Company will cause the Redemption Price for a Note (or portion thereof) subject to Redemption to be paid to the Holder thereof on or before the applicable Redemption Date. For the avoidance of doubt, interest payable pursuant to the proviso to Section 4.03(E) on any Note (or portion thereof) subject to Redemption must be paid pursuant to such proviso.
(I)Special Provisions for Partial Calls. If the Company elects to redeem less than all of the outstanding Notes pursuant to this Section 4.03, and the Holder of any Note, or any owner of a beneficial interest in any Global Note is, in the Company’s judgment, reasonably not able to determine, before the Close of Business on the thirty-second (32nd) Scheduled Trading Day immediately before the Redemption Date for such Redemption, whether such Note or beneficial interest, as applicable, is to be redeemed pursuant to such Redemption, then such Holder or owner, as applicable, will be entitled to Exchange such Note or beneficial interest, as applicable, at any time before the Close of Business on the second (2nd) Business Day immediately before such Redemption Date, and each such Exchange will be deemed to be of a Note called for Redemption for purposes of this Section 4.03 and Sections 5.01(C)(i)(4) and 5.07.
(J)Partial Redemption Limitation. If the Company elects to redeem less than all of the outstanding Notes pursuant to this Section 4.03, then the excess of the principal amount of Notes outstanding as of the time the Company sends the related Redemption Notice over the aggregate principal amount of Notes set forth in such Redemption Notice as being subject to Redemption must be at least one hundred million dollars ($100,000,000).
Article 5. EXCHANGE
Section 5.01.    Right to Exchange.
(A)Generally. Subject to the provisions of this Article 5, each Holder may, at its option, Exchange such Holder’s Notes into Exchange Consideration.
(B)Exchanges in Part. Subject to the terms of this Indenture, Notes may be Exchanged in part, but only in Authorized Denominations. Provisions of this Article 5 applying to the Exchange of a Note in whole will equally apply to Exchanges of a permitted portion of a Note.
(C)When Notes May Be Exchanged.
(i)Generally. Subject to Section 5.01(C)(ii), a Note may be Exchanged only in the following circumstances:
(1)Exchange upon Satisfaction of Common Stock Sale Price Condition. A Holder may Exchange its Notes during any calendar quarter (and only during such calendar quarter) commencing after the calendar quarter ending on September 30, 2021, if the Last Reported Sale Price per share of Common Stock exceeds one hundred and thirty percent (130%) of the Exchange Price for each of at least twenty (20) Trading Days (whether or not consecutive) during the thirty (30) consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding calendar quarter.
(2)Exchange upon Satisfaction of Note Trading Price Condition. A Holder may Exchange its Notes during the five (5) consecutive Business Days immediately after any ten (10) consecutive Trading Day period (such ten (10) consecutive Trading Day period, the “Measurement Period”) if the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder in accordance with the procedures set forth below, for each Trading Day of the Measurement Period was less than ninety eight percent (98%) of the product of the Last Reported Sale Price per share of Common Stock on such Trading Day and the Exchange Rate on such Trading Day. The condition set forth in the preceding sentence is referred to in this Indenture as the “Trading Price Condition.”
The Trading Price will be determined by the Bid Solicitation Agent pursuant to this Section 5.01(C)(i)(2) and the definition of “Trading Price.” The Bid Solicitation Agent (if not the Company) will have no obligation to determine the Trading Price of the Notes unless the Company has requested such determination in writing, and the Company will have no obligation to make such request (or seek bids itself) unless a Holder of at least $5,000,000 principal amount of Notes provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than ninety eight percent (98%) of the product of the Last Reported Sale Price per share of Common Stock and the Exchange Rate. If a Holder provides such evidence, then the Company will (if acting as Bid Solicitation Agent), or will instruct the Bid Solicitation Agent to, determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to ninety eight percent (98%) of the product of the Last Reported Sale Price per share of Common Stock on such Trading Day and the Exchange Rate on such Trading Day. If the Trading Price Condition has been met as set forth above, then the Company will notify the Holders, the Trustee and the Exchange Agent of the same. If, on any Trading Day after the Trading Price Condition has been met as set forth above, the Trading Price per $1,000 principal amount of Notes is greater than or equal to ninety eight percent (98%) of the product of the Last Reported Sale Price per share of Common Stock on such Trading Day and the Exchange Rate on such Trading Day, then the Company will notify the Holders, the Trustee and the Exchange Agent of the same.

(3)Exchange upon Specified Corporate Events.
(a)Certain Distributions. If, before March 15, 2026, the Parent Guarantor elects to:
(I)distribute, to all or substantially all holders of Common Stock, any rights, options or warrants (other than rights issued pursuant to a stockholder rights plan, so long as such rights have not separated from the Common Stock and are not exercisable until the occurrence of a triggering event, except that such rights will be deemed to be distributed under this clause (I) upon their separation from the Common Stock or upon the occurrence of such triggering event) entitling them, for a period of not more than sixty (60) calendar days after the record date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced (determined in the manner set forth in the third paragraph of Section 5.05(A)(ii)); or
(II)distribute, to all or substantially all holders of Common Stock, assets or securities of the Parent Guarantor or rights to purchase the Parent Guarantor’s securities, which distribution per share of Common Stock has a value, as reasonably determined by the Parent Guarantor’s Board of Directors, exceeding ten percent (10%) of the Last Reported Sale Price per share of Common Stock on the Trading Day immediately before the date such distribution is announced, then, in either case, (x) the Company will send notice of such distribution, and of the related right to Exchange Notes, to Holders, the Trustee and the Exchange Agent at least thirty-five (35) Scheduled Trading Days before the Ex-Dividend Date for such distribution (or, if later in the case of any such separation of rights issued pursuant to a stockholder rights plan or the occurrence of any such triggering event under a stockholder rights plan, as soon as reasonably practicable after the Company becomes aware that such separation or triggering event has occurred or will occur); and (y) once the Company has sent such notice, Holders may Exchange their Notes at any time until the earlier of the Close of Business on the Business Day immediately before such Ex-Dividend Date and the Parent Guarantor’s announcement that such distribution will not take place; provided, however, that the Notes will not become Exchangeable pursuant to clause (y) above (but the Company will be required to send notice of such distribution pursuant to clause (x) above) on account of such distribution if each Holder participates, at the same time and on the same terms as holders of Common Stock, and solely by virtue of being a Holder, in such distribution without having to Exchange such Holder’s Notes and as if such Holder held a number of shares of Common Stock equal to the product of (i) the Exchange Rate in effect on the record date for such distribution; and (ii) the aggregate principal amount (expressed in thousands) of Notes held by such Holder on such record date.

(b)Certain Corporate Events. If a Fundamental Change, Make-Whole Fundamental Change (other than a Make-Whole Fundamental Change pursuant to clause (B) of the definition thereof) or Common Stock Change Event occurs (other than a merger or other business combination transaction that is effected solely to change the Company or the Parent Guarantor’s jurisdiction of incorporation and that does not constitute a Fundamental Change or a Make-Whole Fundamental Change), then, in each case, Holders may Exchange their Notes at any time from, and including, the effective date of such transaction or event to, and including, the thirty fifth (35th) Trading Day after such effective date (or, if such transaction or event also constitutes a Fundamental Change (other than an Exempted Fundamental Change), to, but excluding, the related Fundamental Change Repurchase Date); provided, however, that if the Company does not provide the notice referred to in the immediately following sentence by the second (2nd) Business Day after such effective date, then the last day on which the Notes are Exchangeable pursuant to this sentence will be extended by the number of Business Days from, and including, the second (2nd) Business Day after such effective date to, but excluding, the date the Company provides such notice. No later than the second (2nd) Business Day after such effective date, the Company will send notice to the Holders, the Trustee and the Exchange Agent of such transaction or event, such effective date and the related right to Exchange Notes.
(4)Exchange upon Redemption. If the Company calls any Note for Redemption, then the Holder of such Note may Exchange such Note at any time before the Close of Business on the second (2nd) Business Day immediately before the related Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full).
(5)Exchanges During Free Exchangeability Period. A Holder may Exchange its Notes at any time from, and including, March 15, 2026 until the Close of Business on the second (2nd) Scheduled Trading Day immediately before the Maturity Date.
For the avoidance of doubt, the Notes may become Exchangeable pursuant to any one or more of the preceding sub-paragraphs of this Section 5.01(C)(i) and the Notes ceasing to be Exchangeable pursuant to a particular sub-paragraph of this Section 5.01(C)(i) will not preclude the Notes from being Exchangeable pursuant to any other sub-paragraph of this Section 5.01(C)(i).

(ii)Limitations and Closed Periods. Notwithstanding anything to the contrary in this Indenture or the Notes:
(1)Notes may be surrendered for Exchange only after the Open of Business and before the Close of Business on a day that is a Business Day;
(2)in no event may any Note be Exchanged after the Close of Business on the second (2nd) Scheduled Trading Day immediately before the Maturity Date;
(3)if the Company calls any Note for Redemption pursuant to Section 4.03, then the Holder of such Note may not Exchange such Note after the Close of Business on the second (2nd) Business Day immediately before the applicable Redemption Date, except to the extent the Company fails to pay the Redemption Price for such Note in accordance with this Indenture; and
(4)if a Fundamental Change Repurchase Notice is validly delivered pursuant to Section 4.02(F) with respect to any Note, then such Note may not be Exchanged, except to the extent (a) such Note is not subject to such notice; (b) such notice is withdrawn in accordance with Section 4.02(F); or (c) the Company fails to pay the Fundamental Change Repurchase Price for such Note in accordance with this Indenture.

Section 5.02.    Exchange Procedures.
(A)Generally.
(i)Global Notes. To Exchange a beneficial interest in a Global Note that is Exchangeable pursuant to Section 5.01(C), the owner of such beneficial interest must (1) comply with the Depositary Procedures for Exchanging such beneficial interest (at which time such Exchange will become irrevocable); and (2) pay any amounts due pursuant to Section 5.02(D) or Section 5.02(E).
(ii)Physical Notes. To Exchange all or a portion of a Physical Note that is Exchangeable pursuant to Section 5.01(C), the Holder of such Note must (1) complete, manually sign and deliver to the Exchange Agent the Exchange Notice attached to such Physical Note or a facsimile of such Exchange Notice; (2) deliver such Physical Note to the Exchange Agent (at which time such Exchange will become irrevocable); (3) furnish any endorsements and transfer documents that the Company or the Exchange Agent may require; and (4) pay any amounts due pursuant to Section 5.02(D) or Section 5.02(E).
(B)Effect of Exchanging a Note. At the Close of Business on the Exchange Date for a Note (or any portion thereof) to be Exchanged, such Note (or such portion) will (unless there occurs a Default in the delivery of the Exchange Consideration or interest due, pursuant to Section 5.03(B) or 5.02(D), upon such Exchange) be deemed to cease to be outstanding (and, for the avoidance of doubt, no Person will be deemed to be a Holder of such Note (or such portion thereof) as of the Close of Business on such Exchange Date), except to the extent provided in Section 5.02(D).
(C)Holder of Record of Exchange Shares. Each Exchange will be deemed to have been effected as to any Notes surrendered for Exchange on the Exchange Date; provided, however, that the Person in whose name any shares of Common Stock shall be issuable upon such Exchange will become the holder of record of such shares as of the Close of Business on the last VWAP Trading Day of the relevant Observation Period.
(D)Interest Payable upon Exchange in Certain Circumstances. If the Exchange Date of a Note is after a Regular Record Date and before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Exchange (and, for the avoidance of doubt, notwithstanding anything set forth in the proviso to this sentence), to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date); and (ii) the Holder surrendering such Note for Exchange must deliver to the Exchange Agent, at the time of such surrender, an amount of cash equal to the amount of such interest referred to in clause (i) above; provided, however, that the Holder surrendering such Note for Exchange need not deliver such cash (v) if the Company has specified a Redemption Date that is after such Regular Record Date and on or before the second (2nd) Business Day immediately after such Interest Payment Date; (w) if such Exchange Date occurs after the Regular Record Date immediately before the Maturity Date; (x) if the Company has specified a Fundamental Change Repurchase Date that is after such Regular Record Date and on or before the Business Day immediately after such Interest Payment Date; or (y) to the extent of any overdue interest or interest that has accrued on any overdue interest. For the avoidance of doubt, as a result of, and without limiting the generality of, the foregoing, if a Note is Exchanged with an Exchange Date that is after the Regular Record Date immediately before the Maturity Date, or as of the Close of Business on the Regular Record Date immediately before a Redemption Date or Fundamental Change Repurchase Date described in clause (v) or (x), respectively, in the preceding sentence, then the Company will pay, as provided above, the interest that would have accrued on such Note to, but excluding, the next Interest Payment Date. For the avoidance of doubt, if the Exchange Date of a Note to be Exchanged is on an Interest Payment Date, then the Holder of such Note at the Close of Business on the Regular Record Date immediately before such Interest Payment Date will be entitled to receive, on such Interest Payment Date, the unpaid interest that has accrued on such Note to, but excluding, such Interest Payment Date, and such Note, when surrendered for Exchange, need not be accompanied by any cash amount pursuant to the first sentence of this Section 5.02(D).
(E)Taxes and Duties. If a Holder Exchanges a Note, the Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue or delivery of any shares of Common Stock upon such Exchange; provided, however, that if any tax or duty is due because such Holder requested such shares to be registered in a name other than such Holder’s name, then such Holder will pay such tax or duty and, until having received a sum sufficient to pay such tax or duty, any such shares shall not be delivered to be issued in a name other than that of such Holder.
(F)Exchange Agent to Notify Company of Exchanges. If any Note is submitted for Exchange to the Exchange Agent or the Exchange Agent receives any notice of Exchange with respect to a Note, then the Exchange Agent will promptly (and, in any event, no later than the Business Day following the date the Exchange Agent receives such Note or notice) notify the Company and the Trustee of such occurrence, together with any other information reasonably requested by the Company, and will cooperate with the Company to determine the Exchange Date for such Note.
Section 5.03.    Settlement Upon Exchange.
(A)Settlement Method. Upon the Exchange of any Note, the Company will pay cash up to the aggregate principal amount of the Notes to be Exchanged and pay or deliver, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, in respect of the remainder, if any, of the Company’s Exchange Obligation in excess of the aggregate principal amount of the Notes being Exchanged. All Exchanges of Notes for which the relevant Exchange Date occurs (a) on or after March 15, 2026 and prior to the Close of Business on the second Scheduled Trading Day immediately preceding June 15, 2026 and (b) after a Redemption Notice Date and prior to the related Redemption Date, in each case, will be settled using the same forms and amounts of consideration. Except for (a) any Exchanges for which the relevant Exchange Date occurs on or after March 15, 2026 and prior to the Close of Business on the second Scheduled Trading Day immediately preceding June 15,

2026 and (b) all Exchanges of Notes called for Redemption pursuant to Section 4.03(B) occurring after a Redemption Notice Date and prior to the related Redemption Date, in each case, the Company shall use the same forms and amounts of consideration for all Exchanges with the same Exchange Date, but the Company shall not have any obligation to use the same forms and amounts of consideration with respect to Exchanges with different Exchange Dates. If the Company elects to settle all or a portion of the Exchange Obligation in excess of the principal portion of the Notes being Exchanged in cash, the Company shall deliver notice to Holders so Exchanging through the Trustee (provided the Trustee has received from the Company written request to deliver such notice at least two Business Days (unless a shorter period shall be acceptable to the Trustee) prior to the date such notice is to be delivered to Holders) of such election no later than the Close of Business on the Trading Day immediately following the related Exchange Date (or in the case of any Exchanges for which the relevant Exchange Date occurs (i) after a Redemption Notice Date and prior to the related Redemption Date, in such Redemption Notice or (ii) during the period from, and including, March 15, 2026 to the Close of Business on the second Scheduled Trading Day immediately preceding June 15, 2026, no later than the Close of Business on the Business Day immediately preceding March 15, 2026) and the Company will indicate in such notice the percentage of each share issuable upon Exchange in excess of the principal portion of the Notes being Exchanged that will be paid in cash (the “Cash Percentage”). If the Company does not elect a Cash Percentage prior to the deadline set forth in the preceding sentence, the Company shall no longer have the right to elect a Cash Percentage with respect to such Exchange, the Cash Percentage will be deemed to be 0%, and the Company will settle its Exchange Obligation by paying cash in respect of the principal portion of the Exchanged Notes and delivering shares of Common Stock in respect of the remainder, if any, of its Exchange Obligation in excess of the aggregate principal portion of the Notes being Exchanged.
(B)Exchange Consideration.
(i)Generally. Upon the Exchange of any Note, the Company will pay and deliver, if applicable, to Holders in respect of each $1,000 principal amount of Notes being Exchanged an amount (an “Exchange Obligation”) equal to the sum of the Daily Settlement Amounts for each of the 30 consecutive VWAP Trading Days during the relevant Observation Period.
(ii)Cash in Lieu of Fractional Shares. If the number of shares of Common Stock deliverable pursuant to Section 5.03(B)(i) upon such Exchange is not a whole number, then such number will be rounded down to the nearest whole number and the Company will deliver, in addition to the other consideration due upon such Exchange, cash in lieu of the related fractional share in an amount equal to the product of (1) such fraction and (2) the Daily VWAP for the last VWAP Trading Day of the Observation Period for such Exchange.
(iii)Exchange of Multiple Notes by a Single Holder. If a Holder Exchanges more than one (1) Note on a single Exchange Date, then the Exchange Consideration due in respect of such Exchange will (in the case of any Global Note, to the extent permitted by, and practicable under, the Depositary Procedures) be computed based on the total principal amount of Notes Exchanged on such Exchange Date by such Holder.
(iv)Notice of Calculation of Exchange Consideration. The Company will determine the Exchange Consideration due upon Exchange promptly following the last VWAP Trading Day of the applicable Observation Period and will promptly thereafter send notice to the Trustee and the Exchange Agent of the same and the calculation thereof in reasonable detail. Neither the Trustee nor the Exchange Agent will have any duty to make any such determination.
(C)Delivery of the Exchange Consideration. Except as set forth in Sections 5.05(D) and 5.09, the Company will pay or deliver, as applicable, the Exchange Consideration due upon the Exchange of any Note to the Holder on the second (2nd) Business Day immediately after the last VWAP Trading Day of the Observation Period for such Exchange.
(D)Deemed Payment of Principal and Interest; Settlement of Accrued Interest Notwithstanding Exchange. If a Holder Exchanges a Note, then the Company will not adjust the Exchange Rate to account for any accrued and unpaid interest on such Note, and, except as provided in Section 5.02(D), the Company’s delivery of the Exchange Consideration due in respect of such Exchange will be deemed to fully satisfy and discharge the Company’s obligation to pay the principal of, and accrued and unpaid interest, if any, on, such Note to, but excluding the Exchange Date. As a result, except as provided in Section 5.02(D), any accrued and unpaid interest on an Exchanged Note will be deemed to be paid in full rather than cancelled, extinguished or forfeited. In addition, subject to Section 5.02(D), if the Exchange Consideration for a Note consists of both cash and shares of Common Stock, then accrued and unpaid interest that is deemed to be paid therewith will be deemed to be paid first out of such cash.
Section 5.04.    Reserve and Status of Common Stock Issued Upon Exchange.
(A)Stock Reserve. At all times when any Notes are outstanding, the Parent Guarantor will reserve (out of its authorized and not outstanding but unissued shares of Common Stock that are not reserved for other purposes) a number of shares of Common Stock equal to the product of (i) the aggregate principal amount (expressed in thousands) of all then-outstanding Notes; and (ii) the Exchange Rate then in effect (assuming, for these purposes, that the Exchange Rate is increased by the maximum amount pursuant to which the Exchange Rate may be increased pursuant to Section 5.07). To the extent the Company delivers shares of Common Stock held in the Parent Guarantor’s treasury in settlement of the Exchange of any Notes, each reference in this Indenture or the Notes to the issuance of shares of Common Stock in connection therewith will be deemed to include such delivery, mutatis mutandis.
(B)Status of Exchange Shares; Listing. Each Exchange Share, if any, delivered upon Exchange of any Note will be a newly issued or treasury share (except that any Exchange Share delivered by a designated financial institution pursuant to Section 5.08 need not be a newly issued or treasury share) and will be duly authorized, validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of the Holder of such Note or the Person to whom such

Exchange Share will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Parent Guarantor will use commercially reasonable efforts to cause each Exchange Share, when delivered upon Exchange of any Note, to be admitted for listing on such exchange or quotation on such system.
Section 5.05.    Adjustments to the Exchange Rate.
(A)Events Requiring an Adjustment to the Exchange Rate. The Exchange Rate will be adjusted from time to time as follows:
(i)Stock Dividends, Splits and Combinations. If the Parent Guarantor issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Parent Guarantor effects a stock split or a stock combination of the Common Stock (in each case excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 5.09 will apply), then the Exchange Rate will be adjusted based on the following formula:

where:
ER0    =    the Exchange Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately before the Open of Business on the effective date of such stock split or stock combination, as applicable;

ER1    =    the Exchange Rate in effect immediately after the Open of Business on such Ex-Dividend Date or effective date, as applicable;

OS0    =    the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1    =    the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this Section 5.05(A)(i) is declared or announced, but not so paid or made, then the Exchange Rate will be readjusted, effective as of the date the Parent Guarantor’s Board of Directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Exchange Rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(ii)Rights, Options and Warrants. If the Parent Guarantor distributes, to all or substantially all holders of Common Stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which Sections 5.05(A)(iii)(1) and 5.05(F) will apply) entitling such holders, for a period of not more than sixty (60) calendar days after the record date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then the Exchange Rate will be increased based on the following formula:

where:
ER0    =    the Exchange Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

ER1    =    the Exchange Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS    =    the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date;

X    =    the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y    =    a number of shares of Common Stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced.

To the extent such rights, options or warrants are not so distributed, the Exchange Rate will be readjusted to the Exchange Rate that would then be in effect had the increase to the Exchange Rate for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Exchange Rate will be readjusted to the Exchange Rate that would then be in effect had the increase to the Exchange Rate for such distribution been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, option or warrants.

For purposes of this Section 5.05(A)(ii) and Section 5.01(C)(i)(3)(a)(I), in determining whether any rights, options or warrants entitle holders of Common Stock to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Parent Guarantor receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Company in good faith and in a commercially reasonable manner.

(iii)Spin-Offs and Other Distributed Property.
(1)Distributions Other than Spin-Offs. If the Parent Guarantor distributes shares of its Capital Stock, evidences of its indebtedness or other assets or property of the Parent Guarantor, or rights, options or warrants to acquire Capital Stock of the Parent Guarantor or other securities, to all or substantially all holders of the Common Stock, excluding:
(u)    dividends, distributions, rights, options or warrants for which an adjustment to the Exchange Rate is required (or would be required without regard to Section 5.05(C)) pursuant to Section 5.05(A)(i) or 5.05(A)(ii);

(v)    dividends or distributions paid exclusively in cash for which an adjustment to the Exchange Rate is required (or would be required without regard to Section 5.05(C)) pursuant to Section 5.05(A)(iv);

(w)    rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided in Section 5.05(F);

(x)    Spin-Offs for which an adjustment to the Exchange Rate is required (or would be required without regard to Section 5.05(C)) pursuant to Section 5.05(A)(iii)(2);

(y)    a distribution solely pursuant to a tender offer or exchange offer for shares of Common Stock, as to which Section 5.05(A)(v) will apply; and

(z)    a distribution solely pursuant to a Common Stock Change Event, as to which Section 5.09 will apply,

then the Exchange Rate will be increased based on the following formula:

where:
ER0    =    the Exchange Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

ER1    =    the Exchange Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP    =    the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before such Ex-Dividend Date; and

FMV    =    the fair market value (as determined by the Company in good faith and in a commercially reasonable manner), as of such Ex-Dividend Date, of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of Common Stock pursuant to such distribution;

provided, however, that if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Exchange Rate, each Holder will receive, for each $1,000 principal amount of Notes held by such Holder on the record date for such distribution, at the same time and on the same terms as holders of Common Stock, and without having to Exchange its Notes, the amount and kind of shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants that such Holder would have received if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Exchange Rate in effect on such record date.

To the extent such distribution is not so paid or made, the Exchange Rate will be readjusted to the Exchange Rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

(2)Spin-Offs. If the Parent Guarantor distributes or dividends shares of Capital Stock of any class or series, or similar equity interests, of or relating to an Affiliate, a Subsidiary or other business unit of the Parent Guarantor to all or substantially all holders of the Common Stock (other than solely pursuant to (x) a Common Stock Change Event, as to which Section 5.09 will apply; or (y) a tender offer or exchange offer for shares of Common Stock, as to which Section 5.05(A)(v) will apply), and such Capital Stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then the Exchange Rate will be increased based on the following formula:

where:
ER0    =    the Exchange Rate in effect immediately before the Close of Business on the last Trading Day of the Spin-Off Valuation Period for such Spin-Off;

ER1    =    the Exchange Rate in effect immediately after the Close of Business on the last Trading Day of the Spin-Off Valuation Period;

FMV    =    the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or equity interests distributed in such Spin-Off over the ten (10) consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, the Ex-Dividend Date for such Spin-Off (such average to be determined as if references to Common Stock in the definitions of Last Reported Sale Price, Trading Day and Market Disruption Event were instead references to such Capital Stock or equity interests); and (y) the number of shares or units of such Capital Stock or equity interests distributed per share of Common Stock in such Spin-Off; and

SP    =    the average of the Last Reported Sale Prices per share of Common Stock for each Trading Day in the Spin-Off Valuation Period.

Notwithstanding anything to the contrary in this Section 5.05(A)(iii)(2), if any VWAP Trading Day of the Observation Period for an Exchanged Note occurs during the Spin-Off Valuation Period for such Spin-Off, then, solely for purposes of determining the Exchange Rate for such VWAP Trading Day for such Exchange, such Spin-Off Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such VWAP Trading Day.

To the extent any dividend or distribution of the type set forth in this Section 5.05(A)(iii)(2) is declared but not made or paid, the Exchange Rate will be readjusted to the Exchange Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(iv)Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of Common Stock, then the Exchange Rate will be increased based on the following formula:

where:
ER0    =    the Exchange Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution;

ER1    =    the Exchange Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP    =    the Last Reported Sale Price per share of Common Stock on the Trading Day immediately before such Ex-Dividend Date; and

D    =    the cash amount distributed per share of Common Stock in such dividend or distribution;

provided, however, that if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Exchange Rate, each Holder will receive, for each $1,000 principal amount of Notes held by such Holder on the record date for such dividend or distribution, at the same time and on the same terms as holders of Common Stock, and without having to Exchange its Notes, the amount of cash that such Holder would have received if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Exchange Rate in effect on such record date.

To the extent such dividend or distribution is declared but not made or paid, the Exchange Rate will be readjusted to the Exchange Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(v)Tender Offers or Exchange Offers. If the Company, the Parent Guarantor or any of their respective Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the Expiration Time by the Company in good faith and in a commercially reasonable manner) of the cash and other consideration paid per share of Common Stock in such tender or exchange offer exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Exchange Rate will be increased based on the following formula:

where:
ER0    =    the Exchange Rate in effect immediately before the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period for such tender or exchange offer;

ER1    =    the Exchange Rate in effect immediately after the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period;

AC    =    the aggregate value (determined as of the time (the “Expiration Time”) such tender or exchange offer expires by the Company in good faith and in a commercially reasonable manner) of all cash and other consideration paid for shares of Common Stock purchased or exchanged in such tender or exchange offer;

OS0    =    the number of shares of Common Stock outstanding immediately before the Expiration Time (including all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1    =    the number of shares of Common Stock outstanding immediately after the Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP    =    the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

provided, however, that the Exchange Rate will in no event be adjusted down pursuant to this Section 5.05(A)(v), except to the extent provided in the immediately following paragraph. Notwithstanding anything to the contrary in this Section 5.05(A)(v), if any VWAP Trading Day of the Observation Period for an Exchanged Note occurs during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then, solely for purposes of determining the Exchange Rate for such VWAP Trading Day for such Exchange, such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Trading Day immediately after the Expiration Date for such tender or exchange offer to, and including, such VWAP Trading Day.

To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the Exchange Rate will be readjusted to the Exchange Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

(B)No Adjustments in Certain Cases.
(i)Where Holders Participate in the Transaction or Event Without Exchange. Notwithstanding anything to the contrary in Section 5.05(A), the Company will not be obligated to adjust the Exchange Rate on account of a transaction or other event otherwise requiring an adjustment pursuant to Section 5.05(A) (other than a stock split or combination of the type set forth in Section 5.05(A)(i) or a tender or exchange offer of the type set forth in Section 5.05(A)(v)) if each Holder participates, at the same time and on the same terms as holders of Common Stock, and solely by virtue of being a Holder of Notes, in such transaction or event without having to Exchange such Holder’s Notes and as if such Holder held a number of shares of Common Stock equal to the product of (i) the Exchange Rate in effect on the related record date; and (ii) the aggregate principal amount (expressed in thousands) of Notes held by such Holder on such date.
(ii)Certain Events. The Company will not be required to adjust the Exchange Rate except as provided in Section 5.05 or Section 5.07. Without limiting the foregoing, the Company will not be obligated to adjust the Exchange Rate on account of:
(1)except as otherwise provided in Section 5.05, the sale of shares of Common Stock for a purchase price that is less than the market price per share of Common Stock or less than the Exchange Price;
(2)the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Parent Guarantor’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;
(3)the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Parent Guarantor or any of its Subsidiaries;
(4)the issuance of any shares of Common Stock pursuant to any option, warrant, right or convertible or exchangeable security of the Company or the Parent Guarantor outstanding as of the Issue Date;
(5)solely a change in the par value of the Common Stock; or

(6)accrued and unpaid interest on the Notes.
(C)Adjustment Deferral. If an adjustment to the Exchange Rate otherwise required by this Article 5 would result in a change of less than one percent (1%) to the Exchange Rate, then, notwithstanding anything to the contrary in this Article 5, the Company may, at its election, defer such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (i) when all such deferred adjustments would result in a change of at least one percent (1%) to the Exchange Rate; (ii) the Exchange Date of, or any VWAP Trading Day of an Observation Period for, any Note; (iii) the effective date of a Fundamental Change or Make-Whole Fundamental Change; (iv) the date the Company calls any Notes for Redemption; and (v) March 15, 2026.
(D)Adjustments Not Yet Effective. Notwithstanding anything to the contrary in this Indenture or the Notes, if:
(i)a Note is to be Exchanged;
(ii)the record date, effective date or Expiration Time for any event that requires an adjustment to the Exchange Rate pursuant to Section 5.05(A) has occurred on or before any VWAP Trading Day in the Observation Period for such Exchange, but an adjustment to the Exchange Rate for such event has not yet become effective as of such VWAP Trading Day;
(iii)the Exchange Consideration due in respect of such VWAP Trading Day includes any whole or fractional shares of Common Stock; and
(iv)such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise), then, solely for purposes of such Exchange, the Company will, without duplication, give effect to such adjustment on such VWAP Trading Day. In such case, if the date on which the Company is otherwise required to deliver the consideration due upon such Exchange is before the first date on which the amount of such adjustment can be determined, then the Company will delay the settlement of such Exchange until the second (2nd) Business Day after such first date.
(E)Exchange Rate Adjustments where Exchanging Holders Participate in the Relevant Transaction or Event. Notwithstanding anything to the contrary in this Indenture or the Notes, if:
(i)an Exchange Rate adjustment for any dividend or distribution becomes effective on any Ex-Dividend Date pursuant to Section 5.05(A);
(ii)a Note is to be Exchanged;
(iii)any VWAP Trading Day in the Observation Period for such Exchange occurs on or after such Ex-Dividend Date and on or before the related record date;

(iv)the Exchange Consideration due in respect of such VWAP Trading Day includes any whole or fractional shares of Common Stock, in each case based on an Exchange Rate that is adjusted for such dividend or distribution; and
(v)such shares would be entitled to participate in such dividend or distribution (including pursuant to Section 5.02(C)), then the Exchange Rate adjustment relating to such Ex-Dividend Date will be made for such Exchange in respect of such VWAP Trading Day, but the shares of Common Stock issuable with respect to such VWAP Trading Day based on such adjusted Exchange Rate will not be entitled to participate in such dividend or distribution.
(F)Stockholder Rights Plans. If the Parent Guarantor has a stockholder rights plan in effect upon Exchange of any Notes into Common Stock, the Holder Exchanging such Notes will receive, in addition to any shares of Common Stock such Holder receives in connection with such Exchange, the rights under such stockholder rights plan. However, if, prior to any Exchange of Notes, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan, then the Exchange Rate will be adjusted pursuant to Section 5.05(A)(iii)(1) at the time of such separation as if the Parent Guarantor distributed, to all or substantially all holders of Common Stock, shares of its capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described above in Section 5.05(A)(iii)(1), subject to potential readjustment in accordance with the last paragraph of Section 5.05(A)(iii)(1).
(G)Limitation on Effecting Transactions Resulting in Certain Adjustments. Neither the Parent Guarantor nor the Company will engage in or be a party to any transaction or event that would require the Exchange Rate to be adjusted pursuant to Section 5.05(A) or Section 5.07 to an amount that would result in the Exchange Price per share of Common Stock being less than the par value per share of Common Stock.
(H)Equitable Adjustments to Prices. Whenever any provision of this Indenture requires the Company to calculate the average of the Last Reported Sale Prices, or any function thereof, over a period of multiple days (including to calculate the Stock Price or an adjustment to the Exchange Rate), or to calculate Daily VWAPs, Daily Exchange Values, Daily Net Settlement Amounts or Daily Settlement Amounts over an Observation Period, the Company will, if appropriate, make proportionate adjustments to such calculations to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate where the Ex-Dividend Date, effective date or Expiration Date, as applicable, of such event occurs, at any time during such period or Observation Period, as applicable.
(I)Calculation of Number of Outstanding Shares of Common Stock. For purposes of Section 5.05(A), the number of shares of Common Stock outstanding at any time will (i) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (ii) exclude shares of Common Stock held in the Parent Guarantor’s treasury (unless the Parent Guarantor pays any dividend or makes any distribution on shares of Common Stock held in its treasury).

(J)Calculations. All calculations with respect to the Exchange Rate and adjustments thereto will be made to the nearest 1/10,000th of a share of Common Stock (with 5/100,000ths rounded upward).
(K)Notice of Exchange Rate Adjustments. Upon the effectiveness of any adjustment to the Exchange Rate pursuant to Section 5.05(A), the Company will promptly send notice to the Holders, the Trustee and the Exchange Agent containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the Exchange Rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment.
Section 5.06.    Voluntary Adjustments.
(A)Generally. To the extent permitted by law and applicable stock exchange rules, the Company, from time to time, may (but is not required to) increase the Exchange Rate by any amount if (i) the Company or the Parent Guarantor determines that such increase is either (x) in the best interest of the Company or the Parent Guarantor; or (y) advisable to avoid or diminish any income tax imposed on holders of Common Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Common Stock or any similar event; (ii) such increase is in effect for a period of at least twenty (20) Business Days; and (iii) such increase is irrevocable during such period.
(B)Notice of Voluntary Increases. If the Company or the Parent Guarantor determines to increase the Exchange Rate pursuant to Section 5.06(A), then, no later than the first Business Day of the related twenty (20) Business Day period referred to in Section 5.06(A), the Company will send notice to each Holder, the Trustee and the Exchange Agent of such increase, the amount thereof and the period during which such increase will be in effect.
Section 5.07.    Adjustments to the Exchange Rate in Connection with a Make-Whole Fundamental Change.
(A)Generally. If a Make-Whole Fundamental Change occurs and the Exchange Date for the Exchange of a Note occurs during the related Make-Whole Fundamental Change Exchange Period, then, subject to this Section 5.07, the Exchange Rate applicable to such Exchange will be increased by a number of shares (the “Additional Shares”) set forth in the table below corresponding (after interpolation as provided in, and subject to, the provisions below) to the Make-Whole Fundamental Change Effective Date and the Stock Price of such Make-Whole Fundamental Change:

	Stock Price
Make-Whole Fundamental Change Effective Date	$17.49	$20.00	$24.49	$28.00	$31.83	$37.00	$43.00	$50.00	$58.00	$67.00	$77.00	$88.00	$100.00
June 2, 2021	16.3358	12.3800	7.8653	5.6721	4.0503	2.6300	1.6249	0.9340	0.4879	0.2187	0.0719	0.0089	0.0000
June 15, 2022	16.3358	12.1100	7.4635	5.2500	3.6450	2.2754	1.3384	0.7208	0.3426	0.1303	0.0286	0.0000	0.0000
June 15, 2023	16.3358	11.6855	6.8836	4.6621	3.0993	1.8184	0.9881	0.4766	0.1900	0.0499	0.0018	0.0000	0.0000
June 15, 2024	16.3358	11.1095	6.0678	3.8475	2.3685	1.2430	0.5828	0.2250	0.0578	0.0022	0.0000	0.0000	0.0000
June 15, 2025	16.3358	10.2365	4.7309	2.5664	1.3142	0.5265	0.1679	0.0290	0.0000	0.0000	0.0000	0.0000	0.0000
June 15, 2026	16.3358	9.1605	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

    If such Make-Whole Fundamental Change Effective Date or Stock Price is not set forth in the table above, then:
(i)if such Stock Price is between two Stock Prices in the table above or the Make-Whole Fundamental Change Effective Date is between two dates in the table above, then the number of Additional Shares will be determined by straight-line interpolation between the numbers of Additional Shares set forth for the higher and lower Stock Prices in the table above or the earlier and later dates in the table above, based on a 365- or 366-day year, as applicable; and
(ii)if the Stock Price is greater than $100.00 (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above are adjusted pursuant to Section 5.07(B)), or less than $17.49 (subject to adjustment in the same manner), per share, then no Additional Shares will be added to the Exchange Rate.
    Notwithstanding anything to the contrary in this Indenture or the Notes, in no event will the Exchange Rate be increased to an amount that exceeds 57.1755 shares of Common Stock per $1,000 principal amount of Notes, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the Exchange Rate is required to be adjusted pursuant to Section 5.05(A).

    For the avoidance of doubt, but subject to Section 4.03(I), (x) the sending of a Redemption Notice will constitute a Make-Whole Fundamental Change only with respect to the Notes called (or deemed called) for Redemption pursuant to such Redemption Notice, and not with respect to any other Notes; and (y) the Exchange Rate applicable to the Notes not so called for Redemption will not be subject to increase pursuant to this Section 5.07 on account of such Redemption Notice.

(B)Adjustment of Stock Prices and Number of Additional Shares. The Stock Prices in the first row (i.e., the column headers) of the table set forth in Section 5.07(A) will be adjusted in the same manner as, and at the same time and for the same events for which, the Exchange Price is adjusted as a result of the operation of Section 5.05(A). The numbers of Additional Shares in the table set forth in Section 5.07(A) will be adjusted in the same manner as, and at the same time and for the same events for which, the Exchange Rate is adjusted pursuant to Section 5.05(A).

(C)Notice of the Occurrence of a Make-Whole Fundamental Change. The Company will notify the Holders, the Trustee and the Exchange Agent of each Make-Whole Fundamental Change (i) occurring pursuant to clause (A) of the definition thereof in accordance with Section 5.01(C)(i)(3)(b); and (ii) occurring pursuant to clause (B) of the definition thereof in accordance with Section 4.03(F).
Section 5.08.    Transfer of Notes to Be Exchanged to a Third Party for Settlement.
    Notwithstanding anything to the contrary in this Article 5, and subject to the terms of this Section 5.08, if a Note is submitted for Exchange, the Company may elect to arrange to transfer such Note to a financial institution, designated by the Company, that will deliver the consideration due upon such Exchange. To make such election, the Company must send notice of such election to the Holder of such Note, the Trustee and the Exchange Agent before the Close of Business on the Business Day immediately following the Exchange Date for such Note. If the Company has made such election, then:
(A)no later than the Business Day immediately following such Exchange Date, the Company must deliver (or cause the Exchange Agent to deliver) such Note, together with delivery instructions for the Exchange Consideration due upon such Exchange (including wire instructions, if applicable), to a financial institution designated by the Company that has agreed to deliver such Exchange Consideration in the manner and at the time the Company would have had to deliver the same pursuant to this Article 5;
(B)if such Note is a Global Note, then (i) such designated institution will send written confirmation to the Exchange Agent promptly after wiring the cash Exchange Consideration, if any, and delivering any other Exchange Consideration, due upon such Exchange to the Holder of such Note; and (ii) the Exchange Agent will as soon as reasonably practicable thereafter contact such Holder’s custodian with the Depositary to confirm receipt of the same; and
(C)such Note will not cease to be outstanding by reason of such exchange in lieu of Exchange;
provided, however, that if such financial institution does not accept such Note or fails to timely deliver such Exchange Consideration, then the Company will be responsible for delivering such Exchange Consideration in the manner and at the time provided in this Article 5 as if the Company had not elected to make an exchange in lieu of Exchange.

Section 5.09.    Effect of Common Stock Change Event.
(A)Generally. If there occurs any:
(i)recapitalization, reclassification or change of the Common Stock (other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value and (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities);

(ii)consolidation, merger, combination or binding or statutory share exchange involving the Parent Guarantor;
(iii)sale, lease or other transfer of all or substantially all of the assets of the Parent Guarantor and its Subsidiaries, taken as a whole, to any Person; or
(iv)other similar event,
and, as a result of which, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Common Stock Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Indenture or the Notes,

(1)    from and after the effective time of such Common Stock Change Event, (I) the Exchange Consideration due upon Exchange of any Note, and the conditions to any such Exchange, will be determined in the same manner as if each reference to any number of shares of Common Stock in this Article 5 (or in any related definitions) were instead a reference to the same number of Reference Property Units; (II) for purposes of Section 4.03, each reference to any number of shares of Common Stock in such Section (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (III) for purposes of the definitions of “Fundamental Change” and “Make-Whole Fundamental Change,” references to the “Common Stock” and the Parent Guarantor’s “common equity” will be deemed to refer to the common equity (including depositary receipts representing common equity), if any, forming part of such Reference Property;

(2)    if such Reference Property Unit consists entirely of cash, then (I) each Exchange of any Note with an Exchange Date that occurs on or after the effective date of such Common Stock Change Event will be settled entirely in cash in an amount, per $1,000 principal amount of such Note being Exchanged, equal to the product of (x) the Exchange Rate in effect on such Exchange Date (including, for the avoidance of doubt, any increase to such Exchange Rate pursuant to Section 5.07, if applicable); and (y) the amount of cash constituting such Reference Property Unit; and (II) the Company will settle each such Exchange no later than the third (3rd) Business Day after the relevant Exchange Date; and

(3)    for these purposes, (I) the Daily VWAP of any Reference Property Unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “Daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (II) the Daily VWAP of any Reference Property Unit or portion thereof that does not consist of a class of common equity securities, and the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities, will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

    If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Company will notify Holders of such weighted average as soon as practicable after such determination is made.

    At or before the effective time of such Common Stock Change Event, the Company and the resulting, surviving or transferee Person (if not the Company or the Parent Guarantor) of such Common Stock Change Event (the “Successor Person”) will execute and deliver to the Trustee a supplemental indenture pursuant to Section 8.01(F), which supplemental indenture will (x) provide for the settlement of subsequent Exchanges of Notes in the manner set forth in this Section 5.09; (y) provide for subsequent adjustments to the Exchange Rate pursuant to Section 5.05(A) in a manner consistent with this Section 5.09; and (z) contain such other provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to the provisions of this Section 5.09(A). If the Reference Property includes shares of stock or other securities or assets (other than cash) of a Person other than the Successor Person, then such other Person will also execute such supplemental indenture and such supplemental indenture will contain such additional provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of the Holders.

(B)Notice of Common Stock Change Events. The Company will provide notice of each Common Stock Change Event to Holders, the Trustee and the Exchange Agent no later than the second (2nd) Business Day after the effective date of such Common Stock Change Event.
(C)Compliance Covenant. The Parent Guarantor will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 5.09.
Article 6. SUCCESSORS
Section 6.01.    When the Company May Merge, Etc.
(A)Generally. The Company will not consolidate with or merge with or into, or (directly, or indirectly through one or more of its Subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to another Person (other than any Guarantor) (a “Business Combination Event”), unless:
(i)the resulting, surviving or transferee Person either (x) is the Company or (y) if not the Company, is a corporation (or, if such Business Combination Event is an Exempted Fundamental Change, is a corporation, limited liability company, limited partnership or other similar entity) (the “Successor Entity”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the Trustee, at or before the effective time of such Business Combination Event, a supplemental indenture pursuant to Section 8.01(E)) all of the Company’s obligations under this Indenture and the Notes;
(ii)immediately following such Business Combination Event, (x) either the Company is (or, if the resulting, surviving or transferee Person is not the Company, the Successor Entity) a Wholly Owned Subsidiary of, or is merged with, the Underlying Issuer; and (y) if the Underlying Issuer is not the Company (or, if the resulting, surviving or transferee Person is not the Company, the Successor Entity) or the Parent Guarantor, the Underlying Issuer has fully and unconditionally guaranteed the obligations of the Company or the Successor Entity, as applicable, under the Notes; provided, however, that the requirements set forth in this Section 6.01(A)(ii) will not apply if such Business Combination Event is, or is part of, a Common Stock Change Event whose Reference Property does not include any securities; and
(iii)immediately after giving effect to such Business Combination Event, no Default or Event of Default will have occurred and be continuing.
(B)Delivery of Officer’s Certificate and Opinion of Counsel to the Trustee. Before the effective time of any Business Combination Event, the Company will deliver to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that (i) such Business Combination Event (and, if applicable, the related supplemental indenture) comply with Section 6.01(A); and (ii) all conditions precedent to such Business Combination Event provided in this Indenture have been satisfied.
(C)Successor Entity Substituted. At the effective time of any Business Combination Event that complies with Section 6.01(A) and Section 6.01(B), the Successor Entity (if not the Company) will succeed to, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such Successor Entity had been named as the Company in this Indenture and the Notes, and, except in the case of a lease, the predecessor Company will be discharged from its obligations under this Indenture and the Notes.
(D)Exclusion for Asset Transfers with Wholly Owned Subsidiaries. Notwithstanding anything to the contrary in this Section 6.01, this Section 6.01 will not apply to any transfer of assets between or among the Company and any one or more of its Wholly Owned Subsidiaries not effected by merger or consolidation.
Section 6.02.    When the Co-Issuer May Merge, Etc.
(A)Generally. The Co-Issuer will not consolidate with or merge with or into, or (directly, or indirectly through one or more of its Subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Co-Issuer and its Subsidiaries, taken as a whole, to another Person (other than the Company or a Guarantor) (a “Co-Issuer Business Combination Event”), unless:

(i)the resulting, surviving or transferee Person either (x) is the Co-Issuer or (y) if not the Co-Issuer, is a corporation (the “Co-Issuer Successor Company”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the Trustee, at or before the effective time of such Co-Issuer Business Combination Event, a supplemental indenture pursuant to Section 8.01(E)) all of the Co-Issuer’s obligations under this Indenture and the Notes; and
(ii)immediately after giving effect to such Co-Issuer Business Combination Event, no Default or Event of Default will have occurred and be continuing.
(B)Delivery of Officer’s Certificate and Opinion of Counsel to the Trustee. Before the effective time of any Co-Issuer Business Combination Event, the Company will deliver to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that (i) such Co-Issuer Business Combination Event (and, if applicable, the related supplemental indenture) comply with Section 6.02; and (ii) all conditions precedent to such Co-Issuer Business Combination Event provided in this Indenture have been satisfied.
(C)Co-Issuer Successor Entity Substituted. At the effective time of any Co-Issuer Business Combination Event that complies with Section 6.02(A) and Section 6.02(B), the Co-Issuer Successor Entity (if not the Co-Issuer) will succeed to, and may exercise every right and power of, the Co-Issuer under this Indenture and the Notes with the same effect as if such Co-Issuer Successor Entity had been named as the Co-Issuer in this Indenture and the Notes, and, except in the case of a lease, the predecessor Co-Issuer will be discharged from its obligations under this Indenture and the Notes.
(D)Exclusion for Asset Transfers with Wholly Owned Subsidiaries. Notwithstanding anything to the contrary in this Section 6.02, this Section 6.02 will not apply to any transfer of assets between or among the Co-Issuer and any one or more of its Wholly Owned Subsidiaries not effected by merger or consolidation.

Article 7. DEFAULTS AND REMEDIES
Section 7.01.    Events of Default.
(A)Definition of Events of Default. “Event of Default” means the occurrence of any of the following:
(i)a default in the payment when due (whether at maturity, upon Redemption or Repurchase Upon Fundamental Change or otherwise) of the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, any Note;
(ii)a default for thirty (30) consecutive days in the payment when due of interest on any Note;

(iii)the Company’s failure to deliver, when required by this Indenture, a Fundamental Change Notice, or a notice pursuant to Section 5.01(C)(i)(3), if (in the case of any notice other than a notice pursuant to Section 5.01(C)(i)(3)(a)) such failure is not cured within five (5) Business Days after its occurrence;
(iv)a default in the Company’s obligation to Exchange a Note in accordance with Article 5 upon the exercise of the Exchange right with respect thereto, if such default is not cured within five (5) Business Days after its occurrence;
(v)a default in the Company’s or Co-Issuer’s obligations under Article 6 or in any Guarantor’s obligations under Section 9.04;
(vi)a default in any of the Company’s or Co-Issuer’s obligations or agreements, or in any Guarantor’s obligations or agreements, under this Indenture or the Notes (other than a default set forth in clause (i), (ii), (iii), (iv) or (v) of this Section 7.01(A)) where such default is not cured or waived within sixty (60) days after notice to the Company by the Trustee, or to the Company and the Trustee by Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding, which notice must specify such default, demand that it be remedied and state that such notice is a “Notice of Default”;
(vii)a default by the Company, any Guarantor or any of the Company’s or any Guarantor’s respective Significant Subsidiaries with respect to any one or more mortgages, agreements or other instruments under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed of at least one hundred million dollars ($100,000,000) (or its foreign currency equivalent) in the aggregate of the Company, any Guarantor or any of the Company’s or any Guarantor’s respective Significant Subsidiaries, whether such indebtedness exists as of the Issue Date or is thereafter created, where such default:
(1)constitutes a failure to pay the principal of such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case after the expiration of any applicable grace period; or
(2)results in such indebtedness becoming or being declared due and payable before its stated maturity, in each case where such default is not cured or waived within thirty (30) days after notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding;

(viii)one or more final judgments being rendered against the Company, any Guarantor or any of the Company’s or any Guarantor’s respective Significant Subsidiaries for the payment of at least one hundred million dollars ($100,000,000) (or its foreign currency equivalent) in the aggregate (excluding any amounts covered by insurance), where such judgment is not discharged or stayed within sixty (60) days after (i) the date on which the right to appeal the same has expired, if no such appeal has commenced; or (ii) the date on which all rights to appeal have been extinguished;
(ix)except as expressly permitted by this Indenture, any Guarantee ceases to be in full force and effect or any Guarantor denies or disaffirms its obligations under its Guarantee;
(x)the Company, any Guarantor or any of their respective Significant Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law, either:
(1)commences a voluntary case or proceeding;
(2)consents to the entry of an order for relief against it in an involuntary case or proceeding;
(3)consents to the appointment of a custodian of it or for any substantial part of its property;
(4)makes a general assignment for the benefit of its creditors;
(5)takes any comparable action under any foreign Bankruptcy Law; or
(6)generally is not paying its debts as they become due; or
(xi)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that either:
(1)is for relief against the Company, any Guarantor or any of their respective Significant Subsidiaries in an involuntary case or proceeding;
(2)appoints a custodian of the Company, any Guarantor or any of their respective Significant Subsidiaries, or for any substantial part of the property of the Company, any Guarantor or any of their respective Significant Subsidiaries;
(3)orders the winding up or liquidation of the Company, any Guarantor or any of their respective Significant Subsidiaries; or
(4)grants any similar relief under any foreign Bankruptcy Law, and, in each case under this Section 7.01(A)(xi), such order or decree remains unstayed and in effect for at least sixty (60) days.

(B)Cause Irrelevant. Each of the events set forth in Section 7.01(A) will constitute an Event of Default regardless of the cause thereof or whether voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Section 7.02.    Acceleration.
(A)Automatic Acceleration in Certain Circumstances. If an Event of Default set forth in Section 7.01(A)(x) or 7.01(A)(xi) occurs with respect to the Company or any Guarantor (and not solely with respect to a Significant Subsidiary of the Company or any Guarantor), then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any Person.
(B)Optional Acceleration. Subject to Section 7.03, if an Event of Default (other than an Event of Default set forth in Section 7.01(A)(x) or 7.01(A)(xi) with respect to the Company or any Guarantor and not solely with respect to a Significant Subsidiary of the Company or any Guarantor) occurs and is continuing, then the Trustee, by notice to the Company, or Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding to become due and payable immediately.
(C)Rescission of Acceleration. Notwithstanding anything to the contrary in this Indenture or the Notes, the Holders of a majority in aggregate principal amount of the Notes then outstanding, by notice to the Company and the Trustee, may, on behalf of all Holders, rescind any acceleration of the Notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (ii) all existing Events of Default (except the non-payment of principal of, or interest on, the Notes that has become due solely because of such acceleration) have been cured or waived. No such rescission will affect any subsequent Default or impair any right consequent thereto.
Section 7.03.    Sole Remedy for a Failure to Report.
(A)Generally. Notwithstanding anything to the contrary in this Indenture or the Notes, the Company may elect that the sole remedy for any Event of Default (a “Reporting Event of Default”) pursuant to Section 7.01(A)(vi) arising from the Parent Guarantor’s failure to comply with Section 3.02 will, for each of the first three hundred and sixty five (365) calendar days on which a Reporting Event of Default has occurred and is continuing, consist exclusively of the accrual of Special Interest on the Notes, in addition to any Additional Interest that may accrue as a result of a registration default under Section 3.04(A). If the Company has made such an election, then (i) the Notes will be subject to acceleration pursuant to Section 7.02 on account of the relevant Reporting Event of Default from, and including, the three hundred and sixty sixth (366th) calendar day on which a Reporting Event of Default has occurred and is continuing or if the Company fails to pay any accrued and unpaid Special Interest when due; and (ii) Special Interest will cease to accrue on any Notes from, and including, such three hundred and sixty sixth (366th) calendar day (it being understood that interest on any defaulted Special Interest will nonetheless accrue pursuant to Section 2.05(B)).
(B)Amount and Payment of Special Interest. Any Special Interest that accrues on a Note pursuant to Section 7.03(A) will be payable on the same dates and in the same manner as the Stated Interest on such Note and will accrue at a rate per annum equal to one quarter of one percent (0.25%) of the principal amount thereof for the first one hundred and eighty (180) days on which Special Interest accrues and, thereafter, at a rate per annum equal to one half of one percent (0.50%) of the principal amount thereof. Notwithstanding anything to the contrary in the preceding sentence, in no event will Special Interest accrue on any day on a Note at a rate per annum that exceeds that set forth in the preceding sentence, regardless of the number of events giving rise to the accrual of Special Interest. For the avoidance of doubt, any Special Interest that accrues on a Note will be in addition to the Stated Interest that accrues on such Note and in addition to any Additional Interest that accrues on such Note. Notwithstanding the foregoing, in no event shall additional interest accrue on any day under the terms of this Indenture (including any interest under the provision described above together with any interest under the provisions of Section 3.04) at an annual rate accruing in excess of 0.50%, in the aggregate.
(C)Notice of Election. To make the election set forth in Section 7.03(A), the Company must send to the Holders, the Trustee and the Paying Agent, before the date on which each Reporting Event of Default first occurs, a notice that (i) briefly describes the report(s) that the Parent Guarantor failed to file with the SEC; (ii) states that the Company is electing that the sole remedy for such Reporting Event of Default consist of the accrual of Special Interest; and (iii) briefly describes the periods during which and rate at which Special Interest will accrue and the circumstances under which the Notes will be subject to acceleration on account of such Reporting Event of Default.
(D)Notice to Trustee and Paying Agent; Trustee’s Disclaimer. If Special Interest accrues on any Note, then, no later than five (5) Business Days before each date on which such Special Interest is to be paid, the Company will deliver an Officer’s Certificate to the Trustee and the Paying Agent stating (i) that the Company is obligated to pay Special Interest on such Note on such date of payment; and (ii) the amount of such Special Interest that is payable on such date of payment. The Trustee will have no duty to determine whether any Special Interest is payable or the amount thereof.
(E)No Effect on Other Events of Default. No election pursuant to this Section 7.03 with respect to a Reporting Event of Default will affect the rights of any Holder with respect to any other Event of Default, including with respect to any other Reporting Event of Default.
Section 7.04.    Other Remedies.
(A)Trustee May Pursue All Remedies. If an Event of Default occurs and is continuing, then the Trustee may pursue any available remedy to collect the payment of any amounts due with respect to the Notes or to enforce the performance of any provision of this Indenture or the Notes.
(B)Procedural Matters. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in such proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy following an Event of Default will not impair the right or remedy or constitute a waiver of, or acquiescence in, such Event of Default. All remedies will be cumulative to the extent permitted by law.

Section 7.05.    Waiver of Past Defaults.
    An Event of Default pursuant to clause (i), (ii), (iv) or (vi) of Section 7.01(A) (that, in the case of clause (vi) only, results from a Default under any covenant that cannot be amended without the consent of each affected Holder), and a Default that could lead to such an Event of Default, can be waived only with the consent of each affected Holder. Each other Default or Event of Default may be waived, on behalf of all Holders, by the Holders of a majority in aggregate principal amount of the Notes then outstanding. If an Event of Default is so waived, then it will cease to exist. If a Default is so waived, then it will be deemed to be cured and any Event of Default arising therefrom will be deemed not to occur. However, no such waiver will extend to any subsequent or other Default or Event of Default or impair any right arising therefrom.

Section 7.06.    Control by Majority.
    Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law, this Indenture or the Notes, or that, subject to Section 11.01, the Trustee determines may be unduly prejudicial to the rights of other Holders or may involve the Trustee in liability, unless the Trustee is offered security and indemnity satisfactory to the Trustee against any loss, liability or expense to the Trustee that may result from the Trustee’s following such direction.

Section 7.07.    Limitation on Suits.
    No Holder may pursue any remedy with respect to this Indenture or the Notes (except to enforce (x) its rights to receive the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, or interest on, any Notes; or (y) the Company’s obligations to Exchange any Notes pursuant to Article 5), unless:
(A)such Holder has previously delivered to the Trustee notice that an Event of Default is continuing;
(B)Holders of at least twenty five percent (25%) in aggregate principal amount of the Notes then outstanding deliver a request to the Trustee to pursue such remedy;
(C)such Holder or Holders offer and, if requested, provide to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense to the Trustee that may result from the Trustee’s following such request;
(D)the Trustee does not comply with such request within sixty (60) calendar days after its receipt of such request and such offer of security or indemnity; and

(E)during such sixty (60) calendar day period, Holders of a majority in aggregate principal amount of the Notes then outstanding do not deliver to the Trustee a direction that is inconsistent with such request.
    A Holder of a Note may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. The Trustee will have no duty to determine whether any Holder’s use of this Indenture complies with the preceding sentence.

Section 7.08.    Absolute Right of Holders to Receive Payment and Exchange Consideration and to Institute Suit for the Enforcement of such Right.
    Notwithstanding anything to the contrary in this Indenture or the Notes (but without limiting Section 8.01), the right of each Holder of a Note to receive payment or delivery, as applicable, of the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, or any interest on, or the Exchange Consideration due pursuant to Article 5 upon Exchange of, such Note on or after the respective due dates therefor provided in this Indenture and the Notes, or to bring suit for the enforcement of any such payment or delivery on or after such respective due dates, will not be impaired or affected without the consent of such Holder.

Section 7.09.    Collection Suit by Trustee.
    The Trustee will have the right, upon the occurrence and continuance of an Event of Default pursuant to clause (i), (ii) or (iv) of Section 7.01(A), to recover judgment in its own name and as trustee of an express trust against the Issuers for the total unpaid or undelivered principal of, or Redemption Price or Fundamental Change Repurchase Price for, or interest on, or Exchange Consideration due pursuant to Article 5 upon Exchange of, the Notes, as applicable, and, to the extent lawful, any Default Interest on any Defaulted Amounts, and such further amounts sufficient to cover the costs and expenses of collection, including compensation provided for in Section 11.06.

Section 7.10.    Trustee May File Proofs of Claim.
    The Trustee has the right to (A) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes) or its creditors or property and (B) collect, receive and distribute any money or other property payable or deliverable on any such claims. Each Holder authorizes any custodian in such proceeding to make such payments to the Trustee, and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to the Trustee for the reasonable compensation, expenses, disbursements and advances of the Trustee, and its agents and counsel, and any other amounts payable to the Trustee pursuant to Section 11.06. To the extent that the payment of any such compensation, expenses, disbursements, advances and other amounts out of the estate in such proceeding, is denied for any reason, payment of the same will be secured by a lien (senior to the rights of Holders) on, and will be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding (whether in liquidation or under any plan of reorganization or arrangement or otherwise). Nothing in this Indenture will be deemed to authorize the Trustee to authorize, consent to, accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.11.    Priorities.
    The Trustee will pay or deliver in the following order any money or other property that it collects pursuant to this Article 7:
First:    to the Trustee and its agents and attorneys for amounts due under Section 11.06, including payment of all fees, compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:    to Holders for unpaid amounts or other property due on the Notes, including the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, or any interest on, or any Exchange Consideration due upon Exchange of, the Notes, ratably, and without preference or priority of any kind, according to such amounts or other property due and payable on all of the Notes; and

Third:    to the Company or such other Person as a court of competent jurisdiction directs.

    The Trustee may fix a record date and payment date for any payment or delivery to the Holders pursuant to this Section 7.11, in which case the Trustee will instruct the Company to, and the Company will, deliver, at least fifteen (15) calendar days before such record date, to each Holder and the Trustee a notice stating such record date, such payment date and the amount of such payment or nature of such delivery, as applicable.

Section 7.12.    Undertaking for Costs.
    In any suit for the enforcement of any right or remedy under this Indenture or the Notes or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court, in its discretion, may (A) require the filing by any litigant party in such suit of an undertaking to pay the costs of such suit, and (B) assess reasonable costs (including reasonable attorneys’ fees) against any litigant party in such suit, having due regard to the merits and good faith of the claims or defenses made by such litigant party; provided, however, that this Section 7.12 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 7.08 or any suit by one or more Holders of more than ten percent (10%) in aggregate principal amount of the Notes then outstanding.

Article 8. AMENDMENTS, SUPPLEMENTS AND WAIVERS
Section 8.01.    Without the Consent of Holders.
    Notwithstanding anything to the contrary in Section 8.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Guarantees without the consent of any Holder to:
(A)cure any ambiguity or correct any omission, defect or inconsistency in this Indenture, the Notes or the Guarantees;
(B)add additional guarantees with respect to the Company’s obligations under this Indenture or the Notes;
(C)secure the Notes or any Guarantees;
(D)add to the Company’s or any Guarantor’s covenants or Events of Default for the benefit of the Holders or surrender any right or power conferred on the Company or any Guarantor;
(E)provide for the assumption of the Company’s, the Co-Issuer’s or any Guarantor’s obligations under this Indenture and the Notes pursuant to, and in compliance with, Article 6 or Section 9.04, as applicable;
(F)enter into supplemental indentures pursuant to, and in accordance with, Section 5.09 in connection with a Common Stock Change Event;
(G)comply with the rules of the Depositary;
(H)evidence or provide for the acceptance of the appointment, under this Indenture, of a successor Trustee;
(I)conform the provisions of this Indenture and the Notes to the “Description of Notes” section of the Company’s preliminary offering memorandum, dated May 27, 2021, as supplemented by the related pricing term sheet, dated May 27, 2021;
(J)provide for or confirm the issuance of additional Notes pursuant to Section 2.03(B);
(K)provide for any transfer restrictions that apply to any Notes issued under this Indenture (other than the Initial Notes) that, at the time of their original issuance, constitute “restricted securities” within the meaning of Rule 144 or that are originally issued in reliance upon Regulation S under the Securities Act; or
(L)make any other change to this Indenture or the Notes that does not, individually or in the aggregate with all other such changes, adversely affect the rights of the Holders, as such, in any material respect.

    At the written request of any Holder of a Note or owner of a beneficial interest in a Global Note, the Company will provide a copy of the “Description of Notes” section and pricing term sheet referred to in Section 8.01(I).

Section 8.02.    With the Consent of Holders.
(A)Generally. Subject to Sections 8.01, 7.05 and 7.08 and the immediately following sentence, the Company, the Guarantors and the Trustee may, with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, amend or supplement this Indenture, the Notes or the Guarantees or waive compliance with any provision of this Indenture, the Notes or the Guarantees. Notwithstanding anything to the contrary in the foregoing sentence, but subject to Section 8.01, without the consent of each affected Holder, no amendment or supplement to this Indenture, the Notes or the Guarantees, or waiver of any provision of this Indenture, the Notes or the Guarantees, may:
(i)reduce the principal, or change the stated maturity, of any Note;
(ii)reduce the Redemption Price or Fundamental Change Repurchase Price for any Note or change the times at which, or the circumstances under which, the Notes may or will be redeemed or repurchased by the Company;
(iii)reduce the rate, or change the time for the payment, of interest on any Note;
(iv)make any change that adversely affects the Exchange rights of any Note;
(v)impair the rights of any Holder set forth in Section 7.08 (as such section is in effect on the Issue Date);
(vi)change the ranking of the Notes or the Guarantees in any manner adverse to Holders;
(vii)modify or amend the terms and conditions of the obligations of the Guarantors, as guarantors of the Notes, in any manner that is adverse to the rights of the Holders, as such, other than any elimination of a Guarantee in accordance with this Indenture;
(viii)make any Note payable in money, or at a place of payment, other than that stated in this Indenture or the Note;
(ix)reduce the principal amount of Notes whose Holders must consent to any amendment, supplement, waiver or other modification; or
(x)make any direct or indirect change to any amendment, supplement, waiver or modification provision of this Indenture or the Notes that requires the consent of each affected Holder.

    For the avoidance of doubt, pursuant to clauses (i), (ii), (iii) and (iv) of this Section 8.02(A), no amendment or supplement to this Indenture or the Notes, or waiver of any provision of this Indenture or the Notes, may change the amount or type of consideration due on any Note (whether on an Interest Payment Date, Redemption Date, Fundamental Change Repurchase Date or the Maturity Date or upon Exchange, or otherwise), or the date(s) or time(s) such consideration is payable or deliverable, as applicable, without the consent of each affected Holder.

(B)Holders Need Not Approve the Particular Form of any Amendment. A consent of any Holder pursuant to this Section 8.02 need approve only the substance, and not necessarily the particular form, of the proposed amendment, supplement or waiver.
Section 8.03.    Notice of Amendments, Supplements and Waivers.
    As soon as reasonably practicable after any amendment, supplement or waiver pursuant to Section 8.01 or 8.02 becomes effective, the Company will send to the Holders and the Trustee notice that (A) describes the substance of such amendment, supplement or waiver in reasonable detail and (B) states the effective date thereof; provided, however, that the Company will not be required to provide such notice to the Holders if such amendment, supplement or waiver is included in a periodic report filed by the Company with the SEC within four (4) Business Days of its effectiveness. The failure to send, or the existence of any defect in, such notice will not impair or affect the validity of such amendment, supplement or waiver.

Section 8.04.    Revocation, Effect and Solicitation of Consents; Special Record Dates; Etc.
(A)Revocation and Effect of Consents. The consent of a Holder of a Note to an amendment, supplement or waiver will bind (and constitute the consent of) each subsequent Holder of any Note to the extent the same evidences any portion of the same indebtedness as the consenting Holder’s Note, subject to the right of any Holder of a Note to revoke (if not prohibited pursuant to Section 8.04(B)) any such consent with respect to such Note by delivering notice of revocation to the Trustee before the time such amendment, supplement or waiver becomes effective.
(B)Special Record Dates. The Company may, but is not required to, fix a record date for the purpose of determining the Holders entitled to consent or take any other action in connection with any amendment, supplement or waiver pursuant to this Article 8. If a record date is fixed, then, notwithstanding anything to the contrary in Section 8.04(A), only Persons who are Holders as of such record date (or their duly designated proxies) will be entitled to give such consent, to revoke any consent previously given or to take any such action, regardless of whether such Persons continue to be Holders after such record date; provided, however, that no such consent will be valid or effective for more than one hundred and twenty (120) calendar days after such record date.
(C)Solicitation of Consents. For the avoidance of doubt, each reference in this Indenture or the Notes to the consent of a Holder will be deemed to include any such consent obtained in connection with a repurchase of, or tender or exchange offer for, any Notes.

(D)Effectiveness and Binding Effect. Each amendment, supplement or waiver pursuant to this Article 8 will become effective in accordance with its terms and, when it becomes effective with respect to any Note (or any portion thereof), will thereafter bind every Holder of such Note (or such portion).
Section 8.05.    Notations and Exchanges.
    If any amendment, supplement or waiver changes the terms of a Note or a Guarantee, then the Trustee or the Company may, in its discretion, require the Holder of such Note to deliver such Note to the Trustee so that the Trustee may place an appropriate notation prepared by the Company on such Note and return such Note to such Holder. Alternatively, at its discretion, the Issuers may, in exchange for such Note, issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a new Note that reflects the changed terms. The failure to make any appropriate notation or issue a new Note pursuant to this Section 8.05 will not impair or affect the validity of such amendment, supplement or waiver.

Section 8.06.    Trustee to Execute Supplemental Indentures.
    The Trustee will execute and deliver any amendment or supplemental indenture authorized pursuant to this Article 8; provided, however, that the Trustee need not (but may, in its sole and absolute discretion) execute or deliver any such amendment or supplemental indenture that the Trustee concludes adversely affects the Trustee’s rights, duties, liabilities or immunities. In executing any amendment or supplemental indenture, the Trustee will be entitled to receive, and (subject to Sections 11.01 and 11.02) will be fully protected in relying on, an Officer’s Certificate and an Opinion of Counsel stating that (A) the execution and delivery of such amendment or supplemental indenture is authorized or permitted by this Indenture; and (B) in the case of the Opinion of Counsel, such amendment or supplemental indenture is valid, binding and enforceable against the Company in accordance with its terms.

Article 9. GUARANTEES
Section 9.01.    Guarantees.
(A)Generally. By its execution of this Indenture (or any amended or supplemental indenture pursuant to Section 8.01(B)), each Guarantor acknowledges and agrees that it receives substantial benefits from the Issuers and that such Guarantor is providing its Guarantee for good and valuable consideration, including such substantial benefits. Subject to this Article 9, each of the Guarantors hereby, jointly and severally, fully and unconditionally guarantees, on a senior unsecured basis (Parent Guarantor on an senior subordinated unsecured basis), to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, regardless of the validity or enforceability of this Indenture, the Notes or the obligations of the Issuers under this Indenture or the Notes, that:
(i)the principal of, any interest on, and any Exchange Consideration for, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, on a Fundamental Change Repurchase Date, upon Redemption or otherwise, and interest on the overdue principal of, any interest on, or any Exchange Consideration for, the Notes, if lawful, and all other obligations of the Issuers to the Holders or the Trustee under this Indenture or the Notes, will be promptly paid or delivered in full or performed, as applicable, in each case in accordance with this Indenture and the Notes; and
(ii)in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, on a Fundamental Change Repurchase Date, upon Redemption or otherwise,
(collectively, the “Guaranteed Obligations”), in each case subject to Section 9.02.

    Upon the failure of any payment when due of any amount so guaranteed, and upon the failure of any performance so guaranteed, for whatever reason, the Guarantors will be jointly and severally obligated to pay or perform, as applicable, the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(B)Guarantee Is Unconditional; Waiver of Diligence, Presentment, Etc. Each Guarantor agrees that its Guarantee of the Guaranteed Obligations is unconditional, regardless of the validity or enforceability of this Indenture, the Notes or the obligations of the Issuers under this Indenture or the Notes, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions of this Indenture or the Notes, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever, and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in this Indenture and the Notes.
(C)Reinstatement of Guarantee Upon Return of Payments. If any Holder or the Trustee is required by any court or otherwise to return, to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Guarantors, any consideration paid or delivered by the Company or the Guarantors to such Holder or the Trustee, then each Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.
(D)Subrogation. Each Guarantor agrees that any right of subrogation, reimbursement or contribution it may have in relation to the Holders or in respect of any Guaranteed Obligations will be subordinated to, and will not be enforceable until payment in full of, all Guaranteed Obligations. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations may be accelerated as provided in Article 7, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations; and (ii) if any Guaranteed

Obligations are accelerated pursuant to Article 7, then such Guaranteed Obligations will, whether or not due and payable, immediately become due and payable by the Guarantors. Each Guarantor will have the right to seek contribution from any non-paying Guarantor, but only if the exercise of such right does not impair the rights of the Holders under any Guarantee.
Section 9.02.    Limitation on Guarantor Liability.
    Each Guarantor, and, by its acceptance of any Note, each Holder, confirms that each Guarantor and the Holders intend that the Guarantee of each Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. Each of the Trustee, the Holders and each Guarantor irrevocably agrees that the obligations of each Guarantor under its Guarantee will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

Section 9.03.    Execution and Delivery of Guarantee.
    The execution by each Guarantor of this Indenture (or an amended or supplemental indenture pursuant to Section 8.01(B)) evidences the Guarantee of such Guarantor, and the delivery of any Note by the Trustee after its authentication constitutes due delivery of each Guarantee on behalf of each Guarantor. A Guarantee’s validity will not be affected by the failure of any officer of a Guarantor executing this Indenture or any such amended or supplemental indenture on such Guarantor’s behalf to hold, at the time any Note is authenticated, the same or any other office at such Guarantor, and each Guarantee will be valid and enforceable even if no notation, certificate or other instrument is set upon or attached to, or otherwise executed and delivered to the Holder of, any Note.

Section 9.04.    When the Guarantors May Merge, Etc.
(A)Business Combination Events Involving a Subsidiary Guarantor.
(i)Generally. No Subsidiary Guarantor will consolidate with or merge with or into, or (directly, or indirectly through one or more of its Subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of such Subsidiary Guarantor and its Subsidiaries, taken as a whole, to another Person (other than the Company, the Parent Guarantor or another Subsidiary Guarantor) (a “Subsidiary Guarantor Business Combination Event”), unless:
(1)the resulting, surviving or transferee Person either
(a)is such Subsidiary Guarantor; or

(b)if not such Subsidiary Guarantor, is a corporation, limited liability company, limited partnership or other similar entity (the “Successor Subsidiary Guarantor Entity”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the Trustee, at or before the effective time of such Subsidiary Guarantor Business Combination Event, a supplemental indenture pursuant to Section 8.01(E)) all of such Subsidiary Guarantor’s obligations under this Indenture and the Notes; and
(2)immediately after giving effect to such Subsidiary Guarantor Business Combination Event, no Default or Event of Default will have occurred and be continuing.
(ii)Delivery of Officer’s Certificate and Opinion of Counsel to the Trustee. Before the effective time of any Subsidiary Guarantor Business Combination Event, the Company will deliver to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that (i) such Subsidiary Guarantor Business Combination Event (and, if applicable, the related supplemental indenture) comply with Section 9.04(A)(i); and (ii) all conditions precedent to such Subsidiary Guarantor Business Combination Event provided in this Indenture have been satisfied.
(iii)Successor Subsidiary Guarantor Entity Substituted. At the effective time of any Subsidiary Guarantor Business Combination Event that complies with Section 9.04(A)(i) and Section 9.04(A)(ii), the Successor Subsidiary Guarantor Entity (if not the applicable Subsidiary Guarantor) will succeed to, and may exercise every right and power of, such Subsidiary Guarantor under this Indenture and the Notes with the same effect as if such Successor Subsidiary Guarantor Entity had been named as a Subsidiary Guarantor in this Indenture and the Notes, and, except in the case of a lease, the predecessor Subsidiary Guarantor will be discharged from its obligations under this Indenture and the Notes.
(iv)Exclusion for Asset Transfers with Wholly Owned Subsidiaries. Notwithstanding anything to the contrary in this Section 9.04(A), this Section 9.04(A) will not apply to any transfer of assets between or among any Subsidiary Guarantor and any one or more of its Wholly Owned Subsidiaries not effected by merger or consolidation.
(v)For the avoidance of doubt, this Section 9.04(A) will not apply to any of the Company’s Subsidiaries whose guarantee of the Notes has been released or will be concurrently released upon the consummation of any Subsidiary Guarantor Business Combination Event that complies with Section 9.07 and in no event will any Person, including any of the Company’s Subsidiaries, be required to provide a guarantee of the Notes if such Person would not otherwise be required to provide a guarantee of any Covered Debt Securities in accordance with the terms thereof.
(B)Business Combination Events Involving the Parent Guarantor.

(i)Generally. The Parent Guarantor will not consolidate with or merge with or into, or (directly, or indirectly through one or more of its Subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Parent Guarantor and its Subsidiaries, taken as a whole, to another Person (a “Parent Guarantor Business Combination Event”), unless:
(1)the resulting, surviving or transferee Person either
(a)is the Parent Guarantor; or
(b)if not the Parent Guarantor, is a corporation (or, if such Parent Guarantor Business Combination Event is an Exempted Fundamental Change, is a corporation, limited liability company, limited partnership or other similar entity) (the “Successor Parent Guarantor Entity”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the Trustee, at or before the effective time of such Parent Guarantor Business Combination Event, a supplemental indenture pursuant to Section 8.01(E)) all of the Parent Guarantor’s obligations under this Indenture and the Notes; and
(2)immediately following such Parent Guarantor Business Combination Event, (x) the Company is a Wholly Owned Subsidiary of, or it is merged with, the Underlying Issuer; and (y) if the Underlying Issuer is not the Company or the Parent Guarantor, the Underlying Issuer has fully and unconditionally guaranteed the Company’s obligations under the Notes; provided, however, that the requirements set forth in this Section 9.04(B) will not apply if such Parent Guarantor Business Combination Event is, or is part of, a Common Stock Change Event whose Reference Property does not include any securities; and
(3)immediately after giving effect to such Parent Guarantor Business Combination Event, no Default or Event of Default will have occurred and be continuing.
(ii)Delivery of Officer’s Certificate and Opinion of Counsel to the Trustee. Before the effective time of any Parent Guarantor Business Combination Event, the Company will deliver to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that (i) such Parent Guarantor Business Combination Event (and, if applicable, the related supplemental indenture) comply with Section 9.04(B)(i); and (ii) all conditions precedent to such Parent Guarantor Business Combination Event provided in this Indenture have been satisfied.
(iii)Successor Parent Guarantor Entity Substituted. At the effective time of any Parent Guarantor Business Combination Event that complies with Section 9.04(B)(i) and Section 9.04(B)(ii), the Successor Parent Guarantor Entity (if not the Parent Guarantor) will succeed to, and may exercise every right and power of, the Parent Guarantor under this Indenture and the Notes with the same effect as if the Successor Parent Guarantor

Entity had been named as the Parent Guarantor in this Indenture and the Notes, and, except in the case of a lease, the predecessor Parent Guarantor will be discharged from its obligations under this Indenture and the Notes.
(iv)Exclusion for Asset Transfers with Wholly Owned Subsidiaries. Notwithstanding anything to the contrary in this Section 9.04(B), this Section 9.04(B) will not apply to any transfer of assets between or among the Parent Guarantor and any one or more of its Wholly Owned Subsidiaries not effected by merger or consolidation.
Section 9.05.    Future Guarantors.
    Subject to the following paragraph, if, after the Issue Date, any Subsidiary of the Company that is organized and existing under the laws of the United States of America, any State thereof or the District of Columbia guarantees any Covered Debt Securities, then the Company will, within ten (10) Business Days after such Subsidiary guarantees such Covered Debt Securities, cause such Subsidiary to execute an amended or supplemental indenture pursuant to Section 8.01(B) causing such Subsidiary to become a Guarantor under this Indenture.

Section 9.06.    Application of Certain Provisions to the Guarantors.
(A)Officer’s Certificates and Opinions of Counsel. Upon any request or application by any Guarantor to the Trustee to take any action under this Indenture, the Trustee will be entitled to receive an Officer’s Certificate and an Opinion of Counsel pursuant to Section 12.02 with the same effect as if each reference to the Company in Section 12.02 or in the definitions of “Officer,” “Officer’s Certificate” or “Opinion of Counsel” were instead a reference to such Guarantor.
(B)Company Order. A Company Order may be given by any Guarantor with the same effect as if each reference to the Company in the definitions of “Company Order” or “Officer” were instead a reference to such Guarantor.
(C)Notices and Demands. Any notice or demand that this Indenture requires or permits to be given by the Trustee, or by any Holders, to the Company may instead be given to any Guarantor.
Section 9.07.    Release of Guarantees.
    Notwithstanding anything to the contrary, in this Article 9, the Guarantee of a Guarantor will be automatically released, and such Guarantor’s obligations under such Guarantee will be automatically released and discharged, and, in each case, be of no future force and effect, upon the occurrence of any of the following events: (A) the Issuers’ obligations under this Indenture are discharged in accordance with the terms of this Indenture; (B) the merger or consolidation of such Guarantor into the Company; (C) all remaining obligations to make payments or deliver other Exchange Consideration with respect to all Notes are discharged in full after the same has become due; (D) such Guarantor no longer guarantees any Covered Debt Securities; or (E) no Covered Debt Securities are outstanding; provided, however, that preceding clauses (D) and (E) will apply only to the Guarantees of the Subsidiary Guarantors, and the Parent Guarantor’s Guarantee will not be automatically released pursuant to such clauses.

Section 9.08.    Subordination of Holdings Guarantee
(A)Agreement to Subordinate. Holdings agrees, and each Holder by accepting a Note agrees, that the obligations of Holdings under its Holdings Guarantee are subordinated in right of payment, to the extent and in the manner provided in this Section 9.08, to the prior payment in full of all future Holdings Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of such Holdings Senior Indebtedness. Holdings’ obligations under its Holdings Guarantee shall in all respects rank pari passu in right of payment with all existing and future Holdings Pari Passu Indebtedness and will be senior in right of payment to all existing and future Holdings Subordinated Indebtedness; and only indebtedness of Holdings that is Holdings Senior Indebtedness shall rank senior to the obligations of Holdings under its Holdings Guarantee in accordance with the provisions set forth herein. All provisions of this Section 9.08 shall be subject to Section 9.08(L).
(B)Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution of the assets of Holdings to creditors upon a total or partial liquidation or a total or partial dissolution of Holdings or in a reorganization of or similar proceeding relating to Holdings or its property:
(i)the holders of Holdings Senior Indebtedness shall be entitled to receive payment in full in cash of such Holdings Senior Indebtedness (including interest accruing after, or which would accrue but for, the commencement of any such proceeding at the rate specified in the applicable Holdings Senior Indebtedness, whether or not a claim for such interest would be allowed) before Holders of the Notes shall be entitled to receive any payment; and
(ii)until the Holdings Senior Indebtedness is paid in full in cash, any payment or distribution to which Holders of the Notes would be entitled but for the subordination provisions of this Section 9.08 shall be made to holders of such Holdings Senior Indebtedness as their interests may appear, except that Holders of the Notes may receive and retain (x) so long as the Holders are not in the same or a higher class of creditors in such liquidation, dissolution or proceeding as the holders of the Holdings Senior Indebtedness, shares of stock and any debt securities that are subordinated to Holdings Senior Indebtedness to at least the same extent as the Holdings Guarantee (such stock and debt securities referred to herein as “Holdings Permitted Junior Securities”) and (y) payments or deposits made pursuant to Article 10 so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Notes without violating the subordination provisions described herein; and
(iii)if a distribution is made to Holders of the Notes that, due to the subordination provisions, should not have been made to them, such Holders of the Notes are required to hold it in trust for the holders of Holdings Senior Indebtedness and pay it over to them as their interests may appear.

(C)Default on Holdings Senior Indebtedness. Holdings shall not make any payment pursuant to its Holdings Guarantee (or pay any other obligations relating to its Holdings Guarantee, including fees, costs, expenses, indemnities and rescission or damage claims) and may not purchase, redeem or otherwise retire any Notes (collectively, “pay its Holdings Guarantee”) (except that Holders of the Notes may receive and retain (x) Holdings Permitted Junior Securities and (y) payments or deposits made pursuant to Article 10), if either of the following occurs (a “Holdings Payment Default”):
(i)a default in the payment of the principal of, premium, if any, or interest on any Holdings Senior Indebtedness occurs and is continuing or any other amount owing in respect of any Holdings Senior Indebtedness is not paid when due, or
(ii)any other default on Holdings Senior Indebtedness occurs and the maturity of such Holdings Senior Indebtedness is accelerated in accordance with its terms, unless, in either case, the Holdings Payment Default has been cured or waived and any such acceleration has been rescinded or such Holdings Senior Indebtedness has been paid in full in cash; provided, however, that Holdings shall be entitled to pay its Holdings Guarantee without regard to the foregoing if Holdings and the Trustee receive written notice approving such payment from the Holdings Representatives of all Holdings Senior Indebtedness with respect to which the Holdings Payment Default has occurred and is continuing.
During the continuance of any default (other than a Holdings Payment Default) (a “Holdings Non-Payment Default”) with respect to any Holdings Senior Indebtedness pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, Holdings shall not pay its Holdings Guarantee (except in the form of Holdings Permitted Junior Securities) for a period (a “Holdings Guarantee Payment Blockage Period”) commencing upon the receipt by the Trustee (with a copy to Holdings and the Issuers) of written notice (a “Holdings Guarantee Blockage Notice”) of such Holdings Non-Payment Default from the Holdings Representative of such Holdings Senior Indebtedness specifying an election to effect a Holdings Guarantee Payment Blockage Period and ending 179 days thereafter unless earlier terminated as provided below. The Holdings Guarantee Payment Blockage Period shall end earlier if such Holdings Guarantee Payment Blockage Period is terminated (i) by written notice to the Trustee, Holdings and the Issuers from the Person or Persons who gave such Holdings Guarantee Blockage Notice; (ii) because the default giving rise to such Holdings Guarantee Blockage Notice is cured, waived or otherwise no longer continuing; or (iii) because such Holdings Senior Indebtedness has been repaid in full in cash.
Notwithstanding the provisions described in the immediately preceding paragraph (but subject to the provisions contained in the first paragraph of this Section 9.08(C) and Section 9.08(B)), unless the holders of such Holdings Senior Indebtedness or the Holdings Representative of such Holdings Senior Indebtedness shall have accelerated the maturity of such Holdings Senior Indebtedness or a Holdings Payment Default exists, Holdings shall be permitted to resume paying its Holdings Guarantee after the end of such Holdings Guarantee Payment Blockage Period. Holdings shall not be subject to more than one Holdings Guarantee Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Holdings Senior Indebtedness during such period. However, in no event shall the total number of days during which any Holdings Guarantee Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any consecutive 360-day period. Notwithstanding the foregoing, however, no default that existed or was continuing on the date of delivery of any Holdings Guarantee Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Holdings Guarantee Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants during the period after the date of delivery of a Holdings Guarantee Blockage Notice, that, in either case, would give rise to a Holdings Non-Payment Default pursuant to any provisions of the Holdings Senior Indebtedness under which a Holdings Non-Payment Default previously existed or was continuing shall constitute a new Holdings Non-Payment Default for this purpose).
(D)Demand for Payment. If payment of the Notes is accelerated because of an Event of Default and a demand for payment is made on Holdings pursuant to this Article 9, the Issuers, the Trustee or Holdings shall promptly notify the holders of the Holdings Senior Indebtedness or the Holdings Representative of such Holdings Senior Indebtedness of such demand; provided that any failure to give such notice shall have no effect whatsoever on the provisions of this Section 9.08. If any Holdings Senior Indebtedness is outstanding, Holdings may not pay its Holdings Guarantee until five Business Days after the Holdings Representatives of all such Holdings Senior Indebtedness receive notice of such acceleration and, thereafter, may pay its Holdings Guarantee only if this Indenture otherwise permits payment at that time.
(E)When Distribution Must Be Paid Over. If a distribution is made to Holders that, due to the subordination provisions, should not have been made to them, such Holders are required to hold it in trust for the holders of Holdings Senior Indebtedness and pay it over to them as their interests may appear.
(F)Subrogation. After all Holdings Senior Indebtedness is paid in full and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of such Holdings Senior Indebtedness to receive distributions applicable to such Holdings Senior Indebtedness. A distribution made under this Section 9.08 to holders of such Holdings Senior Indebtedness which otherwise would have been made to Holders is not, as between Holdings and Holders, a payment by Holdings on such Holdings Senior Indebtedness.
(G)Relative Rights. This Section 9.08 defines the relative rights of Holders, the Trustee and holders of Holdings Senior Indebtedness. Nothing in this Indenture shall:
(i)impair, as between Holdings on one hand and Holders and the Trustee on the other hand, the obligation of Holdings, which is absolute and unconditional, to make payments under its Holdings Guarantee in accordance with its terms;
(ii)prevent the Trustee or any Holder from exercising its available remedies upon a default by Holdings under its obligations with respect to its Holdings Guarantee, subject to the rights of holders of Holdings Senior Indebtedness to receive payments or distributions otherwise payable to Holders and such other rights of such holders of Holdings Senior Indebtedness as set forth herein; or
(iii)affect the relative rights of Holders and creditors of Holdings other than their rights in relation to holders of Holdings Senior Indebtedness.
(H)Subordination May Not Be Impaired by Holdings. No right of any holder of Holdings Senior Indebtedness to enforce the subordination of the obligations of Holdings under its Holdings Guarantee shall be impaired by any act or failure to act by Holdings or by its failure to comply with this Indenture.
(I)Rights of Trustee and Paying Agent. Notwithstanding Section 9.08(C), the Trustee or any Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any payments unless, not less than three Business Days prior to the date of such payment, the Trustee receives notice satisfactory to the Trustee that payments may not be made under this Section 9.08; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 11.01, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received, at least three Business Days prior to the date upon which by the terms hereof any such money may become payable for any purpose (including, without limitation, the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, or any interest on, or the Exchange Consideration, as the case may be, in respect of any Note), the notice with respect to such money provided for in this Section 9.08(I) then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date. Holdings, a Holdings Representative, a holder of Holdings Senior Indebtedness or any trustee of or agent thereof shall be entitled to give the notice; provided, however, that, if an issue of Holdings Senior Indebtedness has a Holdings Representative, only the Holdings Representative shall be entitled to give the notice.
The Trustee in its individual or any other capacity shall be entitled to hold Holdings Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and the Paying Agent shall be entitled to do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Section 9.08 with respect to any Holdings Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of such Holdings Senior Indebtedness; and nothing in Article 11 shall deprive the Trustee of any of its rights as such holder. Nothing in this Section 9.08 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 11.06 or any other Section of this Indenture.
(J)Distribution or Notice to Holdings Representative. Whenever a distribution is to be made or a notice given to holders of Holdings Senior Indebtedness the distribution may be made and the notice given to their Holdings Representative (if any).
(K)Not To Prevent Events of Default or Limit Right To Demand Payment. The failure of Holdings to make a payment pursuant to the Holdings Guarantee by reason of any provision in this Section 9.08 shall not be construed as preventing the occurrence of a default by Holdings under the Holdings Guarantee. Nothing in this Section 9.08 shall have any effect on the right of the Holders or the Trustee to make a demand for payment on Holdings pursuant to Article 9.
(L)Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments held in trust by the Trustee for the payment of the principal of, or any interest on, or the Exchange Consideration on the Notes pursuant to Article 10 shall not be subordinated to the prior payment of any Holdings Senior Indebtedness or subject to the restrictions set forth in this Section 9.08, and none of the Holders shall be obligated to pay over any such amount to Holdings or any holder of Holdings Senior Indebtedness or any other creditor of Holdings; provided that the subordination provisions of this Section 9.08 were not violated at the time the applicable amounts were deposited in trust pursuant to Article 10, as the case may be.
(M)Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Section 9.08, the Trustee and the Holders shall be entitled to conclusively rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 9.08(B) are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (c) upon the Holdings Representatives of Holdings Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Holdings Senior Indebtedness and other Indebtedness of Holdings, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 9.08. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Holdings Senior Indebtedness to participate in any payment or distribution pursuant to this Section 9.08, the Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Holdings Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Section 9.08, and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 11.01 and 11.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Section 9.08.
(N)Trustee To Effectuate Subordination. A Holder by its acceptance of a Note agrees to be bound by this Section 9.08 and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination between the Holders and the holders of Holdings Senior Indebtedness as provided in this Section 9.08 and appoints the Trustee as attorney-in-fact for any and all such purposes.
(O)Trustee Not Fiduciary for Holders of Holdings Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Holdings Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or Holdings or any other Person, money or assets to which any holders of Holdings Senior Indebtedness shall be entitled by virtue of this Section 9.08 or otherwise.

(P)Reliance by Holders of Holdings Senior Indebtedness on Subordination Provisions. Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Holdings Senior Indebtedness whether such Holdings Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Holdings Senior Indebtedness and such holder of such Holdings Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Holdings Senior Indebtedness.
(i)Without in any way limiting the generality of the foregoing paragraph, the holders of Holdings Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Trustee or the Holders and without impairing or releasing the subordination provided in this Section 9.08 or the obligations hereunder of the Holders to the holders of the Holdings Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Holdings Senior Indebtedness, or otherwise amend or supplement in any manner Holdings Senior Indebtedness, or any instrument evidencing the same or any agreement under which Holdings Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Holdings Senior Indebtedness; (iii) release any Person liable in any manner for the payment or collection of Holdings Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against Holdings and any other Person.
Section 9.09.    Securitization Acknowledgement.
(A)For purposes of this Section 9.09, capitalized terms used herein and not otherwise defined herein (unless there shall be a conflict between a term used in this Section 9.09(A) and a term used elsewhere in this Indenture, in which case the term as defined in this Section 9.09(A) shall control solely for purposes of this Section 9.09(A)) shall have the meanings assigned to such terms in the Transfer and Servicing Agreement, or, if not defined therein, as assigned to such terms in the Purchase Agreement or the Receivables Purchase Agreement referred to therein. Subsequent references in this Section 9.09(A) to Apple Ridge Services Corporation (“ARSC”), Cartus Corporation (“Cartus”) and Cartus Financial Corporation (“CFC”) below shall mean and be references to such corporations as they existed as of the Issue Date but shall also include references to any limited liability companies which succeed to the assets and liabilities of such companies in connection with a conversion of any such corporation into a limited liability company.
(B)Holders by their acceptance of Notes entitled to the benefits of this Indenture acknowledge and agree, as follows (which acknowledgement and agreement are part of the consideration for the issuance of the Notes):
(i)     Each Holder hereby acknowledges that (A) CFC is a limited purpose corporation whose primary activities are restricted in its certificate of incorporation to purchasing Cartus Purchased Assets (originally referred to as CMSC Purchased Assets)

from Cartus pursuant to the Purchase Agreement, making Equity Payments, Equity Loans, Mortgage Payoffs and Mortgage Payments to or on behalf of employees or otherwise purchasing Homes in connection with the Pool Relocation Management Agreements, funding such activities through the sale of CFC Receivables (originally referred to as CMF Receivables) to ARSC, and such other activities as it deems necessary or appropriate in connection therewith, (B) ARSC is a limited purpose corporation whose primary activities are restricted in its certificate of incorporation to purchasing from CFC all CFC Receivables acquired by CFC from Cartus or otherwise originated by CFC, funding such acquisitions through the sale of the CFC Receivables to Apple Ridge Funding LLC (“ARF”) and such other activities as it deems necessary or appropriate to carry out such activities, and (C) ARF is a limited purpose limited liability company whose activities are limited in its limited liability company agreement to purchasing the pool receivables from ARSC, funding such acquisitions through the issuance of the Notes, pledging such pool receivables to The Bank of New York Mellon (formerly known as The Bank of New York) (the “Indenture Trustee”) and such other activities as it deems necessary or appropriate to carry out such activities.
(ii)     Each Holder hereby acknowledges and agrees that (A) the foregoing transfers are intended to be true and absolute sales as a result of which Cartus has no right, title and interest in and to any of the Cartus Purchased Assets, any Homes acquired by CFC in connection therewith or any CFC Receivables, including any Related Property relating thereto, any proceeds thereof or earnings thereon (collectively, the “Pool Assets”), (B) none of CFC, ARSC or ARF is a Loan Party, (C) such Holder is not a creditor of, and has no recourse to, CFC, ARSC or ARF pursuant to the Credit Agreement or any other Loan Document, and (D) such Holder has no lien on or claim, contractual or otherwise, arising under the Credit Agreement or any other Loan Document to the Pool Assets (whether now existing or hereafter acquired and whether tangible or intangible); provided that nothing herein shall limit any rights the Secured Parties may have to any proceeds or earnings which are transferred from time to time to Cartus by CFC, ARSC or ARF.
(iii)    No Holder will institute against or join any other person in instituting against CFC, ARSC or ARF any insolvency proceeding, or solicit, join in soliciting, cooperate with or encourage any motion in support of, any insolvency proceeding involving CFC, ARSC or ARF until one year and one day after the payment in full of all Notes; provided that the foregoing shall not limit the right of any Holder to file any claim in or otherwise take any action (not inconsistent with the provisions of this Section 9.09(B)) permitted or required by applicable law with respect to any insolvency proceeding instituted against CFC, ARSC or ARF by any other person.
(iv)     Without limiting the foregoing, in the event of any voluntary or involuntary bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any Federal or state bankruptcy or similar law involving Cartus, CFC, ARSC, ARF or any other Affiliates of Cartus as debtor, or otherwise, the Secured Parties agree that if, notwithstanding the intent of the parties, Cartus is found to have a property interest in the Pool Assets, then, in such event, CFC and its assigns, including the Indenture Trustee, shall have a first and prior claim to the Pool Assets, and any claim or rights the Secured Parties may have to the Pool Assets, contractual or otherwise, shall be subject to the prior claims of this Indenture Trustee and the Holders until all amounts owing under this Indenture shall have been paid in full, and the Secured Parties agree to turn over to this Indenture Trustee any amounts received contrary to the provisions of this clause (iv).
(v)     Each Holder hereby covenants and agrees that it will not agree to any amendment, supplement or other modification of this Section 9.09 without the prior written consent of the Indenture Trustee. Each Holder further agrees that the provisions of this Section 9.09 are made for the benefit of, and may be relied upon and enforced by, the Indenture Trustee and that the Indenture Trustee shall be a third party beneficiary of this Section 9.09.
Article 10. SATISFACTION AND DISCHARGE
Section 10.01.     Termination of Issuers’ and Guarantors’ Obligations.
    This Indenture will be discharged, and will cease to be of further effect as to all Notes issued under this Indenture, when:
(A)all Notes then outstanding (other than Notes replaced pursuant to Section 2.13) have (i) been delivered to the Trustee for cancellation; or (ii) become due and payable (whether on a Redemption Date, a Fundamental Change Repurchase Date, the Maturity Date, upon Exchange or otherwise) for an amount of cash or Exchange Consideration, as applicable, that has been fixed;
(B)the Company has caused there to be irrevocably deposited with the Trustee, or with the Paying Agent (or, with respect to Exchange Consideration, the Exchange Agent), in each case for the benefit of the Holders, or has otherwise caused there to be delivered to the Holders, cash (or, with respect to Notes to be Exchanged, Exchange Consideration) sufficient to satisfy all amounts or other property due on all Notes then outstanding (other than Notes replaced pursuant to Section 2.13);
(C)the Company has paid all other amounts payable by it under this Indenture; and
(D)the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the conditions precedent to the discharge of this Indenture with respect to the Notes have been satisfied;
provided, however, that Article 11 and Section 12.01 will survive such discharge and, until no Notes remain outstanding, Section 2.15 and the obligations of the Trustee, the Paying Agent and the Exchange Agent with respect to money or other property deposited with them will survive such discharge.

    At the Company’s request, the Trustee will acknowledge the satisfaction and discharge of this Indenture.

Section 10.02.     Repayment to Company.
    Subject to applicable unclaimed property law, the Trustee, the Paying Agent and the Exchange Agent will promptly notify the Company if there exists (and, at the Company’s request, promptly deliver to the Company) any cash, Exchange Consideration or other property held by any of them for payment or delivery on the Notes that remain unclaimed two (2) years after the date on which such payment or delivery was due. After such delivery to the Company, the Trustee, the Paying Agent and the Exchange Agent will have no further liability to any Holder with respect to such cash, Exchange Consideration or other property, and Holders entitled to the payment or delivery of such cash, Exchange Consideration or other property must look to the Company for payment as a general creditor of the Company.

Section 10.03.     Reinstatement.
    If the Trustee, the Paying Agent or the Exchange Agent is unable to apply any cash or other property deposited with it pursuant to Section 10.01 because of any legal proceeding or any order or judgment of any court or other governmental authority that enjoins, restrains or otherwise prohibits such application, then the discharge of this Indenture pursuant to Section 10.01 will be rescinded; provided, however, that if the Company thereafter pays or delivers any cash or other property due on the Notes to the Holders thereof, then the Company will be subrogated to the rights of such Holders to receive such cash or other property from the cash or other property, if any, held by the Trustee, the Paying Agent or the Exchange Agent, as applicable.

Article 11. TRUSTEE
Section 11.01.     Duties of the Trustee.
(A)If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(B)Except during the continuance of an Event of Default:
(i)the duties of the Trustee will be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee; and
(ii)in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officer’s Certificates or Opinions of Counsel that are provided to the Trustee and conform to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(C)The Trustee may not be relieved from liabilities for its negligence or willful misconduct, except that:
(i)this paragraph will not limit the effect of Section 11.01(B);
(ii)the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(iii)the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.06.
(D)Each provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (A), (B) and (C) of this Section 11.01, regardless of whether such provision so expressly provides.
(E)No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.
(F)The Trustee will not be liable for interest on any money received by it, except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds, except to the extent required by law.
Section 11.02.     Rights of the Trustee.
(A)The Trustee may conclusively rely on any document that it believes to be genuine and signed or presented by the proper Person, and the Trustee need not investigate any fact or matter stated in such document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
(B)Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate, an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel; and the advice of such counsel, or any Opinion of Counsel, will constitute full and complete authorization of the Trustee to take or omit to take any action in good faith in reliance thereon without liability.
(C)The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any such agent appointed with due care.

(D)The Trustee will not be liable for any action it takes or omits to take in good faith and that it believes to be authorized or within the rights or powers vested in it by this Indenture.
(E)Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.
(F)The Trustee need not exercise any rights or powers vested in it by this Indenture at the request or direction of any Holder unless such Holder has offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense that it may incur in complying with such request or direction.
(G)The Trustee will not be responsible or liable for any punitive, special, indirect or consequential loss or damage (including lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(H)The permissive rights of the Trustee enumerated herein will not be construed as duties.
(I)The Trustee will not be required to give any bond or surety in respect of the execution of this Indenture or otherwise.
(J)The Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.
(K)The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
(L)The Trustee may request that the Issuers deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
Section 11.03.     Individual Rights of the Trustee.
    The Trustee, in its individual or any other capacity, may become the owner or pledgee of any Note and may otherwise deal with the Company or any of its Affiliates with the same rights that it would have if it were not Trustee; provided, however, that if the Trustee acquires a “conflicting interest” (within the meaning of Section 310(b) of the Trust Indenture Act), then it must eliminate such conflict within ninety (90) days or resign as Trustee. Each Note Agent will have the same rights and duties as the Trustee under this Section 11.03.

Section 11.04.     Trustee’s Disclaimer.
    The Trustee will not be (A) responsible for, and makes no representation as to, the validity or adequacy of this Indenture or the Notes; (B) accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture; (C) responsible for the use or application of any money received by any Paying Agent other than the Trustee; and (D) responsible for any statement or recital in this Indenture, the Notes or any other document relating to the sale of the Notes or this Indenture, other than the Trustee’s certificate of authentication.

Section 11.05.     Notice of Defaults.
    If a Default or Event of Default occurs and is continuing and is known to the Trustee, then the Trustee will send Holders a notice of such Default or Event of Default within ninety (90) days after it occurs or, if it is not known to the Trustee at such time, promptly (and in any event within ten (10) Business Days) after it becomes known to the Trustee; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of, or interest on, any Note, or an Event of Default in the payment or delivery of any Exchange Consideration upon Exchange of any Note, the Trustee may withhold such notice if and for so long as it in good faith determines that withholding such notice is in the interests of the Holders. The Trustee will not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless written notice thereof has been received by a Responsible Officer of the Trustee at the Corporate Trust Office, and such notice references the Notes and this Indenture and states on its face that a Default or Event of Default has occurred.

Section 11.06.     Compensation and Indemnity.
(A)The Issuers will, from time to time, pay the Trustee such compensation for its acceptance of this Indenture and services under this Indenture as the Issuers and the Trustee shall from time to time agree in writing. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. In addition to the compensation for the Trustee’s services, the Issuers will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
(B)The Issuers and the Guarantors, jointly and severally, will indemnify each of the Trustee, any predecessor Trustee and their agents, for and against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers (including this Section 11.06) and defending itself against any claim (whether asserted by the Issuers, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties under this Indenture, except to the extent any such loss, liability or expense is attributable to its negligence, bad faith or willful misconduct. The Trustee will promptly notify the Company of any claim for which it may seek indemnity, but the Trustee’s failure to so notify the Company will not relieve the Issuers and the Guarantors of their obligations under this Section 11.06(B), except to the extent the Issuers are materially prejudiced by such failure. The Issuers will defend such claim, and the Trustee will cooperate in such defense. If the Trustee is advised by counsel that it may have defenses available to it that are in conflict with the defenses available to the Issuers, or that there is an actual or potential conflict of interest, then the Trustee may retain separate counsel, and the Issuers will pay the reasonable fees and expenses of such counsel (including the reasonable fees and expenses of counsel to the Trustee incurred in evaluating whether such a conflict exists). The Issuers need not pay for any settlement of any such claim made without its consent, which consent will not be unreasonably withheld.
(C)The obligations of the Issuers and the Guarantors under this Section 11.06 will survive the resignation or removal of the Trustee and the discharge of this Indenture.
(D)To secure the Issuers’ and the Guarantors’ payment obligations in this Section 11.06, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, or interest on, particular Notes, which lien will survive the discharge of this Indenture.
(E)If the Trustee incurs expenses or renders services after an Event of Default pursuant to clause (x) or (xi) of Section 7.01(A) occurs, then such expenses and the compensation for such services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
Section 11.07.     Replacement of the Trustee.
(A)Notwithstanding anything to the contrary in this Section 11.07, a resignation or removal of the Trustee, and the appointment of a successor Trustee, will become effective only upon such successor Trustee’s acceptance of appointment as provided in this Section 11.07.
(B)The Trustee may resign at any time and be discharged from the trust created by this Indenture by so notifying the Company. The Holders of a majority in aggregate principal amount of the Notes then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:
(i)the Trustee fails to comply with Section 11.09;
(ii)the Trustee is adjudged to be bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(iii)a custodian or public officer takes charge of the Trustee or its property; or
(iv)the Trustee becomes incapable of acting.
(C)If the Trustee resigns or is removed, or if a vacancy exists in the office of the Trustee for any reason, then (i) the Company will promptly appoint a successor Trustee; and (ii) at any time within one (1) year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the Notes then outstanding may appoint a successor Trustee to replace such successor Trustee appointed by the Company.
(D)If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, then the retiring Trustee, the Company or the Holders of at least ten percent (10%) in aggregate principal amount of the Notes then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.
(E)If the Trustee, after written request by a Holder of at least six (6) months, fails to comply with Section 11.09, then such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(F)A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company, upon which notice the resignation or removal of the retiring Trustee will become effective and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will send notice of its succession to Holders. The retiring Trustee will, upon payment of all amounts due to it under this Indenture, promptly transfer all property held by it as Trustee to the successor Trustee, which property will, for the avoidance of doubt, be subject to the lien provided for in Section 11.06(D).
Section 11.08.     Successor Trustee by Merger, Etc.
    If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, then such corporation will become the successor Trustee without any further act.

Section 11.09.     Eligibility; Disqualification.
    There will at all times be a Trustee under this Indenture that is a corporation organized and doing business under the laws of the United States of America or of any state thereof, that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

Article 12. MISCELLANEOUS
Section 12.01.     Notices.
    Any notice or communication by the Company, the Co-Issuer or any Guarantor or the Trustee to the other will be deemed to have been duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission, electronic transmission or other similar means of unsecured electronic communication or overnight air courier guaranteeing next day delivery, or to the other’s address, which initially is as follows:
    If to the Company, the Co-Issuer or any Guarantor:
c/o Realogy Group LLC
175 Park Avenue
Madison, New Jersey 07940
Fax No.: (973) 407-7004
Attention: General Counsel

If to the Trustee:
The Bank of New York Mellon Trust Company, N.A.
500 Ross Street, 12th Floor
Pittsburgh, Pennsylvania 15262
Fax No.: (412) 234-7424
Attention: Corporate Trust Administration

    The Company, the Co-Issuer, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses (including facsimile numbers and electronic addresses) for subsequent notices or communications.

    All notices and communications (other than those sent to Holders) will be deemed to have been duly given: (A) at the time delivered by hand, if personally delivered; (B) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; (C) when receipt acknowledged, if transmitted by facsimile, electronic transmission or other similar means of unsecured electronic communication; and (D) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

    All notices or communications required to be made to a Holder pursuant to this Indenture must be made in writing and will be deemed to be duly sent or given in writing if mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to its address shown on the Register; provided, however, that a notice or communication to a Holder of a Global Note may, but need not, instead be sent pursuant to the Depositary Procedures (in which case, such notice will be deemed to be duly sent or given in writing). The failure to send a notice or communication to a Holder, or any defect in such notice or communication, will not affect its sufficiency with respect to any other Holder.

    If the Trustee is then acting as the Depositary’s custodian for the Notes, then, at the reasonable written request of the Company to the Trustee, the Trustee will cause any notice prepared by the Company to be sent to any Holder(s) pursuant to the Depositary Procedures, provided such request is evidenced in a Company Order delivered, together with the text of such notice, to the Trustee at least two (2) Business Days before the date such notice is to be so sent. For the avoidance of doubt, such Company Order need not be accompanied by an Opinion of Counsel. The Trustee will not have any liability relating to the contents of any notice that it sends to any Holder pursuant to any such Company Order.

    If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it will be deemed to have been duly given, whether or not the addressee receives it.

    Notwithstanding anything to the contrary in this Indenture or the Notes, (A) whenever any provision of this Indenture requires a party to send notice to another party, no such notice need be sent if the sending party and the recipient are the same Person acting in different capacities; and (B) whenever any provision of this Indenture requires a party to send notice to more than one receiving party, and each receiving party is the same Person acting in different capacities, then only one such notice need be sent to such Person.

Section 12.02.     Delivery of Officer’s Certificate and Opinion of Counsel as to Conditions Precedent.
    Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company will furnish to the Trustee:
(A)an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee that complies with Section 12.03 and states that, in the opinion of the signatory thereto, all conditions precedent and covenants, if any, provided for in this Indenture relating to such action have been satisfied; and
(B)an Opinion of Counsel (other than in connection with the initial authentication of Notes under this Indenture) in form and substance reasonably satisfactory to the Trustee that complies with Section 12.03 and states that, in the opinion of such counsel, all such conditions precedent and covenants, if any, have been satisfied.

Section 12.03.     Statements Required in Officer’s Certificate and Opinion of Counsel.
    Each Officer’s Certificate (other than an Officer’s Certificate pursuant to Section 3.03) or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture will include:
(A)a statement that the signatory thereto has read such covenant or condition;
(B)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained therein are based;
(C)a statement that, in the opinion of such signatory, he, she or it has made such examination or investigation as is necessary to enable him, her or it to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
(D)a statement as to whether, in the opinion of such signatory, such covenant or condition has been satisfied.
Section 12.04.     Rules by the Trustee, the Registrar and the Paying Agent.
    The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.05.     No Personal Liability of Directors, Officers, Employees and Stockholders.
    No past, present or future director, officer, employee, incorporator or stockholder of the Company, the Co-Issuer or any Guarantor, as such, will have any liability for any obligations of the Company, the Co-Issuer or any Guarantor under this Indenture, the Notes or the Guarantees for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

Section 12.06.     Governing Law; Waiver of Jury Trial.
    THIS INDENTURE, THE GUARANTEES AND THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE, THE GUARANTEES OR THE NOTES, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, THE CO-ISSUER, EACH GUARANTOR, EACH HOLDER (BY ITS ACCEPTANCE OF A NOTE) AND THE TRUSTEE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE, THE NOTES OR THE GUARANTEES.

Section 12.07.     Submission to Jurisdiction.
    Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated by this Indenture may be instituted in the federal courts of the United States of America located in The City of New York or the courts of the State of New York, in each case located in The City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in Section 12.01 will be effective service of process for any such suit, action or proceeding brought in any such court. Each of the Company, the Co-Issuer, each Guarantor the Trustee and each Holder (by its acceptance of any Note) irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

Section 12.08.     No Adverse Interpretation of Other Agreements.
    Neither this Indenture nor the Notes may be used to interpret any other indenture, note, loan or debt agreement of the Company or its Subsidiaries or of any other Person, and no such indenture, note, loan or debt agreement may be used to interpret this Indenture or the Notes.

Section 12.09.     Successors.
    All agreements of the Issuers and the Guarantors in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors.

Section 12.10.     Force Majeure.
    The Trustee and each Note Agent will not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility under this Indenture or the Notes by reason of any occurrence beyond its control (including, without limitation, any act or provision of any present or future law or regulation or governmental authority, act of God or war, civil unrest, local or national disturbance or disaster, act of terrorism or unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances).

Section 12.11.     U.S.A. PATRIOT Act.
    The Issuers acknowledge that, in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions, in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The Company agrees to provide the Trustee with such information as it may request to enable the Trustee to comply with the U.S.A. PATRIOT Act.

Section 12.12.     Calculations.
    Except as otherwise provided in this Indenture, the Company will be responsible for making all calculations called for under this Indenture or the Notes, including determinations of the Stock Price, the Last Reported Sale Price, the Daily VWAPs, the Daily Exchange Values, the Daily Net Settlement Amounts, the Daily Settlement Amounts, accrued interest on the Notes, any Additional Interest payable on the Notes and the Exchange Rate.

    The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of its calculations to the Trustee and the Exchange Agent, and each of the Trustee and the Exchange Agent may rely conclusively on the accuracy of the Company’s calculations without independent verification. The Trustee will promptly forward a copy of each such schedule to a Holder upon its written request therefor. For the avoidance of doubt, the Trustee and the Exchange Agent shall rely conclusively on the calculations and information provided to them by the Company as to Daily VWAPs, Stock Price, Last Reported Sale Price, the Daily Exchange Values, the Daily Net Settlement Amounts and the Daily Settlement Amounts, and the Trustee or the Exchange Agent shall not be charged with knowledge of or have any duties to monitor the Stock Price or any Observation Period. Neither the Trustee nor the Exchange Agent will not be obligated to make or confirm any calculations called for under this Indenture or the Notes.

Section 12.13.     Severability.
    If any provision of this Indenture or the Notes is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of this Indenture or the Notes will not in any way be affected or impaired thereby.

Section 12.14.     Counterparts.
    The parties may sign any number of copies of this Indenture. Each signed copy will be an original, and all of them together represent the same agreement. Delivery of an executed counterpart of this Indenture by facsimile, electronically in portable document format or in any other format will be effective as delivery of a manually executed counterpart.

Section 12.15.     Table of Contents, Headings, Etc.
    The table of contents and the headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions of this Indenture.

Section 12.16.     Withholding Taxes.
    Each Holder of a Note agrees, and each beneficial owner of an interest in a Global Note, by its acquisition of such interest, is deemed to agree, that if the Company or other applicable withholding agent (including the Trustee) pays withholding taxes or backup withholding on behalf of such Holder or beneficial owner as a result of an adjustment or the non-occurrence of an adjustment to the Exchange Rate, then the Company or such withholding agent, as applicable, may, at its option, withhold from or set off such payments against payments of cash or the delivery of other Exchange Consideration on such Note, any payments on the Common Stock or sales proceeds received by, or other funds or assets of, such Holder or the beneficial owner of such Note.

Section 12.17.     Foreign Account Tax Compliance Act (FATCA)
    In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”) that a foreign financial institution, issuer, trustee, paying agent, holder or other institution is or has agreed to be subject to related to this Indenture, the Company agrees (i) upon reasonable written request of The Bank of New York Mellon Trust Company, N.A., to use commercially reasonable efforts to provide to The Bank of New York Mellon Trust Company, N.A. sufficient information about holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) so The Bank of New York Mellon Trust Company, N.A. can determine whether it has tax related obligations with respect to this Indenture under Applicable Law, and (ii) that The Bank of New York Mellon Trust Company, N.A. may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by Applicable Law from payments hereunder without any liability therefor. The terms of this Section 12.17 shall survive the termination of this Indenture.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

    IN WITNESS WHEREOF, the parties to this Indenture have caused this Indenture to be duly executed as of the date first written above.

REALOGY GROUP LLC

By: /s/ Charlotte C. Simonelli
Name:    Charlotte C. Simonelli
Title:     Executive Vice President, Chief Financial Officer and Treasurer

REALOGY CO-ISSUER CORP.

By: /s/ Charlotte C. Simonelli
Name:    Charlotte C. Simonelli
Title:     Executive Vice President and Treasurer

REALOGY HOLDINGS CORP.

By: /s/ Charlotte C. Simonelli
Name:    Charlotte C. Simonelli
Title:     Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to Indenture]

REALOGY INSURANCE AGENCY, INC.
REALOGY OPERATIONS LLC
REALOGY SERVICES GROUP LLC
REALOGY SERVICES VENTURE PARTNER LLC

By: /s/ Charlotte C. Simonelli
Name:    Charlotte C. Simonelli
Title:     Executive Vice President and Treasurer
[Signature Page to Indenture]

CARTUS CORPORATION

By: /s/ Eric J. Barnes
Name:     Eric J. Barnes
Title:    Chief Financial Officer
[Signature Page to Indenture]

CASE TITLE COMPANY
CORNERSTONE TITLE COMPANY
EQUITY TITLE COMPANY
EQUITY TITLE MESSENGER SERVICE HOLDING LLC
GUARDIAN HOLDING COMPANY
LAKECREST TITLE, LLC
LAND TITLE AND ESCROW, INC.
SECURED LAND TRANSFERS LLC
TITLE RESOURCE GROUP AFFILIATES HOLDINGS LLC
TITLE RESOURCE GROUP HOLDINGS LLC
REALOGY TITLE GROUP LLC
TITLE RESOURCE GROUP SETTLEMENT SERVICES, LLC
TRG MARYLAND HOLDINGS LLC
TRG SETTLEMENT SERVICES, LLP
TRG VENTURE PARTNER LLC

By: /s/ Charlotte C. Simonelli
Name:    Charlotte C. Simonelli
Title:    Executive Vice President and Treasurer

[Signature Page to Indenture]

BETTER HOMES AND GARDENS REAL ESTATE LICENSEE LLC
BETTER HOMES AND GARDENS REAL ESTATE LLC
CENTURY 21 REAL ESTATE LLC
CGRN, INC.
CLIMB FRANCHISE SYSTEMS LLC
COLDWELL BANKER LLC
COLDWELL BANKER REAL ESTATE LLC
CORCORAN GROUP LLC
ERA FRANCHISE SYSTEMS LLC
ONCOR INTERNATIONAL LLC
REALOGY FRANCHISE GROUP LLC
REALOGY GLOBAL SERVICES LLC
REALOGY LEAD MANAGEMENT SERVICES, LLC
REALOGY LICENSING LLC
SOTHEBY’S INTERNATIONAL REALTY AFFILIATES LLC
SOTHEBY’S INTERNATIONAL REALTY LICENSEE LLC
ZAPLABS LLC

By: /s/ Charlotte C. Simonelli
Name:    Charlotte C. Simonelli
Title:    Executive Vice President and Treasurer

[Signature Page to Indenture]

ALPHA REFERRAL NETWORK LLC
BURGDORFF LLC
BURNET REALTY LLC
CAREER DEVELOPMENT CENTER, LLC
CB COMMERCIAL NRT PENNSYLVANIA LLC
CDRE TM LLC
CLIMB REAL ESTATE, INC.
CLIMB REAL ESTATE LLC
COLDWELL BANKER COMMERCIAL PACIFIC PROPERTIES LLC
COLDWELL BANKER PACIFIC PROPERTIES LLC
COLDWELL BANKER REAL ESTATE SERVICES LLC
COLDWELL BANKER RESIDENTIAL BROKERAGE COMPANY
COLDWELL BANKER RESIDENTIAL BROKERAGE LLC
COLDWELL BANKER RESIDENTIAL REAL ESTATE LLC
COLDWELL BANKER RESIDENTIAL REFERRAL NETWORK
COLDWELL BANKER RESIDENTIAL REFERRAL NETWORK, INC.
REALVITALIZE INC.
REALVITALIZE LLC.
COLORADO COMMERCIAL, LLC
ESTATELY, INC.
HFS.COM CONNECTICUT REAL ESTATE LLC
HFS.COM REAL ESTATE INCORPORATED
HFS.COM REAL ESTATE LLC
HFS LLC
HOME REFERRAL NETWORK LLC
JACK GAUGHEN LLC
MARTHA TURNER PROPERTIES, L.P.
MARTHA TURNER SOTHEBY’S INTERNATIONAL REALTY REFERRAL COMPANY LLC

By: /s/ Charlotte C. Simonelli
Name:    Charlotte C. Simonelli
Title:    Executive Vice President and Treasurer

[Signature Page to Indenture]

MTPGP, LLC
NRT ARIZONA COMMERCIAL LLC
NRT ARIZONA LLC
NRT ARIZONA REFERRAL LLC
NRT CALIFORNIA INCORPORATED
NRT CAROLINAS LLC
NRT CAROLINAS REFERRAL NETWORK LLC
NRT COLORADO LLC
NRT COLUMBUS LLC
NRT COMMERCIAL LLC
NRT DEVELOPMENT ADVISORS LLC
NRT DEVONSHIRE LLC
NRT DEVONSHIRE WEST LLC
NRT FLORIDA LLC
NRT HAWAII REFERRAL, LLC
REALOGY BROKERAGE GROUP LLC
NRT MID-ATLANTIC LLC
NRT MISSOURI LLC
NRT MISSOURI REFERRAL NETWORK LLC
NRT NEW ENGLAND LLC
NRT NEW YORK LLC
NRT NORTHFORK LLC
NRT PHILADELPHIA LLC
NRT PITTSBURGH LLC

By: /s/ Charlotte C. Simonelli
Name:    Charlotte C. Simonelli
Title:    Executive Vice President and Treasurer

[Signature Page to Indenture]

NRT QUEENS LLC
NRT REFERRAL NETWORK LLC
NRT RELOCATION LLC

By: /s/ Charlotte C. Simonelli
Name: Charlotte C. Simonelli
Title: Executive Vice President and Treasurer
[Signature Page to Indenture]

NRT REOEXPERTS LLC
NRT SUNSHINE INC
NRT TEXAS LLC
NRT UTAH LLC
NRT VACATION RENTALS ARIZONA LLC
NRT VACATION RENTALS CALIFORNIA, INC.
NRT VACATION RENTALS DELAWARE LLC
NRT VACATION RENTALS FLORIDA LLC
NRT VACATION RENTALS MARYLAND LLC
NRT WEST, INC.
NRT ZIPREALTY LLC
REAL ESTATE REFERRAL LLC
REAL ESTATE REFERRALS LLC
REAL ESTATE SERVICES LLC
REFERRAL ASSOCIATES OF NEW ENGLAND LLC
REFERRAL NETWORK LLC
REFERRAL NETWORK, LLC
REFERRAL NETWORK PLUS, INC.
SOTHEBY’S INTERNATIONAL REALTY GLOBAL DEVELOPMENT ADVISORS LLC
SOTHEBY’S INTERNATIONAL REALTY, INC.
SOTHEBY’S INTERNATIONAL REALTY REFERRAL COMPANY INC. (CA)
SOTHEBY’S INTERNATIONAL REALTY REFERRAL COMPANY, LLC (DE)
THE SUNSHINE GROUP, LTD.

By: /s/ Charlotte C. Simonelli
Name: Charlotte C. Simonelli
Title:     Executive Vice President and Treasurer

[Signature Page to Indenture]

The Bank of New York Mellon Trust Company, N.A., as the Trustee

By:    /s/Mitchell L. Brumwell
Name:    Mitchell L. Brumwell
Title:    Vice President

[Signature Page to Indenture]

EXHIBIT A

FORM OF NOTE

[Insert Global Note Legend, if applicable]

[Insert Restricted Note Legend, if applicable]

[Insert Affiliate Resale Legend]

Realogy Group LLC
Realogy Co-Issuer Corp.

0.25% Exchangeable Senior Note due 2026

CUSIP No.:    [___][Insert for a “restricted” CUSIP number: *]    Certificate No. [___]
ISIN No.:    [___][Insert for a “restricted” ISIN number: *]

    Realogy Group LLC, a Delaware limited liability company, and Realogy Co-Issuer Corp., a Florida corporation, for value received, promises to pay to [Cede & Co.], or its registered assigns, the principal sum of [___] dollars ($[___]) [(as revised by the attached Schedule of Exchanges of Interests in the Global Note)]† on June 15, 2026 and to pay interest thereon, as provided in the Indenture referred to below, until the principal and all accrued and unpaid interest are paid or duly provided for.

Interest Payment Dates:    June 15 and December 15 of each year, commencing on [date].

Regular Record Dates:    June 1 and December 1.

    Additional provisions of this Note are set forth on the other side of this Note.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

____
* This Note will be deemed to be identified by CUSIP No. [___] and ISIN No. [___] from and after such time when the Company delivers, pursuant to Section 2.12 of the within-mentioned Indenture, written notice to the Trustee of the deemed removal of the Restricted Note Legend affixed to this Note.

† Insert bracketed language for Global Notes only.

    IN WITNESS WHEREOF, each of Realogy Group LLC and Realogy Co-Issuer Corp. has caused this instrument to be duly executed as of the date set forth below.

Realogy Group LLC

Date:                By:
Name:
Title:

Realogy Co-Issuer Corp.

Date:                By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

The Bank of New York Mellon Trust Company, N.A., as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

Date:                By:
    Authorized Signatory

Realogy Group LLC
Realogy Co-Issuer Corp.

0.25% Exchangeable Senior Note due 2026

    This Note is one of a duly authorized issue of notes of Realogy Group LLC, a Delaware limited liability company (the “Company”), and Realogy Co-Issuer Corp., a Florida corporation (the “Co-Issuer”) designated as their 0.25% Exchangeable Senior Notes due 2026 (the “Notes”), all issued or to be issued pursuant to an indenture, dated as of June 2, 2021 (as the same may be amended from time to time, the “Indenture”), among the Company, the Co-Issuer, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee. Capitalized terms used in this Note without definition have the respective meanings ascribed to them in the Indenture.

    The Indenture sets forth the rights and obligations of the Company, the Co-Issuer, the Guarantors, the Trustee and the Holders and the terms of the Notes and the Guarantees. Notwithstanding anything to the contrary in this Note, to the extent that any provision of this Note conflicts with the provisions of the Indenture, the provisions of the Indenture will control.

1.Interest. This Note will accrue interest at a rate and in the manner set forth in Section 2.05 of the Indenture. Stated Interest on this Note will begin to accrue from, and including, [date].

2.Maturity. This Note will mature on June 15, 2026, unless earlier repurchased, redeemed or Exchanged.

3.Guarantees. The Issuers’ obligations under the Indenture and the Notes are fully and unconditionally guaranteed by the Guarantors as provided in Article 9 of the Indenture. The Holdings Guarantee is subordinated to Holdings Senior Indebtedness on the terms and subject to the conditions set forth in the Indenture. To the extent provided in the Indenture, Holdings Senior Indebtedness must be paid before the Holdings Guarantee may be paid. The Issuers agree, and each Holder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorize the Trustee to give effect thereto and appoint the Trustee as attorney-in-fact for such purpose.

4.Method of Payment. Cash amounts due on this Note will be paid in the manner set forth in Section 2.04 of the Indenture.

5.Persons Deemed Owners. The Holder of this Note will be treated as the owner of this Note for all purposes.

6.Denominations; Transfers and Exchanges. All Notes will be in registered form, without coupons, in principal amounts equal to any Authorized Denominations. Subject to the terms of the Indenture, the Holder of this Note may transfer or exchange this Note by presenting it to the Registrar and delivering any required documentation or other materials.

7.Right of Holders to Require the Company to Repurchase Notes upon a Fundamental Change. If a Fundamental Change occurs, then each Holder will have the right to require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) for cash in the manner, and subject to the terms, set forth in Section 4.02 of the Indenture.

8.Right of the Company to Redeem the Notes. The Company will have the right to redeem the Notes for cash in the manner, and subject to the terms, set forth in Section 4.03 of the Indenture.

9.Exchange. The Holder of this Note may Exchange this Note into Exchange Consideration in the manner, and subject to the terms, set forth in Article 5 of the Indenture.

10.When the Company May Merge, Etc. Article 6 of the Indenture places limited restrictions on the Company’s ability to be a party to a Business Combination Event.

11.Defaults and Remedies. If an Event of Default occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding may (and, in certain circumstances, will automatically) become due and payable in the manner, and subject to the terms, set forth in Article 7 of the Indenture.

12.Amendments, Supplements and Waivers. The Company, the Guarantors and the Trustee may amend or supplement the Indenture, the Notes or the Guarantees or waive compliance with any provision of the Indenture, the Notes or the Guarantees in the manner, and subject to the terms, set forth in Section 7.05 and Article 8 of the Indenture.

13.No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator or stockholder of the Company, the Co-Issuer or any Guarantor, as such, will have any liability for any obligations of the Company, the Co-Issuer or any Guarantor under the Indenture, the Notes or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

14.Authentication. No Note will be valid until it is authenticated by the Trustee. A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually or electronically signs the certificate of authentication of such Note.

15.Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).

16.Governing Law. THIS NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

* * *

    To request a copy of the Indenture, which the Company will provide to any Holder at no charge, please send a written request to the following address:
c/o Realogy Group LLC
175 Park Avenue
Madison, New Jersey 07940
Fax No.: (973) 407-7004
Attention: General Counsel

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE1

INITIAL PRINCIPAL AMOUNT OF THIS GLOBAL NOTE: $[___]

The following exchanges, transfers or cancellations of this Global Note have been made:

Date	Amount of Increase (Decrease) in Principal Amount of this Global Note	Principal Amount of this Global Note After Such Increase (Decrease)	Signature of Authorized Signatory of Trustee

1    Insert for Global Notes only.

EXCHANGE NOTICE

Realogy Holdings LLC
Realogy Co-Issuer Corp.

0.25% Exchangeable Senior Notes due 2026

Subject to the terms of the Indenture, by executing and delivering this Exchange Notice, the undersigned Holder of the Note identified below directs the Company to Exchange (check one):
    the entire principal amount of

    $                     2 aggregate principal amount of

the Note identified by CUSIP No.                       and Certificate No.                      .

The undersigned acknowledges that if the Exchange Date of a Note to be Exchanged is after a Regular Record Date and before the next Interest Payment Date, then such Note, when surrendered for Exchange, must, in certain circumstances, be accompanied with an amount of cash equal to the interest that would have accrued on such Note to, but excluding, such Interest Payment Date.

Date:
    (Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

    Participant in a Recognized Signature
    Guarantee Medallion Program

By:
    Authorized Signatory

2    Must be an Authorized Denomination.

FUNDAMENTAL CHANGE REPURCHASE NOTICE

Realogy Holdings LLC
Realogy Co-Issuer Corp.

0.25% Exchangeable Senior Notes due 2026

Subject to the terms of the Indenture, by executing and delivering this Fundamental Change Repurchase Notice, the undersigned Holder of the Note identified below is exercising its Fundamental Change Repurchase Right with respect to (check one):
    the entire principal amount of

    $                     3 aggregate principal amount of

the Note identified by CUSIP No.                       and Certificate No.                      .

The undersigned acknowledges that this Note, duly endorsed for transfer, must be delivered to the Paying Agent before the Fundamental Change Repurchase Price will be paid.

Date:
    (Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

    Participant in a Recognized Signature
    Guarantee Medallion Program

By:
    Authorized Signatory

3    Must be an Authorized Denomination.

ASSIGNMENT FORM

Realogy Holdings LLC
Realogy Co-Issuer Corp.

0.25% Exchangeable Senior Notes due 2026

Subject to the terms of the Indenture, the undersigned Holder of the Notes identified below assigns (check one):
    the entire principal amount of

    $                     4 aggregate principal amount of

the Notes identified by CUSIP No.                       and Certificate No.                      , and all rights thereunder, to:
Name:

Address:

Social security or tax id. #:

and irrevocably appoints:

as agent to transfer the within Note on the books of the Company. The agent may substitute another to act for him/her.

Date:
    (Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

    Participant in a Recognized Signature
    Guarantee Medallion Program

By:
    Authorized Signatory
4    Must be an Authorized Denomination.

TRANSFEROR ACKNOWLEDGMENT

If the within Note bears a Restricted Note Legend, the undersigned further certifies that (check one):
1.        Such Transfer is being made to the Company, the Parent Guarantor or a Subsidiary of the Company.

2.        Such Transfer is being made pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of the Transfer.

3.        Such Transfer is being made pursuant to, and in accordance with, Rule 144A under the Securities Act, and, accordingly, the undersigned further certifies that the within Note is being transferred to a Person that the undersigned reasonably believes is purchasing the within Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A. If this item is checked, then the transferee must complete and execute the acknowledgment contained on the next page.

4.        Such Transfer is being made pursuant to, and in accordance with, any other available exemption from the registration requirements of the Securities Act (including, if available, the exemption provided by Rule 144 under the Securities Act).

Dated:

    (Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

    (Participant in a Recognized Signature
    Guarantee Medallion Program)

By:
    Authorized Signatory

TRANSFEREE ACKNOWLEDGMENT

The undersigned represents that it is purchasing the within Note for its own account, or for one or more accounts with respect to which the undersigned exercises sole investment discretion, and that and the undersigned and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act. The undersigned acknowledges that the transferor is relying, in transferring the within Note on the exemption from the registration and prospectus-delivery requirements of the Securities Act of 1933, as amended, provided by Rule 144A and that the undersigned has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A.

Dated:

    (Name of Transferee)

By:
Name:
Title:

EXHIBIT B-1

FORM OF RESTRICTED NOTE LEGEND

THE OFFER AND SALE OF THIS NOTE AND THE SHARES OF COMMON STOCK, IF ANY, ISSUABLE UPON EXCHANGE OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
(1)    REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT; AND

(2)    AGREES FOR THE BENEFIT OF REALOGY GROUP LLC (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT ONLY:
(A)    TO REALOGY HOLDINGS CORP., THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B)    PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT;

(C)    TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT;

(D)    PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT; OR

(E)    PURSUANT TO ANY OTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

BEFORE THE REGISTRATION OF ANY SALE OR TRANSFER IN ACCORDANCE WITH (2)(C), (D) OR (E) ABOVE, THE COMPANY, THE TRUSTEE AND THE REGISTRAR RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATES OR OTHER DOCUMENTATION OR EVIDENCE AS THEY MAY REASONABLY REQUIRE IN ORDER TO DETERMINE THAT THE PROPOSED SALE OR TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF
B1-1

ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.5

5    This paragraph and the immediately preceding paragraph will be deemed to be removed from the face of this Note at such time when the Company delivers written notice to the Trustee of such deemed removal pursuant to Section 2.12 of the within-mentioned Indenture.
B1-2

EXHIBIT B-2

FORM OF GLOBAL NOTE LEGEND

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS THE OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE 2 OF THE INDENTURE HEREINAFTER REFERRED TO.

B1-3

EXHIBIT B-3

FORM OF AFFILIATE RESALE LEGEND

ANY AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY THAT ACQUIRES THIS NOTE OR ANY SHARE OF COMMON STOCK ISSUED UPON EXCHANGE OF THIS NOTE (OR ANY INTEREST IN ANY OF THE FOREGOING) MAY NOT RESELL SUCH NOTE OR SHARE (OR INTEREST THEREIN), AS APPLICABLE, UNLESS IN A TRANSACTION THAT IS REGISTERED UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IN A TRANSACTION IMMEDIATELY FOLLOWING WHICH SUCH RESOLD NOTE OR SHARE (OR INTEREST THEREIN), AS APPLICABLE, IS NOT A “RESTRICTED SECURITY” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT).

B3-1